As filed with the Securities and Exchange Commission on October 31, 2000
                            Registration No. 333-____
 ==============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.


                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                       MAGNITUDE INFORMATION SYSTEMS, INC.
                 (Name of small business issuer in its charter)
                              --------------------
           Delaware                      7372                    75-2228828
(State or other jurisdiction of  (Primary Standard Industrial (I.R.S. Employer
incorporation or organization)   Classification Code Number) Identification No.)
                              ---------------------
                  401 State Route 24, Chester, New Jersey 07930
                                 (908) 879-2722
        (Address and telephone number of principal executive offices and place of business)

                                 Steven D. Rudnik
                  401 State Route 24, Chester, New Jersey 07930
                                 (908) 879-2722
           (Name, address and telephone number of agent for service)

                                With Copies To:
                             Joseph J. Tomasek, Esq.
                            75-77 North Bridge Street
                          Somerville, New Jersey 08876
                                 (908) 429-0030

 APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

         If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ] ____________.

         If this form is a  post-effective  amendment filed pursuant to Rule 462
(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ] ____________.

         If this form is a  post-effective  amendment filed pursuant to Rule 462
(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ] ____________.

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         Calculation Of Registration Fee

===============================================================================
                  PROPOSED          PROPOSED   PROPOSED
 TITLE OF          MAXIMUM           MAXIMUM    MAXIMUM
SECURITIES         AMOUNT           OFFERING   AGGREGATE
  TO BE             TO BE           PRICE PER   OFFERING        AMOUNT OF
REGISTERED(1)     REGISTERED          SHARE      PRICE       REGISTRATION FEE

-------------------------------------------------------------------------------
                   Up to
Common Stock    2, 386,364 shares(1)  (2)    $1,715,199          $519.76
$.0001 par value per share
                   Up to
Common Stock    1,193,181 shares(3)   (3)    $   857,599(1)       $259.88
$.0001 par value per share
                   Up to
Total           3,579,545 shares(1)           $2,572,798(1)       $799.64
-------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the registration fee required by Section 6(B) Of the Securities Act and computed pursuant to Rule 457(C) under the Securities Act Based upon the average of the high and low prices of the Common Stock on October 24, 2000 as reported on the Electronic Bulletin Board Over-The-Counter Market maintained by The National Association Of Securities Dealers, Inc.

2)       The price per common share to be paid by Torneaux Fund Ltd.
         will vary based on a formula described in the common stock purchase agreement we signed with Torneaux and is described elsewhere in this registration statement.

(3) The remainder of the shares to be registered are issuable upon the exercise of warrants to purchase common stock. The warrants are issuable to Torneaux from time to time when Magnitude exercises its right to sell shares of common stock to Torneaux pursuant to a draw down. The exercise price of the warrants will be equal to 115% of the price per share paid by Torneaux upon a draw down.


                               ----------------------



THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(A), MAY DETERMINE.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL AND COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prospectus

                       Magnitude Information Systems, Inc.

                             3,579,545 Common Shares

o The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

o This prospectus relates to the resale by the selling stockholder, Torneaux Fund Ltd.. of up to 3,579,545 shares of our common stock. The selling stockholder may sell common stock from time to time in the principal market in which our stock is traded at the prevailing market price or in negotiated transactions.

o We will not receive any proceeds from the sale of the shares by the selling stockholder. However, we will receive the sale price of any common stock that we sell to Torneaux under the common stock purchase agreement described in this prospectus or upon the exercise for cash of the warrants issuable to Torneaux when exercised. We will pay the costs of registering the shares under this prospectus, including legal fees.

o Our common stock is traded in the over-the-counter market and quoted on the OTC Bulletin Board under the symbol "MAGY". On October 24, 2000 the average of the high and low price of our common stock was $.71 per share as reported on the OTC Bulletin Board.

o Investing in the common stock involves a high degree of risk. You should invest in the common stock only if you can afford to lose your entire investment. See "Risk Factors" beginning at page 8 of this prospectus.












                 The date of this prospectus is __________, 2000

     Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided by the prospectus is accurate as of any date other than the date on the front of this prospectus.

      The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

                                Table Of Contents

                                                                      Page
---------------------------------------------------------------------------
Forward Looking Statements..............................................4
Prospectus Summary .....................................................5
Summary Consolidated Financial Data ....................................7
Risk Factors ...........................................................8
The Offering...........................................................14
Use of Proceeds .......................................................15
Price Range of Common Stock ...........................................15
Dividend Policy .......................................................15
Management's Discussion and Analysis of Financial Condition and
   results of Operations ..............................................16
Business ..............................................................25
Management ............................................................33
Certain Transactions ..................................................38
Principal Stockholders ................................................39
Selling Stockholder ...................................................41
Plan of Distribution ..................................................42
Description of Capital Stock ..........................................44
Legal Matters .........................................................46
Additional Information ................................................47
Index to Financial Statements .........................................48

                           Forward Looking Statements

         When  used in this  Prospectus,  the  words  or  phrases  "will  likely result," "are expected to," "will continue," "is anticipated," "estimate," "projected," "intends to" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including but not limited to economic conditions, changes in laws or regulations, the Company's history of operating losses, demand for its software products and services, newly developed technologies and software, regulatory matters, protection of technology, lack of industry standards, the ability to obtain contracts and licensing sales, the effects of competition and the ability of the Company to obtain additional financing. Such factors, which are discussed in "Risk Factors," "Business" and "Management's Discussion and
Analysis of Financial Condition and Results of Operations" and the notes to consolidated financial statements, could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with undue reliance on any such forward-looking statements, which speak only as of the date made. See "Risk Factors," "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Prospectus Summary


         This summary highlights information that we present more fully in the rest of this prospectus. You should read the entire prospectus carefully.

                       Magnitude Information Systems, Inc.

         All references to "Magnitude Information Systems, Inc.", "Magnitude" or the "Company" , refers to us or we throughout this prospectus. Our primary product is an integrated suite of proprietary software modules marketed under the name "ErgoManagerTM" which are designed to help individual computer users and businesses increase productivity and reduce the risk of potentially preventable repetitive stress injuries, referred to as "RSI". These software modules can be applied individually or together in a comprehensive ergonomic and early intervention program that seeks to modify a user's behavior by monitoring computer usage patterns over time and warning the user when to break a dangerous trend in repetitive usage of an input device, such as a keyboard or mouse. The product was developed to train people working on computers, monitor computer-use related activities and evaluate a user's risk exposure and propensity towards injury or loss of effectiveness in connection with his/her day-to-day work. Moreover, the software enables a company to not only address the issue of health risks involving employees and to minimize resulting potential liabilities, but delivers a powerful tool to increase overall productivity.

Background

         On June 24, 1997, the Company entered into an acquisition agreement whereby it acquired substantially all of the outstanding stock of Proformix, Inc., a Delaware corporation and manufacturer of ergonomic keyboarding systems.Proformix, Inc. in November 1998 changed its name to Magnitude, Inc. and is hereafter referred to as Magnitude, Inc. The business combination took the form of a reverse acquisition. The Company and Magnitude, Inc. remain as two separate legal entities whereby Magnitude, Inc. operates as a subsidiary of Magnitude Information Systems, Inc.. The operations of the newly combined entity are currently comprised solely of the operations of Magnitude, Inc.

         On February 2, 1998, the Company entered into an Agreement and Plan of Merger with Rolina Corporation, a privately held New Jersey software developing firm, and on April 30, 1998, into an Asset Purchase Agreement with Vanity Software Publishing Co., a Canadian developer of specialized software, whereby the Company, in return for payments in form of cash and equity, acquired the rights to certain software products and related assets, with such software products subsequently forming the basis for the further development during the year of the Company's proprietary ErgoManagerTM software product.

         On November 18, 1998, the Company and its wholly owned subsidiary Magnitude, Inc. entered into an Asset Purchase Agreement and several related agreements with 1320236 Ontario Inc., a publicly traded Canadian designer, manufacturer and distributor of office furniture, pursuant to which it acquired Magnitude, Inc.'s hardware product line comprised of ergonomic keyboard platform products and accessories, and all related inventory and production tooling and warehousing assets, and all intellectual property rights including the Proformix name, against a cash consideration and certain royalty payments on OS' sales of the Proformix hardware products. With the sale of the hardware product line, the Company's business is now focused exclusively on the further development and marketing of its new software products. This development comes against the backdrop of the issuance of a patent by the US Patent and Trademark Office on the Company's patent application for certain design principles underlying its ErgoManagerTM software.

                              The Offering Summary


Total shares of common stock
outstanding as of  June 30,
2000............................ 15,479,163

Shares of common stock being
offered forresale by the selling
stockholder..................... Up to 3,579,545 shares, assuming the sale of all of the shares registered in connection with the common stock purchase agreement and exercise of all warrants by the selling stockholder.

Offering Price.................. Market price or negotiated prices at the time of resale.

Use of Proceeds................. We will not receive any of the proceeds of the shares offered by the selling stockholder. Any proceeds we receive from our sales of common stock to Torneaux Fund Ltd. and the exercise of warrants working capital and other general corporate purposes.

OTC Bulletin Board
Symbol.......................... MAGY

                       Summary Consolidated Financial Data

         This summary of consolidated financial data has been derived from our annual and interim consolidated financial statements included elsewhere in this prospectus. You should read this information in conjunction with those financial statements, and notes thereto, along with the section entitled "Management's Discussion and Analysis of Financial Condition."


                                                                                     Six months
                                               Year Ended December 31,            ended June 30
                                          --------------------------------       -----------------
Consolidated Statement of Operations            1998               1999                   2000
Data:                                      -----------         ---------          -----------------
                                                                                      (Unaudited)
Revenue                                     $2,926,455        $  263,553                $   348,003

Loss from operations                         2,588,762       (2,642,989)                 (1,474,583)

Net Loss                                    (2,530,909)      (2,391,948)                 (1,594,527)

Loss per Share

         Basic                                   (0.58)           (0.28)                      (0.11)

         Diluted                                 (0.58)           (0.28)                      (0.11)

Working Capital (deficiency)                 (2,145,611)      (3,541,257)                  (110.594)

Total Assets                                  2,098,207        2,220,223                  2,703,130

Stockholders' Equity (impairment)            (2,061,872)      (2,280,945)                   826,314



Consolidated Balance Sheet Data:                         As of June 30, 2000
                                                      -------------------------
                                                             (Unaudited)

Cash and cash equivalents................................ $    401,121

Working Capital (deficiency).............................     (110,594)

Total Assets.............................................    2,703,130

Total Liabilities........................................    1,876,816

Stockholders' Equity.....................................      826,314

Risk Factors


         You should carefully consider the risks described below when evaluating your ownership of the Magnitude common stock. The risks and uncertainties described below are not the only ones Magnitude faces. Additional risks and uncertainties we are presently not aware of or that we currently consider immaterial may also impair Magnitude's business operations.

         If any of the following risks actually occurs, Magnitude's business, financial condition or results of operations could be materially adversely affected. In such case, the trading price of the Magnitude common stock could decline significantly.

We Continue to Suffer Losses and We Are Not Profitable.

         We have a history of losses and if we do not achieve profitability we may not be able to continue our business in the future. We have incurred substantial operating losses since our inception, which has resulted in an accumulated deficit of approximately $11,298,013 as of December 31, 1999 of which approximately $7 million are attributable to its discontinued hardware product line. For the fiscal years ended December 31, 1999 and 1998, we incurred losses of $2,391,948 and $2,530,909, respectively. For the six month period ended, June 30, 2000, we had additional losses of $1,594,527. We have financed our operations primarily through the sales of equity and debt securities. Our expense levels are high and our revenues are difficult to predict. We anticipate incurring additional losses until we increase our client base and revenues. We may never achieve or sustain significant revenues or profitability. If we are unable to achieve increased revenues, we will continue to have losses and may not be able to continue our operations.

We Will Need  Additional Financing.

         We could be required to cut back or stop operations if we are unable to raise or obtain needed funding. Our ability to continue operations will depend on our positive cash flow, if any, from future operations or our ability to raise additional funds through equity or debt financing. In February, 2000 we received a firm commitment for private financing of $3.0 million of equity in order to obtain the working capital necessary to continue to finance our operations and execute our business plan. Although we anticipate that future revenues and our current cash balance will be sufficient to fund our current operations and capital requirements for the current fiscal year, we cannot give you any assurance that we will not need additional funds before such time. On October 6, 2000, we signed an agreement with Torneaux Fund Ltd., a Bahamian Island based company that may permit us to sell between $1.2 million and $4.2 million worth of our common shares, at our option and at discounts ranging from 9.5% to 12% of the average market price of our common shares, depending upon our successful registration of additional Company common shares under federal securities laws and depending upon the prevailing market price of our common stock. Other than this possibility to sell additional equity and obtain funds, we have no current arrangements for additional financing and we may not be able to obtain additional financing on commercially reasonable terms, if at all. We could be required to cut back or stop operations if we are unable to raise or obtain funds when needed.

Our Business is New and We Have Had Limited Sales of Our Products.

         We have a limited operating history as a software product company and have made only limited sales of our products. Our total revenues for software sales and licenses for the years ended December 31, 1999 and 1998 were approximately $260,703 and $72,486, respectively. For the six month period ended June 30, 2000 we have revenues of only $348,003.

Our Software Products Are Untested in the Marketplace.

         Our revenues depend on sales of our specialized software products and we are uncertain whether there will be broad market acceptance of these products. Our revenue growth for the foreseeable future is largely dependent upon increased sales of our ErgoManagerTMsuite of software products. Since the introduction of our ErgoManagerTM software products in November, 1998 and through December 31, 1999 revenue from our software products has been approximately $270,000 (prior to this time, we had sales of approximately $63,000 based upon a predecessor version of the ErgoManagerTM software}. For the six month period ended June 30, 2000, we had revenues from the sales of software product licenses of $329,342. Our future financial performance will depend upon the successful introduction and customer acceptance of our ErgoManagerTM software products as well as the development of new and enhanced versions of this product as well as other related software products that may be developed in the future. Revenue from products such as ErgoManagerTM depend on a number of factors, including the influence of market competition, technological changes in the ergonomic workplace market, our ability to design, develop and introduce enhancements on a timely basis and our ability to successfully establish and maintain distribution channels. If we fail to achieve broad market acceptance of our ErgoManagerTM products, it would have a material adverse effect on our business, operating results and financial condition.

We Do Not Have A Sales Distribution Network or Strategic Sales Partners.

         Inability to enter into strategic relationships with indirect channel partners could have a material adverse effect on us. As part of our sales and marketing efforts, we are seeking to develop strategic relationships with indirect channel partners, such as original equipment manufacturers and resellers. We have limited financial, personnel and other resources to undertake extensive marketing activities ourselves. Therefore, our software products will depend on our ability to develop and maintain strategic marketing relationships with indirect channel partners and their ability to market and distribute our software products. If we are unable to enter into and maintain such arrangements or if such arrangements do not result in the successful commercialization of our software products, then this could have a material adverse effect on our business, operating results and financial condition.

 You May Lose Your Entire Investment in Our Stock.

                  The common stock offered hereby is highly speculative, involves a high degree of risk and should not be purchased by any person who cannot afford the loss of his entire investment. A purchase of our common stock in this offering would be unsuitable for a person who cannot afford to sustain such a loss.

Our Business Depends Upon the Continued Efforts of  a Select Few People.

                  We are substantially dependent upon the continued services of Steven D. Rudnik, our President and Chief Executive Officer. The loss of the services of Mr. Rudnik through incapacity or otherwise would have a material adverse effect upon our business and prospects. To the extent that his services become unavailable, we will be required to retain other qualified personnel, and there can be no assurance that we will be able to recruit and hire qualified persons upon acceptable terms. We do, however, maintain key person life insurance on the life of Mr. Rudnik in the amount of $1 Million.

         In addition, we believes that our future prospects will depend in large part upon our ability to attract, train and retain highly-skilled technical, managerial, sales and marketing personnel. However, competition for personnel in the software industry is intense, and, at times, we have had difficulty locating candidates with appropriate qualifications within various desired geographic locations, or with certain industry-specific expertise. If our competitors increase their use of non-compete agreements, the pool of available technical personnel may further narrow in certain jurisdictions, even if the non-compete agreements are ultimately unenforceable. The failure to attract, train, retain and manage productive sales and sales support personnel would have a material adverse effect on our business, financial condition and results of operations.

         If we lose the services of one or more of our key employees, our business, operating results, financial condition or business prospects could be materially adversely affected. We have several programs in place to retain key personnel, including granting of stock options that vest annually over four or five years. A number of key employees have vested stock options with exercise prices lower than our current stock price. These potential gains provide these employees the economic freedom to explore personal objectives both within and outside of our Company, which may result in the loss of one or more key employees during the coming years.

         It is widely recognized that the software industry in which we compete is at or beyond a condition of full employment. We may not be able to attract, train and retain the personnel it requires to develop, market, sell and support new or existing software or to continue to grow. Also, to penetrate successfully key vertical markets, we must attract, train and retain personnel with industry-specific expertise.

Our Stock is a "Penny Stock" and is Subject to Strict Offering Regulations.

                The Securities Enforcement Penny Stock Act of 1990 requires specific disclosure to be made available in connection with trades in the stock of companies defined as "penny stocks". The Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such exceptions include any equity security listed on NASDAQ and any equity security issued by an issuer that has (I) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three years; (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years; or (iii) average annual revenue of at least $6,000,000, if such issuer has been in continuous operation for less than three years. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risk associated therewith aswell as the written consent of the purchaser of such security prior to engaging in a penny stock transaction. The regulations on penny stocks may limit the ability of the purchasers of our securities to sell their securities in the secondary marketplace. Our common stock is currently considered a penny stock.

There is Intense Competition in the Industry

         The market for ergonomic application software is expected to become intensely competitive. Although we are not aware of any ergonomic software that competes with our ErgoManagerTM software products currently, competitors will certainly enter this marketplace. Although we believe our success will be due in part to our early entry into the computer workplace market, we expect other software product manufacturers to develop and sell similar products.

         Intense competition could lead to increased price competition in the market, forcing us to reduce prices. As a result, our gross margins may decline and we may lose our first-to-market advantage which, in turn, could have a material adverse effect on our business, financial condition and results of operations. In addition, we may be unable to compete successfully with any new competitors.

         The computer software industry and products developed for the computer workplace face intense competition. We will be at a competitive disadvantage in seeking to compete with other companies having more assets, larger technical staffs, established market shares and greater financial and operational resources than us. There can be no assurance that we will be able to meet the competition and operate profitably.

Magnitude Has Limited Protection of Intellectual Property and Proprietary Rights and May Potentially Infringe Third Party Intellectual Property Rights

         We consider certain aspects of our software and documentation to be proprietary, and rely on a combination of contract, patent, copyright, trademark and trade secret laws and other measures to protect this information. Outstanding applications may not result in issued patents and, even if issued, the patents may not provide any meaningful competitive advantage. Existing copyright laws afford only limited protection. We believe that the rapid pace of technological change in the computer software industry has made patent, trade secret and copyright protection less significant than factors such as:

o        knowledge, ability and experience of our  employees;
o        frequent software product enhancements; and
o        timeliness and quality of support services.

         Patent, trade secret and copyright protections may be inadequate, and our competitors may independently develop ergonomic software products that are substantially equivalent or superior to our software products. We do not believe that our software products, our trademarks or other proprietary rights infringe on the property rights of any third parties. However, third parties may assert infringement claims against us and our products. These assertions could require us to enter into royalty arrangements or could result in costly litigation.

We May Experience Product Liability Claims.

         Although our license agreements contain provisions designed to limit our exposure to potential product liability claims, these provisions could be invalidated by unfavorable judicial decisions or by federal, state or local laws or ordinances. Although we have not experienced any product liability claims to date, use of our software in mission critical applications may create a risk that a third party may pursue a claim against us. Although we carry product liability insurance, if a product liability claim against us was successful, the resulting damages or injunctive relief could have a material adverse affect on our business, financial condition and results of operations.

We Have Not Paid any Dividends and Are Not Likely to Pay Any Dividends On Our Common Stock in the future

         We have not declared or paid any dividends on our common stock, and do not anticipate paying any dividends for the foreseeable future. In addition, the holders of shares of our preferred stock are entitled to receive, out of any legally available funds, cumulative dividends equal to varying percentages, depending upon which of three series of preferred shares outstanding, of the liquidation preferences of these shares. All dividends must be paid on our preferred stock before any may be declared or paid on the common stock.

Our Stock Price is Volatile and There is a Risk of Litigation

         The trading price of our common stock has in the past and may in the future be subject to wide fluctuations in response to factors such as the following:

          o revenue or results of operations in any quarter failing to meet the expectations, published or otherwise, of the investment community;
          o announcements of technological innovations by us or our competitors;
          o new products or the acquisition of significant customers by us or our competitors; o developments with respect to patents, copyrights or other proprietary rights by us or our competitors; o changes in recommendations or financial estimates by securities analysts; o conditions and trends in the software industry generally; o general market conditions and other factors.

         Further, the stock market has experienced in recent months and may continue in the future to experience extreme price and volume fluctuations that particularly affect the market prices of equity securities of high technology companies that often are not related to or are disproportionate to the operating performance of such companies. These broad market fluctuations, as well as general economic, political and market conditions have, and may continue to have, a material adverse effect on the trading price of our common stock. Fluctuations in the price of our common stock may expose us to the risk of securities class action lawsuits. We cannot assure you that there will not be lawsuits in the future or that future lawsuits will not have a material adverse effect on our business, financial condition and results of operations. Future sales of our common stock pursuant to this prospectus and the exercise of outstanding options and warrants may adversely affect our stock price and your percentage of ownership.

        Sales of a substantial number of shares of our common stock in the public market could cause a reduction in the market price of our common stock. Through this offering, Torneaux Fund, Ltd. may be reselling up to 3,579,545 shares of our common stock. In addition, as of June 30, 2000, there were outstanding preferred shares and other convertible instruments, warrants and options convertible or exercisable to purchase an aggregate of 14,664,828 shares of our common stock. The majority of the options and warrants have exercise prices below the current trading price of our common stock. As a result of this offering and future issuances of our common stock pursuant to the convertible securities and instruments, options or warrants, a substantial number of shares of our common stock will become available for resale which could have a material and adverse effect on the market price of our common stock. Further, this may have a detrimental impact on the terms under which we may obtain financing through a sale of our common stock in the future by hindering our ability to raise capital at a higher market price due to the dilutive effect to new investors. For these reasons, any evaluation of the favorability of market conditions for subsequent stock offering must take into account any outstanding convertible securities and instruments, warrants and options.

The Software Business Constantly Changes and We May not Be Able to Respond Quickly to These Changes.

         The market for software is characterized by rapid technological advances, changes in customer requirements and frequent new product introductions and enhancements. The Company must respond rapidly to developments related to operating systems and applicable programming languages. Such developments will require the Company to continue to make substantial product development investments. Any failure by the Company to anticipate or respond adequately to technological developments and customer requirements, or any significant delays in product development or introduction, could result in a loss of competitiveness or revenue.

         The Company's future success will depend on its ability to continue to enhance its current product line and to continue to develop and introduce new products that keep pace with competitive product introductions and technological developments, satisfy diverse and evolving customer requirements and otherwise achieve market acceptance. There can be no assurance that the Company will be successful in continuing to develop and market on a timely and cust-effective basis fully functional product enhancements or new products that respond to technological advances by others, or that its enhanced and new products will achieve market acceptance. In addition, the Company has in the past experienced delays in the development, introduction and marketing of new or enhanced products, and there can be no assurance that the Company will not experience similar delays in the future. Any failure by the Company to anticipate or respond adequately to changes in technology and customer preferences, or any significant delays in product development or introduction, would have a material adverse effect on the Company's business, financial condition and results of operations. See "Patents and New Products" and "Research and Development" below.

                                  The Offering

Common Stock Purchase Agreement

         We are registering 3,579,545 shares of our common stock in connection with our common stock purchase agreement with Torneaux Fund Ltd. On
October 6, 2000, we entered into a common stock purchase agreement and related agreements with Torneaux , a private equity fund organized under the laws of the Bahamas. Subject to the fulfillment of certain conditions, the agreements provide us with a facility through which we may sell shares of our common stock, at our option, to Torneaux periodically over a 15 month period. Our ability to request a draw down under the common stock purchase agreement is subject to the continued effectiveness of a resale registration statement filed with the Securities and Exchange Commission to cover the shares to be issued. The amount of common stock to be sold at each draw down will not be less than $100,000 nor more than $350,000. We have agreed to sell our shares to Torneaux at a price equal to the then current market price of our common stock during the draw down period, less a discount of between 9.5% and 12% specifically determined based upon a formula related to the then current market price of the stock, but which purchase price may not be less than $1.00. Accordingly, Torneaux is obligated to purchase our common shares at our election if the average daily current market price is at least $1.00. The number of shares that we may sell to Torneaux varies depending on certain factors, including the then current ownership interest of our common stock by Torneaux. We have also agreed to issue to Torneaux warrants to purchase from 30% to 50% of the number of shares of common stock being purchased at the time of each draw down. Torneaux will either resell its shares of our common stock in the open market, resell its shares of our common stock to other investors in negotiated transactions or hold shares of our common stock in its portfolio. This prospectus covers the resale by Torneaux of common stock purchased by Torneaux and issuable upon exercise of the related warrants either in the open market or to other investors.

                                 Use Of Proceeds

We will not receive any proceeds from the resale of shares of common stock by Torneaux, the selling stockholder. Torneaux will receive all of the net proceeds from the resale of any of our common shares offered in this Prospectus. However, we will receive the sale price of any common stock we sell to Torneaux under the common stock purchase agreement described in this prospectus and upon the exercise of warrants issuable to Torneaux when it pays the exercise price in cash. We expect to use the proceeds of any such sales for general working capital purposes.


Market For Registrant's Common Equity And Related Shareholder Matters

         .The Company's Common Stock currently trades on the Electronic Bulletin Board, over-the counter market, under the symbol "MAGY". The following table sets forth, for the calendar quarters indicated, and for the last two years, the high and low sales prices for the Company's Common Stock:

                                            High/Ask      low/Bid

1998
         First Quarter .....................  $ 5 7/8      $4 3/8
         Second Quarter ...................     5 7/8       3 3/4
         Third Quarter .....................    4 3/4       1 1/4
         Fourth Quarter ...................     2 5/8         3/4

1999
         First Quarter.................      $   1.37       $0.41
         Second Quarter..............            0.81        0.53
         Third Quarter .....................     1.09        0.55
         Fourth Quarter ...................      0.76        0.42

2000
         First Quarter..................      $  4.75       $0.42
         Second Quarter  ..............          2.88        0.95
         Third Quarter.................          1.43        0.71

         As of June 30, 2000, there were approximately 238 shareholders of record for the Company's Common Stock. The number of record holders does not include shareholders whose securities are held in street name.

                                 Dividend Policy

         The Company has not declared or paid, nor has it any present intention to pay, cash dividends on its Common Stock. The Company is obliged to pay cash dividends on its outstanding convertible preferred stock and, under certain circumstances, on its outstanding cumulative preferred stock. See "DESCRIPTION OF CAPITAL STOCK" - "The Series A Stock", "The Series B Stock" and "The Series C Stock", below.

           Management's Discussion and Analysis of Financial Condition
                        and Results of Operations


Six Months Ended June 30, 2000, Compared to Six Months Ended June 30, 1999

Results of Operations:

         The first two quarters in 2000 showed a substantial relative increase in revenues over the corresponding quarters in 1999. Also, revenues for the second quarter in 2000 more than doubled from the first three months this year. Although in absolute terms, revenues have not yet grown to a level that will cover ongoing expenses management considers the sales results for the period significant insofar as they appear to validate the Company's marketing strategy of lowering entry barriers by closely cooperating with larger potential clients in introducing the proprietary ErgoManager(TM) software through pilot projects at selected worksites, thereby creating the necessary credibility and awareness of the product's unique potential in the areas of productivity enhancement and risk reduction with respect to repetitive stress injuries, in the office environment. Even though relatively time consuming, pilot projects involving smaller numbers of employees provide a potential client with an opportunity to test the software's utility and reliability, systems and network friendliness, and staff acceptance without incurring the perceived risk associated with an immediate enterprise-wide installation of a new product.

         During the last quarter, three companies and government agencies have converted from pilot programs to full deployment of the ErgoManager(TM) software, two of which, the insurance company 21st Century Insurance Co. and the California State Controller's Office, are located in the State of California which in 1998 pioneered legislation that requires businesses to monitor and manage employees who work on computers in order to mitigate health risks and which was followed by proposals for similar legislation, in the states of North Carolina and Washington and by the U.S. Federal OSHA. Although market acceptance of the Company's products, in management's opinion does not depend on the passing of such legislation, compliance motivation with respect to actual or proposed law constitutes an important element in the Company's marketing strategy.

         Revenues for the six months ended June 30, 2000, amounted to $348,003 compared to $110,180 for the same period in 1999, with all such revenues generated by the Company's wholly owned subsidiary Magnitude, Inc. from the licensing of the Company's proprietary ErgoManager(TM) software. Gross profits amounted to $263,349 for a 76% gross margin. Gross profits are burdened with a fixed charge for amortization of software investments. Software assets underlying the Company's products are being amortized on a straight line over 10 years, resulting in a level charge of approximately $12,000 per month to cost-of-goods-sold. Since variable product costs are low, the gross margin is expected to further increase as revenues grow. After deducting selling expenses and general and administrative expenses totaling $1,737,932 the Company realized an operating loss of $1,474,583, compared to an operating loss of $1,267,532 for the first six months in 1999. Non-operating expenses totaled $119,944 and include $132,843 net interest expense and $14,921 in miscellaneous income from royalty payments in connection with the 1998 divestiture of the former keyboarding systems product line. The net result for the period was a loss of $1,594,527 or $0.11 per share, compared to a loss of $1,309,623 or $0.17 per share for the same period last year.

         The two quarter's net result was strongly affected by the continuing expansion of marketing and sales operations resulting in a sharp increase of selling expenses, which almost doubled from the level a year ago. The Company is undertaking pioneering efforts in educating future customers and the business community at large about the merits of a pro-active stance in dealing with the growing level of health risks and potential liabilities associated with repetitive stress injuries in the computer workplace environment. Management believes that these efforts are justified by the potential rewards accruing from this "First to Market" approach which should lead to a strong competitive advantage and a sizable market share during the years to come. The Company will continue to invest in a comprehensive marketing campaign with the goal of accelerating the education of potential clients and promoting the name and products of the Company. This process, however, takes time and while management is confident of the ultimate success of its strategy it is not in a position to predict the timing with any degree of certainty.

         As part of its overall marketing plan, the Company negotiated several joint venture-, joint marketing-, and distribution agreements with, among others, AON Ergonomic Services (a division of insurance industry leader AON Corporation), The Speech Centre Training Group (U.K.) , CapitalReps (organization specializing in sales of computer products to the federal government). In January 2000, Anderson Consulting LLP and the Company entered into an agreement whereby Anderson will include the Company's products in their prestigious "Ideas Exchange" showcase. This agreement is of special significance because it will introduce the Company to a potentially large audience of key corporate clients. In order to take advantage of the wide reach of the Internet, the Company just completed a distribution agreement with a key e-commerce marketer - Big Planet Inc., whereby Big Planet will offer the Company's products directly to Internet users and through its vast network of independent distributors.

         During the second quarter, agreements were negotiated with Automated Systems, Inc. (ASI), the well known high level systems integrator headquartered in Chicago, and Protegrity Services, Inc., one of the largest privately held workers' compensation service companies in the United States, serving over 18,000 business customers in 17 states. These partnerships are expected to facilitate the Company's access to key prospects and accelerate market entry and acceptance for the Company's software products.

Liquidity and Capital Resources:

         As already reported for the prior fiscal year, the Company during 2000 continued receiving new equity investments through private placements with accredited investors and agreed with certain other investors to convert larger amounts of debt into equity. These transactions further improved the balance sheet of the Company and firmed up the Company's financial profile so that, at June 30, 2000 and in spite of the loss from operations, stockholders' equity increased to $826,314 compared to a deficit in excess of $2.2 Million at the end of the previous fiscal year. During the same time, the working capital deficit was reduced from $3,541,257 to $110,594.

In February, the Company had obtained a firm commitment from a previous investor to act as placement agent for a capital raising effort to obtain new equity capital of $3 Million through private placement subscriptions by accredited investors. By June 30, 2000, the Company had received a total of $2.25 Million under this program. The remaining $.75 Million were originally also scheduled for the second quarter but have been rescheduled for transfer during the third quarter of this year. In addition, the Company received $200,000 pursuant to equity investments from other private investors. Aside from attracting new capital in the form of equity investments, the Company between January 1, 2000 and June 30, 2000 has converted an aggregate of $2,287,545 short-term debt into equity in form of common stock and convertible preferred stock and restructured a $374,890 short-term liability into a long-term convertible obligation. These financing transactions more than offset the negative cash flow from operations of approximately $1,705,000 during the first six months of the year. The Company has no bank debt.

         To further augment available financial resources, we entered into a common stock purchase agreement on October 6, 2000 with Torneaux Fund Ltd., an investment fund headquartered in the Commonwealth of The Bahamas, which provides for an equity draw down facility. See "the subsection of this prospectus entitled "Common Stock Purchase Agreement" in the "The Offering" section, above.

Fiscal Year Ended December 31, 1999, Compared to Fiscal Year Ended December 31, 1998

         The selected financial information presented below under the captions "Statement of Operations" and "Balance Sheet" for the years ended December 31, 1999 and 1998 is derived from the audited financial statements of the Company and should be read in conjunction with the financial statements and notes thereto.

SELECTED FINANCIAL DATA

Balance Sheet                                                                          December 31,
                                                                              1999                   1998
                                                                       -----------------    ----------------------
         Total assets .............................                    $   2,220,223             $   2,098,207
         Current liabilities ......................                        4,465,413                 2,718,240
         Long-term debt ...........................                           35,755                 1,441,839
         Working capital (deficit) ................                       (3,541,257)               (2,145,611)
         Shareholders' Equity (deficit) ...........                     $ (2,280,945)             $ (2,061,872)

Statement of Operations                                                     For The Year Ended December 31,
                                                                               1999                     1998
                                                                     ------------------        ---------------------
         Hardware revenues ........................                     $       2,850              $  2,853,969
         Software revenues ........................                           260,703                    72,486
         Total revenues ...........................                     $     263,553              $  2,926,455
         Operating loss ...........................                        (2,642,989)               (2,588,762)
         Loss before extraordinary items ..........                        (2,882,322)               (3,130,621)
         Net loss .................................                        (2,391,948)               (2,530,909)

         Net loss per common share ................                     $       (0.28)             $      (0.58)
         Number of shares used in computing
         per share data ...........................                          8,486,443                4,324,292

                                       18

Summary:

         Fiscal Year 1999 was a pivotal year of transition - the Company focused its efforts and resources on several key areas which management considers crucial with respect to the strategic positioning of Magnitude for future growth: (i) the further expansion and completion of its core software product, the ErgoManager(TM) software system, (ii) the development of strategic partnerships with several potential resellers and influencers, (iii) the introduction of key prospective clients to the ErgoManager(TM) product, (iv) the urgently required restructuring of the Company's balance sheet and addition of a substantial amount of new equity capital to finance ongoing and future development and marketing efforts, and (v) the conceptualization and initial design of new software products related to Internet and e-Commerce usage - two important growth markets. Management believes that it has succeeded in making significant progress in all five areas.

         The ErgoManager(TM) System:

         During the year, Version 3.05 was released and Version 4.0, to be released during the year 2000, was nearing completion. Numerous important feature enhancements and a new report writer module were finalized. The system as a whole has been extensively field tested during several dozen pilot programs at prospective customers' sites, and several customers have substantially expanded their usage of the software.


         Key Prospective Clients:

         At this time the Company focuses on introducing its ergonomic software products to the market. The most promising clients are medium size to large companies or organizations that (a) employ a large staff in the data entry or general computer related work environment, (b) are cognizant of the potential gains in productivity associated with preventive action and sensitive to the health risks and liability potential arising out of unattended workplace deficiencies, and (c) are prepared to make the necessary investments in a remedial and preventive solution such as offered by the ErgoManager(TM) System. During the second half of 1999, the Company succeeded in gaining acceptance for larger pilot programs, and in some cases the actual deployment of the software across entire departments, at several large corporate clients, among them well-known Fortune 500 companies.

         Recapitalization and Debt Restructuring:

         As explained in more detail below, starting with the latter part of 1999, management is making efforts to retain investor's confidence in the Company's future with the goal of obtaining new equity capital and reducing the Company's debt burden. These efforts are showing results in form of a significant relative improvement of the balance sheet of the Company.

         New Products:

         Several new product initiatives started in 1999 and are expected to link the Company's future to the Internet and e-Commerce marketplace. Among these are ErgoPal, eFuel(TM), and SmartErgonomics.com. Expected new equity capital will fund initial development efforts, however, management plans to attract additional funding dedicated specifically towards development and marketing efforts in these new areas.


Results of Operations for the Year Ended December 31, 1999:

         For the year ended December 31, 1999, the Company had gross revenues of $263,553 . While modest, this figure represents a significant increase in software-derived revenues (prior year $72,486), all of which was generated by the Company's wholly owned subsidiary Magnitude, Inc. These revenues are primarily composed of smaller orders for initial pilot projects. Conversion to enterprise-wide contracts is expected for several of these pilots. The sales cycle for larger projects involving software related products is relatively long, and the Company does not expect to realize significant new revenues before the second quarter of fiscal year 2000.

         Gross profits amounted to $92,732 for a 35% gross margin. Gross profits are burdened with a fixed charge for amortization of software investments. Software assets underlying the Company's products are being amortized on a straight line over 10 years, resulting in a level charge of approximately $12,000 per month to cost-of-goods-sold. Owing to the fact that variable cost-of-goods-sold expenses are in the vicinity of only 5%, the gross margin will sharply increase when revenues grow. After deducting selling expenses and general and administrative expenses of $2,735,721 the Company realized an operating loss of $2,642,989 (compared to an operating loss of $2,588,762 in 1998). Non-operating expenses totaled $239,333 and include $293,553 net interest expense and non-operating income of approximately $133,520 for royalties from the 1998 sale of the Company's hardware product line. A large extraordinary gain of $490,374 from the sale of net loss carry-forward tax credits pursuant to the new New Jersey Emerging Technology and Biotechnology Financial Assistance Act more than offset the interest expense, and the year concluded with a net loss of $2,391,948 or $0.28 per share, compared to a loss of $2,530,909 or $0.58 per share ($3,130,621 or $0.72 per share before an extraordinary gain from the sale of the Company's hardware product line) for the previous year.

         The fiscal year's results must be interpreted from the viewpoint of a young company that pioneers new products for emerging markets. These markets are now evolving and management believes that its "First to Market" approach will lead to a strong competitive advantage and a sizable market share during the months and years to come.

         To some extent, a severe capital shortage during the first nine months of the fiscal year affected the extent and pace at which the new software products could be introduced to the market. The working capital shortage in particular prohibited a more comprehensive marketing campaign which would have accelerated the education of potential clients. Education is of critical importance. This task will become easier for the Company as the general public becomes aware of the risks associated with poor posture and work habits in the computer work-place environment, and as the burden of informing the public is taken up by certain State and Federal agencies. In addition, as described below, the Company during the first quarter in 2000 has secured new capital investments that will provide for the funding of a comprehensive marketing plan.

Liquidity and Capital Resources:

         At December 31, 1999, the working capital deficit amounted to $3,541,257 as compared to a deficit of $2,227,516 at December 31, 1998. Current liabilities included approximately $3.7 Million short-term debt, the majority maturing during the second and third quarter of 2000. During the year and as a consequence of the absence of revenues, operations consumed $1,955,000 cash flow, financed primarily by the issuance of convertible debt with maturities averaging 14 months, and short-term loans, and to the extent of $525,000 by direct equity investments, all of these under private placement arrangements with accredited investors. The Company has no bank debt.

         Beginning in the fourth quarter of 1999, management has taken accelerated measures to redress the balance sheet and put the Company on a more solid financial footing. At the end of the year, negotiations are underway with several interested parties which when completed will result in new net equity investments in the form of cash under private placement arrangements totaling more than $2.5 Million. Parallel to attracting new capital in the form of equity investments, the Company seeks to convert significant amounts of short-term convertible debt maturing during 2000 into equity or long-term debt.

Fiscal Year Ended December 31, 1998, Compared to Fiscal Year Ended December 31, 1997

         The selected financial information presented below under the captions "Statement of Operations" and "Balance Sheet" for the years ended December 31, 1998 and 1997 is derived from the audited financial statements of the Company and should be read in conjunction with the financial statements and notes thereto.

         On July 2, 1997, the Company, then known as Whitestone Industries Inc., after divesting itself of substantially all operations, assets, and liabilities, extended an offer to all holders of the common stock of Magnitude, Inc. f/k/a Proformix, Inc. to exchange their shares into newly to be issued common stock of the Company. The business combination which took the form of a reverse acquisition has been accounted for as a Purchase. Subsequent to the exchange, the Company and Magnitude, Inc. remain as two separate legal entities whereby Magnitude, Inc. operates as a subsidiary of Magnitude Information Systems, Inc., however, the operations of the newly combined entity are comprised solely of the operations of Magnitude, Inc. Therefore, the discussion ensuing below only pertains to the operations of Magnitude, Inc. for the prior fiscal year until the date of the acquisition of Magnitude, Inc. through the Company, and to the operations of the Company thereafter. The past results of operations for Whitestone Industries, Inc. are summarized as Discontinued Operations. All intercompany accounts and transactions have been eliminated in consolidation.

                             Selected Financial Data

Balance Sheet                                                                  December 31,
                                                                        1998                       1997
                                                                -----------------         --------------------
         Total assets ...........................                 $  2,138,453              $   1,152,250
         Current liabilities ....................                    2,813,308                  3,429,825
         Long-term debt .........................                    1,316,839                  1,719,435
         Working capital (deficit) ..............                   (2,227,516)                (2,806,682)
         Shareholders' Equity (deficit) .........                 $ (1,991,694)             $  (3,997,010)

Statement of Operations                                                For The Year Ended December 31,
                                                                     1998                          1997
                                                              ------------------          --------------------
         Hardware revenues ......................                $  2,853,969               $   3,125,009
         Software revenues ......................                      72,486                           -
         Total revenues .........................                $  2,926,455               $   3,125,009
         Operating loss .........................                  (2,588,762)                 (1,128,170)
         Loss before extraordinary items ........                  (3,113,157)                 (1,507,745)
         Net loss ...............................                  (2,530,909)                 (1,507,745)

         Net loss per common share ..............                $      (0.58)              $       (0.76)
         Number of shares used in computing
         per share data .........................                    4,324,292                   2,094,724


 Results of Operations for the Year Ended December 31, 1998:

         For the year ended December 31, 1998, the Company had gross revenues of $2,926,455 (previous year $3,125,009), all of which was generated by its subsidiary Magnitude, Inc., primarily through its keyboarding systems business. A portion of $72,486 during 1998 was attributable to the licensing of the Company's proprietary software. There were no software revenues in 1997.

         Gross profits amounted to $1,336,015 for a 46% gross margin ($1,673,805 respectively 54% in 1997). After deducting selling expenses of $1,363,564 and general and administrative expenses of $2,561,213, the Company realized an operating loss of $2,588,762 (compared to an operating loss of $1,128,170 in 1997). Non-operating expenses aside from an item of $686,584 extraordinary income from the sale of the hardware business to Office Specialty and related royalty income (see Item 1 "Business") totaled $628,731 and include $342,010 net interest expense and charges of approximately $255,000 which account for the write-off of assets which were obsoleted with the sale of the hardware business and for the dissolution of previously capitalized deferred financing charges, the latter as the result of the early repayment of bank loans in connection with the Office Specialty transaction. The year concluded with a net loss of $2,530,909 or $0.58 per share, compared to a loss of $1,507,745 or $0.76 per share for the previous year.

         The fiscal year's results were primarily determined by a combination of slightly lower revenues, a decrease in the overall gross profit margin, and significant increases in general and administrative expenses. Sales of keyboard platforms and accessories continued at a strong pace throughout the first two quarters, however, were affected during the third quarter by a worsening shortage of working capital which brought about disruptions in the supply of materials and caused a curtailment of marketing activities. During the fourth quarter and in anticipation of the impending sale of the hardware product line, management dedicated most of the available resources towards the software business. Effective with the sale of the hardware business in November 1998 no further revenues were being generated from this product line, aside from royalties which amounted to $53,543 for the months of November and December and which are included in Non-operating Income. In the aftermath of the Office Specialty transaction, the Company's revenue base is being supplied solely by the licensing of the Company's proprietary software. The software business accounted for only $72,486 during 1998, however, is expected to grow significantly during 1999.

         Cost-of-goods sold include approximately $95,000 amortization of software assets. These assets which the Company acquired earlier in 1998 pursuant to the asset purchase agreements with Rolina Corporation and Vanity Software Publishing Inc. and which formed the basis for the further development, during the year, of the Company's proprietary Proformix EMS Software System, are being amortized on a straight line, 10-year, basis. Such software amortization and higher agency fees in connection with some hardware sales accounted for the decrease in the overall gross profit margin which otherwise would have tracked the prior year's result.

         During the year, the Company invested considerable resources in the further development and enhancement of its acquired software products, and the formation of new infrastructure for the new business sector. The Company hired product development and customer support staff and, starting with the fall of 1998, put in place a new sales organization dedicated to the software business. Related incremental expenditures, not including the outlays for the primary software assets acquired from Rolina and Vanity Software, totaled more than $800,000 , most of which are reflected in the financial statements as additional operating expenses. These expenditures which management categorizes as a front-end investment in the future of the Company, caused general and administrative expenses in total to increase by 63% over the level of the preceding year. However, the Company is in the process of divesting itself of unneeded infrastructure previously associated with the hardware business, and a cost savings trend is expected to take hold during the upcoming fiscal year.

The Software Business:

         In expectation that - on a going forward basis - the software business will account for most if not all of future revenues, management is giving special attention to the fact that this business distinguishes itself from the Company's traditional hardware business in certain important criteria:

(a)  Target  Clientele:  even more so than with the  keyboarding  products,  the
Company expects its client mix to gravitate towards larger companies and organizations. A likely consequence, initially, will be a concentration of sales into a smaller number of larger projects and increased volatility in its revenue stream.
(b) Sales Cycles: Software that has the potential of affecting a company's operations especially with respect to utilization of human resources is subjected to a possibly larger degree of test, scrutiny, and committee decision making than most other software products. Management therefore expects longer sales cycles which during the transition period until a break-even sales volume is achieved, will put additional strain on the Company's liquidity and financial resources. (c) Cost Structures: The software business to a significant degree is less capital intensive than the Company's traditional hardware business. Also, its overall cost structure is less sensitive to changes in volume. While this translates into improved predictability of future expenditures, it also burdens the Company with a certain level of quasi fixed expenses during the period when it is only beginning to realize cash flow from revenues. However, after passing the break-even point the Company will be the beneficiary of significant cash flows from any further revenue increases.

         In view of the above and of its limited financial resources the Company, at least during the upcoming quarters, will need to continue relying on outside financing to augment working capital until a sufficiently large revenue base has evolved. Management is working to secure such financing and fully expects to be able to successfully complete the transition to a specialized software house, with the goal of becoming the premier supplier of productivity enhancement software for the computer workplace, concentrating on areas such as worksite evaluation, employee training and work pacing.

Liquidity and Capital Resources:

         At December 31, 1998, the working capital deficit amounted to $2,227,516 as compared with a deficit of $2,806,682 at December 31, 1997. The relative increase in working capital was a direct consequence of financing activities and other transactions more closely described below, which more than offset the total of investments in the new software business and the losses incurred .

         Such activities fall into four areas: (1) the divestiture of the hardware business pursuant to the Asset Purchase Agreement with 1320236 Ontario Inc. in November 1998 (see Item 1 "Business") which generated approximately $1.3 million cash for the Company; (2) the conversion of certain current and past-due Company debt totaling approximately $340,000 into common equity at the rate of $1 per share; (3) the raising of new capital through placement of the Company's Common Shares with domestic investors under private placement arrangements, and with foreign investors under exemptions pursuant to Regulation S promulgated under the Securities Act of 1933, as amended, by way of which the Company received an aggregate $2,787,000 net in new equity capital against issuance of a total of 1,525,866 shares, consisting of $2,512,000 cash and $275,000 representing the conversion of subscription prepayments received prior to December 31, 1997; and (4) loans extended by a director and shareholder of the Company (see Item 12 "Certain Relationships").

         Cash received from the 1320236 Ontario Inc. transaction was used to retire outstanding bank debt in the amount of approximately $800,000 owed to the Company's principal lender Carnegie Bank, who held a security interest in the sold assets, and to pay down certain trade liabilities in the aggregate amount of approximately $500,000. Cash received from the financing transactions mentioned under (3) and (4) above was primarily used to partially finance the software purchases pursuant to the Rolina Corporation and Vanity Software Publishing Co. acquisitions, and to offset losses from operations. The equity issues as per (3) took place during the first and second quarter of 1998 and have been discussed in more detail in the Company's last report on Form 10-KSB and the quarterly 10-QSB reports filed during 1998, all of which are incorporated herein by reference.

         The Company currently has only very limited financial resources, and needs to augment working capital through outside financing. Management's efforts in this direction center around securing additional funding from a variety of sources including debt instruments and a liquidation of unused NOL's for which recent New Jersey tax legislation created a market. Until such can be completed which is expected to occur towards the beginning of the second quarter, certain members of the Company's management have agreed to provide for needed bridge funding.

                                    BUSINESS
Background

         Magnitude Information Systems, Inc. (the "Company") was incorporated as a Delaware corporation on April 19, 1988 under the name Fortunistics Inc. On March 4, 1993, the Company changed its name to Whitestone Industries, Inc. On July 14, 1997, the Company changed its name to Proformix Systems, Inc., and on November 18, 1998, the Company changed its name to Magnitude Information Systems, Inc.

         On June 24, 1997, the Company, extended a stock exchange offer to the shareholders of Proformix, Inc., a Delaware corporation and manufacturer of ergonomic keyboarding systems. Proformix, Inc. in November 1998 changed its name to Magnitude, Inc. and is now referred to as Magnitude, Inc.. At the time of this submission, holders of 98.5% of Magnitude, Inc. common stock have tendered their shares. The business combination which took the form of a reverse acquisition has been accounted for as a purchase.
As a result, the Company and Magnitude, Inc. remain as two separate legal entities whereby Magnitude, Inc. operates as a subsidiary of Magnitude Information Systems, Inc.. The operations of the newly combined entity are currently comprised solely of the operations of Magnitude, Inc.

         On February 2, 1998, the Company entered into an Agreement and Plan of Merger with Rolina Corporation, a privately held New Jersey software developing firm, and on April 30, 1998, into an Asset Purchase Agreement with Vanity Software Publishing Co., a Canadian developer of specialized software, whereby the Company, in return for payments in form of cash and equity, acquired the rights to certain software products and related assets, with such software products subsequently forming the basis for the further development, during the year, of the Company's proprietary ErgoManager(TM) software system.

         On November 18, 1998, the Company and its wholly owned subsidiary Magnitude, Inc. entered into an Asset Purchase Agreement and several related agreements with 1320236 Ontario Inc. ("OS"), a publicly traded Canadian designer, manufacturer and distributor of office furniture based in Holland Landing, Ontario, Canada, pursuant to which OS acquired Magnitude, Inc.'s hardware product line comprised of the Company's ergonomic keyboard platform products and accessories, all related inventory and production tooling and warehousing assets, and all intellectual property rights including the Proformix name, against a cash consideration and an ongoing contingent stream of royalty payments on OS' sales of the Proformix hardware products.

         The  Company is  currently  subject to the  reporting  requirements  of
Section 15(d) of the Securities Exchange Act of 1934. The Company has the authority to issue an aggregate of One Hundred Million (100,000,000) Common Shares, par value $.0001, and Three Million (3,000,000) Preferred Shares, par value $.01, of which at December 31, 1999, Two Thousand Five Hundred (2,500) were designated as Cumulative Preferred Shares, par value $.001 . On January 31, 2000, the Company filed amendments to its Certificate of Incorporation, designating from its "blank check" preferred stock pool 200,000 shares as Series A Senior Convertible Preferred Stock, par value $0.001; 350,000 shares as Series B Senior Convertible Preferred Stock, par value $0.001; and 120,000 shares as Series C Senior Convertible Preferred Stock, par value $0.001.

         As of June 30, 2000, there were outstanding 15,479,163 Common Shares, 1 Cumulative Preferred Share, 29,300 shares of Series A Stock, 222,228 shares of Series B Stock and 100,000 shares of Series C Stock.

Narrative Description of Business

       Until November 18, 1998, when the Company sold its hardware product line comprised of Magnitude, Inc.'s ergonomic keyboard platform products and accessories, its business was primarily centered around the design, manufacture, and marketing of accessory products for the computerized workplace. In parallel, and beginning with the February 1998 acquisition by the Company of Rolina Corporation, an early stage software business which had developed an ergonomic software product that was being marketed under the name "ErgoSentry", and the subsequent acquisition in May 1998 of substantially all of the assets of Vanity Software Publishing Corporation, a Canadian software firm, which also included a certain ergonomic software package known as "ErgoBreak", the Company engaged in the development of a unique suite of software packages designed to increase productivity and prevent repetitive stress injury in the computer-related work environment which include the before mentioned "ErgoSentry" and "ErgoBreak" products. These efforts resulted, in November 1998, in the completion of the initial release of the proprietary ErgoManager(TM) software system. The Company's business is now focused exclusively on the further development and promotion of these and other software products. The Company has applied for several patents for its products, and has recently received a Notice of Allowance from the U.S. Patent and Trademark Office on its application relative to certain core inventions within its ErgoManager(TM) system. The Company has not yet realized material revenues from licensing its software. With new products targeted at relatively new markets the Company currently must be considered an enterprise in transition.

         As the utilization of computers in the office has increased significantly in the last decade, so has the rate of health problems believed to be related to the use of computers. Computer ergonomics focuses on optimizing the design of technology involved in the utilization of computers in the office, and also attempts to affect the manner in which people interact with computers, so as to minimize the associated health risks. A successful technology delivery system positively impacts the cost of doing business by improving the comfort, productivity, job satisfaction and safety of the computer user, while reducing the costs of absenteeism and work related disability.

      Repetitive stress injury or "RSI" is a classification of diseases caused by the excessive use of joints. It is a sub-classification of Cumulative Trauma Disorders or "CTDs". One common form of RSI is Carpal Tunnel Syndrome or "CTS" which can be caused by excessive typing, among other activities, and can be aggravated by deficient - in the ergonomic sense - equipment and inappropriate work habits. The carpal tunnel is a channel in the wrist where tendons and the median nerve connect the arm to the hand. Through excessive use, the tendons become swollen and pinch the nerve. RSI accounts for a large portion of work-related illnesses, and the incidence of RSI is expected to grow as the number of people operating keyboards increases. The impact of RSI is measured not only in the pain and suffering of its victims, but also in time lost from work and medical costs.

         The Company's proprietary software products are designed to help businesses deal with potentially preventable repetitive stress injuries, by real-time monitoring of keyboarding activities, pro-active dialog with at-risk employees, and strategic profiling and management of computer use throughout an organization.

         During 1996, the issues of repetitive stress injuries and the potential of liability to employers from the effects of carpal tunnel syndrome and other RSI's on employees were forcibly brought to the forefront of corporate consciousness through widely publicized suits involving a major computer maker. The US Bureau of Labor Statistics reported that already in 1995, there were approximately 70,000 cases of carpal tunnel syndrome and associated tendonitis, and that 25% of all injuries that result in lost work time are due to repetitive stress problems. They currently cost employers an estimated $20 billion a year in workers' compensation claims. The federal government estimates an additional $80 billion is lost in related costs such as absenteeism and reduced productivity. Increased awareness of the health risks and associated costs led the State of California to pass OSHA Title 8 which directs qualifying employers to establish and implement a program designed to minimize RSI's. Such program shall include work-site evaluation, control of exposures which have caused RSI's, and training of employees. The Company's proprietary software products deliver a comprehensive compliance tool. In a similar pursuit, the Clinton Administration, in January 2000, proposed that on a federal level, preventive guidelines be established, and the Occupational Safety and Health Administration plans to issue pertinent regulations this year. The RSI issues in the United States are mirrored in the rest of the developed world. The Company believes that the growing recognition of these trends will give rise to a rapidly expanding market for the Company's products.

The Industry

         The Company operates in only one business segment: the development, marketing, and licensing of risk aversion and productivity enhancement software products for the computerized workplace environment. More specifically, the Company licenses highly sophisticated and proprietary software that provides computer based training, work pacing and monitoring tools, as well as a computer workstation assessment tool.

         Potential customers for the Company's products are businesses of all sizes, as well as organizations and government departments and agencies that employ many staff in computer-related functions. The software industry in general is comprised of a remarkable variety of providers, ranging from small boutique-type designers to large international corporations. The industry is characterized by great dynamics, patterns of rapid growth and well-known success stories, but also by a high degree of volatility and risk. As such, the Company with its recent transition from the more stable environment of a supplier of ergonomic (hardware) accessories, to a software house addressing a specialized market, has entered new territory. Nevertheless, its chances for success, in management's opinion, are greatly enhanced by the timeliness of the introduction of its product into an increasingly receptive market, as described above.

         The Company operates primarily in the United States of America, however, has introduced a Portuguese language version of its software products for the Brazilian market, and is preparing other language versions. The Company has not yet derived any material revenues from the licensing or sale of its software products, either domestically or in foreign markets.

Products,  Patents, Trademarks

         The Company's current primary product is a suite of seven proprietary software modules marketed under the name ErgoManager(TM) which are designed to help individual computer users and businesses deal with potentially preventable repetitive stress injury (RSI). The seven software modules can be applied individually or together in a comprehensive ergonomic and early intervention program that seeks to modify a user's behavior by monitoring computer usage patterns over time and warning the user when to break a dangerous trend in repetitive usage of an input device, such as a keyboard or mouse. The product was developed to train people working on computers, monitor computer-use related activities and evaluate a user's risk exposure and propensity towards injury or loss of effectiveness in connection with his/her day-to-day work. Moreover, the package enables a company to not only address the issue of health risks involving employees and to minimize resulting potential liabilities, but delivers a powerful tool to increase overall productivity.

         The system is highly customizable for management, staff and employees. All components operate on any PC or workstation running the Microsoft Windows operating system. The ErgoManager(TM) suite employs the International RULA (Rapid Upper Limb Assessment) standard for compliance with California OSHA Title
8. The seven modules are described as follows:

ErgoSure : A postural risk-assessment tool that records how an employee is working; it determines injury potential and suggests improvements. It also can be used to evaluate workstation alternatives prior to purchase.

ErgoSentry(TM) : Employing patent-pending algorithms that measure rest against work in real time, the non intrusive program informs users when to break from high-risk trends (thresholds definable by the user or corporate safety officer) when keyboarding or using a mouse. ErgoSentry also includes an "ErgoPak" video or slides that depict correct workstation setup, posture and repetitive stress-reducing exercises. Surveyor(TM) : An electronic surveyor used by management to gather macro-information about employee populations and to gain a clear understanding of equipment usage, discomfort and comfort patterns, workstation configurations and employee habits.

UserNotes(TM) : An easy, effective means for employees to report workplace discomfort so staff can address certain issues earlier, at lower cost and with greater likelihood of success. UserNotes encourages a proactive approach.

Guardian : Captures the frequency of mouse clicks and activation of individual keys, over time. It also can be used in a review process to assess attributes such as ease-of-use among competing applications. Guardian also is a good training tool. By measuring before-and-after results, Guardian can be used to determine the type of training program needed, measure each program's effectiveness and highlight needed improvements.

ErgoQuiz: An electronic testing system and awareness-building tool that measures employees' understanding of ergonomic principles.

ErgoManager(TM) Analyzer: A comprehensive report writer and analysis tool for manipulating, interpreting and evaluating the data collected in the ErgoSentry module - on the workstation-, department-, and company level.

         In addition to the trademarks shown above which are owned by the Company, Magnitude has applied for other product designators to be afforded trademark protection, and has filed US Patent Application for certain design principles underlying several of its proprietary software products, including a patent application for its newest product, a new class of usage tracking and data collection software that is directed towards e-commerce and a wide range of other Internet related applications. There can be no assurance, however, that such patents will be granted or, if granted, that a third party will not design products which perform the same or similar functions as the Company's products, using technology other than that covered by the Company's patents.

Patents and New Products

ErgoSentry - Patent Allowed:

         A patent was issued to the Company on May 16, 2000 by the United States Patent and Trademark Office. The patent covers various innovations including a proven approach that helps computer users manage their activity to improve productivity and reduce the risk of repetitive motion injuries

ErgoPal Introduced, Patent Pending:

         New patent-pending ErgoPal software -- a work pacing tool that helps users mitigate health risks and improve their productivity by gently alerting them to increases in stress and fatigue which are occurring before they realize it.

eFuel Announced, Patent Pending:

         New patent-pending technology powering consumable software, web-sites and deliverable content. eFuel can be used as an e-Commerce currency provided in exchange for user information on their computer usage both online and offline. Users build up rewards to apply towards product and service purchases.

Business Strategy

         The most important prospective customers for the Company's products are medium and large companies, organizations, and governmental departments and agencies that have a relatively large staff working in computer-related functions. These entities not only are more cognizant of the health risks and negative effect on productivity associated with many of the traditional tools of the computerized workplace and therefore tend to be more receptive to new remedial solutions and alternatives based on the science of Ergonomics, but also have a significant exposure in terms of legal liabilities if they fail to act addressing these potential risks. On an on-going basis, the increasing costs of Work Comp insurance creates a growing incentive to deal with the underlying causes.

         With its new proprietary ergonomic software the Company offers a comprehensive and effective tool for corporate clients to address the three major issues involved: (a) employee wellness, (b) cost containment and productivity enhancement, and (c) potential legal liabilities. While certain portions of the ErgoManager(TM) software suite have been previously marketed as individual modules, the release to the market, in November 1998, of an overall integrated solution in form of the ErgoManager(TM) system constituted a novel approach.

         Since that time, the product has been installed by a rapidly growing number of corporate and institutional clients. Typically, in view of the new-ness of product and market, such client initially purchases a license for a "pilot version" of the software, functionally complete but limited to a smaller number of users. After undergoing a process of familiarization and evaluation the client is expected to upgrade to the intended ultimate number of users which, by definition, should encompass all personnel exposed to the above described risks. Many tests and evaluations by third parties have confirmed to the Company's satisfaction that its product is mature, stable, and effective. It is with a high degree of confidence, therefore, that the Company expects many of the ongoing trial installations to lead to larger enterprise orders and, thereby, to the targeted revenue stream. The key to economic success therefore lies in a comprehensive marketing approach that carries the Company's message to the largest possible number of prospective clients. Since its own financial resources are limited, the Company embarked on a strategy to seek marketing partnerships with entities and individuals in the risk management industry. An important milestone was reached when the Company, in the fall of 1998 entered into a joint venture agreement with AON Ergonomic Services, a division of AON, one of the largest insurance services companies in the world, to market the ErgoManager(TM) system. This agreement was renewed and expanded in July 1999. In January 2000, Anderson Consulting LLP and the Company entered into an agreement whereby Anderson will include the Company's products in their prestigious "Ideas Exchange" showcase. This agreement is of special significance because it will introduce the Company to a potentially large audience of key corporate clients. During the second quarter, 2000, the Company entered into joint marketing and distribution agreements with Automated Systems, Inc.. ("ASI"), a well-known, high-level systems integrator based in Chicago, and Protegrity Services, Inc., one of the largest, privately held workers' compensation companies in the United States, serving approximately 18,000 business customers in 17 States.

         The Company intends to continue developing strategic marketing relationships with leading business consultants, to broaden its distribution channels to include tiered marketing arrangements, and to strengthen its direct sales force and support organization, thereby focusing on a marketing approach which emphasizes the advantages that accrue to a business from the unique combination of risk management and productivity enhancement tools provided by ErgoManager(TM).

Research and Development

         Since early 1998 the Company has invested considerable resources in the further development of the overall ErgoManager(TM) system and the integration of certain software assets acquired pursuant to the agreements with Rolina Corporation and Vanity Software Publishing Corporation (see "Narrative Description of Business"), and in further enhancements to the products. Also during this time, a complete set of new and necessary documentation and marketing collateral was created. In late summer, the first official version of ErgoManager(TM), Version 1.78, was released, followed in October 1998 by Version 2.12., and in April 1999 by Version 3.05.
The Company has scheduled Version 4.0 for release later this year.

         The Company has expensed all expenditures related to the above efforts. Such expenses totaled $162,600 for the year ended December 31, 1999, and $130,460 for the year ended December 31, 1998.

Competition

         The market addressed by the Company's software products is presently served by a number of smaller software companies, none of which occupies a dominant position. These competitors, however, typically only target task complexes that are addressed by individual component parts of the Company's products, such as the ErgoSentry(TM) module, without offering a comparable breadth of function and integration in such areas as work-site evaluation, employee training and work pacing.

         The Company is not aware of any products that directly compete with its integrated software product suite that is marketed by the Company under the trade name ErgoManager(TM). While the Company believes that it currently has a strategic competitive advantage in ergonomic software, especially with regard to its patent-pending algorithms, there can be no assurance that competitors will not attempt to copy the Company's products or develop and successfully license similar products, to the Company's detriment.

Seasonality and Dependency

         The industry segment in which the Company does business is not seasonal. The Company's software related revenues until now have consisted primarily of smaller orders for pilot projects and field tests. The Company's future success is dependent upon its ability to follow up on such initial orders with enterprise-wide contracts where corporate clients introduce the Company's software products across the entire spectrum of computer workplaces throughout their company or certain divisions. There can be no assurance that the Company will succeed in doing so, or if it does succeed, that its business will generate enough revenues during the coming periods, in a timely manner and sufficient in scope, to finance and support the Company's planned future growth as expected by management.
                                       31

License Agreements

         On December 1, 1997, the Company entered into a two year Software Distribution and Option Agreement with Cornell Ergonomics Inc., a Delaware corporation, pursuant to which it is licensed on an exclusive basis, to distribute and sub-license a certain software product known as "ErgoSure" which the Company currently markets in conjunction with its own proprietary software products. On January 15, 2000, the Company acquired full title and ownership to that product.

                                   Management

Directors, Executive Officers, And Significant Employees


The names and ages of all directors and executive officers of the Company are as follows:

   Name                Positions             Term  Served (Expires)
----------------     --------------          ----------------------


Steven D. Rudnik   Director (Chairman          Jan. 8, 1999  (2001)
                   of the Board)
                   President, Chief Executive  Feb. 2, 1998 (March 2, 2003)
                   Officer

Joerg H. Klaube    Vice President, Secretary,  July 31, 1997  (April 15, 2002)
                   Chief Financial Officer

John C. Duncan     Director                     May 17, 1999 (2001)
                   Executive Vice President     July 1, 1999  (July 1, 2004)

Steven L. Gray     Director                     May 18, 2000  (2001)

Ivano Angelastri   Director                     May 18, 2000   (2001)

Joseph J. Tomasek  Director                     Dec. 23, 1999 (2001)

         There are no family relationships among the Company's Officers and Directors.

         All Directors of the Company hold office until the next annual meeting of the shareholders and until successors have been elected and qualified. Executive Officers of the Company are appointed by the Board of Directors at meetings of the Company 's Directors and hold office until they resign or are removed from office.

Resumes:

         Steven D. Rudnik, age 40 - President,Chief Executive Officer, and Director. Mr. Rudnik joined the Company in February 1998 with the acquisition of Rolina Corporation, co-founded by Mr. Rudnik in 1996 and at that time, was appointed President and CEO of Proformix Software. Mr. Rudnik was appointed President and Chief Executive Officer, and elected to the Board of the Company, in January 1999. Mr. Rudnik has extensive experience in software product development and an operational background in software companies extending over the past 20 years. In 1983, Mr.Rudnik joined Randall-Helms International, Inc. Over the next 13 years, he conceived and developed four independent families of stock market modeling software products aimed at the worldwide Institutional Investor market. Over this time, these product families generated over $25 million in sales, to more than 400 clients in 23 countries. Mr. Rudnik was Executive VP Development and Partner at the time Randall-Helms was sold in 1995.

         Joerg H. Klaube, age 58 - Chief Financial Officer. Joined Magnitude, Inc. in December 1994 as Vice President Finance & Administration. From 1993 to 1994 he was Vice President Administration for Comar Technologies Inc., a computer retail firm, and from 1983 to 1993 Chief Financial Officer for Unitronix Corporation, a publicly traded software design and computer marketing firm. Prior to that, Mr.Klaube was employed for 16 years with Siemens Corp., the US subsidiary of Siemens AG, where he served most recently as Director of Business Administration for its Telecommunications Division. He graduated from the Banking School in Berlin, Germany, and holds an MBA degree from Rutgers University.

         John C. Duncan, age 42 - Executive Vice President. Until January 1999, Mr. Duncan was the Director of the Department of Industrial Relations (DIR) of the State of California. In that capacity, he was the principal advisor to Governor Pete Wilson on labor and employment issues and served in his cabinet.
Mr. Duncan was instrumental in California becoming the first state to enact ergonomic regulations to help protect workers from repetitive stress injuries. As Director of the California DIR, Mr. Duncan supervised the Cal/OSHA program and eleven other divisions of the State government, including the Labor Commissioner's Office and the Division of Workers Compensation. He was responsible for the supervision of 3,000 State employees and an annual budget of $220 Million.

         Steven L. Gray, age 51 years, is a resident of Venice, Florida. For the past 3-1/2 years, Mr. Gray has served as the President and is a shareholder of a private Florida corporation engaged in the retail distribution of nutritional products. This corporation has a customer base in nine countries. Prior to that time, Mr. Gray ran his own real estate development company, specializing in the design and construction of multi-family housing.

         Ivano Angelastri, age 37 years, is a resident of Zurich, Switzerland. Mr. Angelastri has served as Managing Director of T&T Capital Trading, a securities brokerage firm located in Zug, Switzerland, since January, 1999, offering to select and institutional clients financial advisory and portfolio management services. Prior to his current position, Mr. Angelastri served as Managing Director of Megan Services where he also performed financial advisory and portfolio management services.

         Joseph J. Tomasek, age 53 - Director. Mr. Tomasek was appointed a director in February 2000. He has been engaged in the private practice of corporate and securities law in his own law firm for the last ten years.
Mr. Tomasek was appointed to serve as general counsel for the Company in 1999. In addition to his work with the Company, Mr. Tomasek represents several other clients in the United States and Europe in corporate finance matters.

                             Executive Compensation


         The following table summarizes the cash compensation paid or accrued and executive capacities during the past three fiscal years for the Company's Chief Executive Officer and for each executive officer whose aggregate cash remuneration exceeded $100,000.

                                                              Restricted       Securities
                                                              Stock            Underlying
Name                       Year             Salary (1)        Awards            Options (2)(3)
----                       ------           ----------        ------            -------

Steven D. Rudnik           1999            $  44,144          150,000            200,000
President and CEO          1998            $ 106,923                             750,000

Joerg H. Klaube            1999            $ 100,025             0                50,000
Vice President, CFO        1998            $  97,095             0                31,162
                           1997            $  80,008             0                68,838

Michael G. Martin          1999            $  46,382          150,000                0
Chairman, Director         1998            $ 139,527          150,000          1,285,000
President and CEO          1997            $ 108,347           60,000                0

Jerry Swon                 1998            $    0             150,000             900,000
President and CEO
Director

John C. Duncan             1999            $  88,500             0                540,000
Executive Vice President
Director

John M. Perry              1997            $  80,008           75,000              40,000

Executive Vice President
--------------------

(1)  The value of other non-cash compensation, except for the items listed under
     (2) and (4), that was extended to or paid for individuals named above did not exceed 10% of the aggregate cash compensation paid to such individual, or to all executive officers as a group.
(2) See table for "Stock Options" below.
(3) During 1999, the Board of Directors approved a reduction in the exercise price of options previously granted to S.Rudnik, from $5.25 per share (95,235 shares) and $4.0385 per share (154,765 shares) to $1.00 per share.
(4) The Board of Directors of the Company awarded several stock grants as additional compensation for services during 1999, as follows:

Beneficiary                Position              No. of Shares*
-----------                --------             ---------------
Michael G. Martin          Chairman                  150,000
Steven D. Rudnik           President, CEO            150,000
Jerry Swon                 Director                  150,000
Bruce L. Deichl            Director                  100,000

All such shares, with the exception of the shares granted to Steven D. Rudnik, were registered under the Securities Act on Form S-8. The shares for Mr. Rudnik have not yet been issued. The Company has recognized a liability in its books of $66,667 for future issuance of such shares. * the closing price for the Company's common stock at the time of the grants was approximately $0.70 per share.
                                       35

Stock Options :

         The following table sets forth stock options granted during 1999 pursuant to the Company's 1997 Stock Option Plan, to executive officers, directors, and beneficial owners of more than 10 percent of any class of equity securities of the Company:
---------------------------------------------------------------------------

            Number of Common   % of Total Options
            Shares Underlying  Granted to Employees   Exercise Expiration
Name        Options Granted    in Fiscal Year        Price ($/Sh.)  Date
---------------------------------------------------------------------------

J. Duncan    100,000                  8.7%           1.00          7/1/04
J. Klaube     50,000                  4.4%           1.00        12/22/04

         The following table sets forth stock options granted during 1999 outside of the Company's 1997 Stock Option Plan to executive officers, directors, and beneficial owners of more than 10 percent of any class of equity securities of the Company:
---------------------------------------------------------------------------

               Number of Common   % of Total Options
               Shares Underlying  Granted to Employees   Exercise Expiration
Name           Options Granted     in Fiscal Year        Price ($/Sh.)  Date
----------------------------------------------------------------------------

S. Rudnik )*     200,000              17.5%                1.00       11/19/08
J. Duncan        400,000              38.4%                1.00        4/23/06
S. Kroll          40,000               n/a                 1.00         5/4/06

)*  does  not  include   options  for  125,000  shares  issued  pursuant  to  an
anti-dilution clause in the Agreement and Plan of Merger for the acquisition of Rolina Corporation dated February 2, 1998.

1997 Stock Option Plan:

         The Company's 1997 Stock Option Plan, as filed with Information Statement pursuant to Section 14(c) with the Commission on July 1, 1997, and with Registration Statement on Form S-8 with the Commission on September 8, 1997, reserved 1,000,000 Common Shares for issuance of which 894,000 Common Shares are underlying outstanding stock option grants and 106,000 Common Shares remain available for future stock awards.


Compensation of Directors:

         The Company currently pays no outside directors' fees. Outside directors are awarded stock options for 40,000 shares each.

Employment Agreements

         In February 1998, the Company entered into an employment agreement with Steven D. Rudnik, its current President and Chief Executive Officer, to serve as President and Chief Executive Officer of its software business for a period of five years and one month. On January 8, 1999, and in the aftermath of the Company's divestiture of its hardware product line, his position and duties were expanded to those of President and Chief Executive Officer for the Company as a whole. Base salary under the agreement is $120,000 per year with annual increases determined by the Board of Directors. The agreement also calls for the grant of certain incentive and non-statutory stock options and eligibility for the Company's benefit programs. The Company will also provide reimbursement of ordinary and necessary business expenses and a monthly car allowance. The agreement provides for severance compensation to be determined pursuant to a formula established therein to be paid to the officer if the employment agreement is not renewed by the Company. A non-competition/non-solicitation restriction applies for 24 months after termination of employment

         In April 1996, Magnitude, Inc. entered into an employment agreement with Joerg Klaube, its current Vice President and Chief Financial Officer In July 1999, and in the aftermath of the Company's merger with Magnitude, Inc. his position and duties were expanded to those of Vice President and Chief Financial Officer for the Company as a whole. The agreement is for a term of three years, renewing by subsequent three year terms and currently expiring April 14, 2002. Pursuant to the agreement, the officer is to receive a salary of $100,000 per year subject to annual review by the Board of Directors, and an annual bonus as determined by the Board, as well as certain benefits. The agreement restricts the officer from competing with Magnitude, Inc. for a period of two years after the termination of his employment. The agreement provides for severance compensation pursuant to a formula established therein if the employment is not renewed upon expiration of the initial or any renewal term thereof, his employment is terminated by Magnitude, Inc. other than as permitted by the agreement, or if any successor to Magnitude, Inc. after a change of control or other reorganization of Magnitude, Inc. fails to assume the agreement.

          In July 1999, the Company entered into an employment agreement with John C. Duncan, its current Executive Vice President, to serve as Executive Vice President for a period of five years. Base salary under the agreement is $120,000 per year with annual increases and other incentives and bonuses determined by the Chief Executive Officer of the Company. The agreement also calls for the grant of a stock option for 100,000 shares of the common stock of the Company, and further stock options whose vesting is tied to the achievement of certain sales goals established in the agreement, and provides for eligibility for the Company's benefit programs. The Company will also provide reimbursement of ordinary and necessary business expenses. The agreement provides for severance compensation to be determined pursuant to a formula established therein to be paid to the officer if the employment agreement is not renewed by the Company. A non-competition/non-solicitation restriction applies for 24 months after termination of employment

                 Certain Relationships and Related Transactions


                  In January 2000 the former Chairman and the Company entered into an agreement pursuant to which he resigned as a director and officer. The agreement provided, among other things, for (i) the termination of his employment agreement; (ii) the conversion of cumulative preferred stock with a face value of $900,000 and a convertible promissory note in the amount of $351,060 into (a) 900,000 shares of common stock of the Company and (b) 100,000 shares of Series C Senior Convertible Preferred Stock with a face value of $900,000; (iii) a restrictive covenant for which the Company will pay a monthly fee in the amount of $5,555 over a 36-months term; and (iv) certain redemption privileges relating to the Series C Senior Convertible Preferred Stock.

         In February 2000, the President and Chief Executive Officer exercised a put option for 155,556 shares of common stock issued in connection with the 1998 acquisition by the Company of Rolina Corporation which exercise resulted in a $374,890 current liability to the Company. On March 31, 2000, the Company and the President agreed to convert this current liability payable into a long-term obligation maturing March 31, 2002 which among others provides for a right to the holder to convert such obligation into common stock of the Company.

         Between July and November 1999, an individual who in January 2000 joined the Company in the capacity of Vice President for Shareholder Relations, invested an aggregate $450,000 in the Company against issuance of convertible promissory notes and warrants for the purchase of 900,000 common shares. In February 2000, these promissory notes were converted into 900,000 common shares.

         Security Ownership Of Certain Beneficial Owners and Management

         The following table sets forth, as of June 30, 2000, the record and beneficial ownership of Common stock of the Company by each officer and director, all officers and directors as a group, and each person known to the Company to own beneficially, or of record, five percent or more of the outstanding shares of the Company:

Title       Name and Address of                          Amount and Nature of      Percent
of Class    Beneficial Owner          Title              Beneficial Ownership (1)  of Class
Common      Steven D. Rudnik,    Pres., CEO, Director      2, 302,778 (2)          13.0 1%
Stock       John C. Duncan,      Exec. VP, Director           510,000 (3)            3.19%
            Joerg H. Klaube,     CFO,                         100,100 (4)              **
            Peter J. Buscetto,   (Former Director)             56,667 (5)              **
            Paul Chernis,        (Former Director)             30,000 (3)              **
            Seymour Kroll,       (Former Director)            394,792 (6)            2.50%
            Howard G. Siegel,    VP                         1,035,166 (7)            6.47%
            Joseph J. Tomasek,   Director                      50,000 (3)              **
            Ivano Angelastri     Director                   1,050,000(11)            6.51%
            Steven Gray,         Director                     537,000(12)            3.42%

            Address of all persons above:  c/o the Company.
            All Directors and Officers                      3,774,411              21.78 %
            as a Group (8 persons)

            Michael G. Martin                               1,750,000 (8)          10.16 %
            12 Tillman Ct., Bridgewater, NJ
            Schuerch Asset Management                       1,578,500 (9)            9.51%
            Tellstrasse 21,
            St.Gallen, Switzerland
            Viviana Partners, L.P.                          1,260,000 (10)          7.84 %
            1 Sansome Str., San Francisco, CA
            Liechtensteinische                                916,820 (13)           5.68%
            Landesbank
            Zurich, Switzerland


** less than 1%
----------------------------
(1) For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares of Common Stock which such person has the right to acquire within 60 days of March 28, 2000. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named above, any security which such person or persons has or have the right to acquire within such date is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnote to this table and pursuant to applicable community property laws, the Company believes based on information supplied by such persons, that the persons named in this table have sole voting and investment power with respect to all shares of Common Stock which they beneficially own.
(2) Includes deferred compensation of 150,000 shares, options to acquire 1,325,000 shares and conversion rights for appr.750,000 shares..
(3)  Represents  options to acquire  the same  number of  shares.
(4)  Includes options to acquire 100,000 shares.
(5) Includes 22,222 shares held by an affiliate and options to acquire 20,000 shares.
(6) Includes options to acquire 129,866 shares and conversion rights for approx.  194,926  shares.
(7) Includes  warrants for 424,000 shares and 104,166
    shares issuable for past services..
(8) Includes options for 750,000 shares and
    preferred stock convertible into 1,000,000 shares.
(9) Includes options and warrants for 1,023,900 shares.
(10)Includes warrants for 600,000 shares.
(11)Includes stock options to acquire 250,000 and warrants to purchase 400,000.
(12)Includes warrants to purchase 240,000 Common Shares.
(13)Includes 277,880 shares underlying convertible preferred stock and 388,940 underlying warrants.
                                       39

                                    Employees

         As of June 30, 2000, the Company employed 18 persons, of whom six were primarily engaged in research and development and software support activities, seven were primarily engaged in sales and marketing, and five in general administrative and clerical functions. The Company has no collective bargaining agreements with its employees.


                                   Properties

         On March 15, 2000, the Company entered a five year lease for approximately 6,000 square feet of office space at 401 State Route 24, Chester, New Jersey, and relocated its operations during April, 2000. This lease agreement calls for monthly rental payments of $6,500 with nominal increases after years No. 2, 3, and 4.

                               Selling Stockholder



       The following table sets forth certain information regarding the beneficial ownership of shares of common stock by Torneaux Fund Ltd. ("Torneaux"), the selling stockholder, as of September 30, 2000, and the number of shares of common stock covered by this prospectus. The number of shares in the table represents an estimate of the number of shares of common stock to be offered by Torneaux, including shares that may be acquired upon the exercise of warrants or other rights to acquire shares.

        The shares being offered by Torneaux consist of shares of common stock that it may purchase from us pursuant to the common stock purchase agreement, including upon exercise of warrants issued pursuant to that agreement. For additional information about the stock purchase agreement, please see the "Common Stock Purchase Agreement" subsection of "THE OFFERING" section of this prospectus. The address of Torneaux Fund Ltd. is: Montague Sterling Street, East Bay Street, P. O. Box SS-6238, Nassau, Bahamas.

                              Number of                                  Number of Common
                            Common Shares             Number of         Shares Beneficially
                         Beneficially Owned        Common Shares        Owned Following
Name of Stockholder     Prior to the Offering     Offered Hereby(1)     The Offering(1)
----------------------  ----------------------    -----------------    -----------------------------
                         # of Shares  % of Class    # of Shares             # of Shares   % of Class
                         ------------ -----------  -----------------   --------------     -----------

Torneaux                         -0-         -0-    3,579,545(2)             -0-(3)              -0-


*  Less than 1% of the outstanding common stock.

(1) Assumes the sale of the shares of common stock which have been offered pursuant to the prospectus.

(2) Includes the resale of up to 2,386,364 shares of common stock which we have the right to cause Torneaux to purchase pursuant to the common stock purchase agreement and the resale of up to 1,193,181 shares that may be acquired upon the exercise of warrants. Under the common stock purchase agreement we are required to issue warrants to purchase from
      30% to 50% of the number of shares we sell to Torneaux.

(3) Assumes the resale of shares to be acquired by Torneaux pursuant to the common stock purchase agreement or upon the exercise of warrants.

Torneaux

         Torneaux Fund Ltd. is engaged in the business of investing in publicly traded equity securities for its own account. Torneaux's principal offices are located at Montague Sterling Street, East Bay Street, Nassau, Bahamas. Investment decisions for Torneaux are made by its board of directors. Torneaux does not currently own any of our securities as of the date of this prospectus. Other than its obligation to purchase common shares under the common stock purchase agreement, it has no other commitments or arrangements to purchase or sell any of our securities. There are no business relationships between Torneaux and us other than the common stock purchase agreement.

                              Plan of Distribution

         We have been advised by Torneaux Fund Ltd. that it may sell the common stock from time to time in transactions on the OTC Bulletin Board, or any exchange where the common stock is then listed, in negotiated transactions, or otherwise, or by a combination of these methods, at fixed prices which may be changed, at market prices at the time of sale, at prices related to market prices or at negotiated prices. Tourneaux Fund Ltd. may effect these transactions by selling the common stock to or through broker-dealers, who may receive compensation in the form of discounts, concessions or commissions from Torneaux Ltd. or the purchasers of common stock to or through broker-dealers, who may receive compensation in the form of discounts, concessions or commissions from Tourneaux Fund Ltd. or the purchasers of common stock for whom the broker-dealer may act as an agent or to whom it may sell the common stock as a principal, or both. The compensation to a particular broker-dealer may be in excess of customarycommissions.

       Tourneaux Fund Ltd. is an "underwriter" within the meaning of the Securities Act in connection with the sale of the common stock offered hereby. Assuming that we are in compliance with the conditions of the common stock purchase agreement, Tourneaux Fund Ltd. must accept draw downs of shares from us, subject to maximum aggregate dollar amounts, during the 15 month term of the agreement. Broker-dealers who act in connection with the sale of the common stock may also be deemed to be underwriters. Profits on any resale of the common stock as a principal by such broker-dealers may be deemed to be underwriting discounts and commissions under the Securities Act. Any broker-dealer participating in such transactions as agent may receive commissions from Tourneaux Fund Ltd. and, if they act as agent for the purchaser of our common stock, from such purchaser. Broker-dealers may agree with Tourneaux Fund Ltd. to sell a specified number of shares of our common stock at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for Tourneaux Fund Ltd., to purchase as principal any unsold common stock at the price required to fulfill the broker-dealer commitment to Torneaux Ltd. Broker-dealers who acquire common stock as principal may thereafter resell the common stock from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such common stock commissions computed as described above.

        The common stock offered hereby is being registered pursuant to our contractual obligations, and we have agreed to pay the costs of registering the shares hereunder. We have also agreed to pay Torneaux Fund Ltd.'s fees, expenses and disbursements of counsel for Torneaux Ltd. for the preparation of the agreement up to a maximum of $50,000, and all reasonable fees incurred in connection with any amendment, modification or waiver, to or enforcement of the agreement.

       The price at which the common shares will be issued by us to Torneaux Fund Ltd. will fluctuate. The price will be between 88% and 90.5% of the daily volume weighted average closing price over an 20-day trading period on the OTC Bulletin Board for each draw down period. We cannot obligate Torneaux to purchase any of our common shares at less than $1.00 per share, before applying the agreed upon discount ranging between 9.5% and 12%. Please see the "Common Stock Purchase Agreement" subsection of "THE OFFERING" section of this prospectus.

                          Description of Capital Stock

         Magnitude is currently authorized by its Certificate of Incorporation to issue an aggregate 103,000,000 shares of capital stock, including 100,000,000 shares of Common Stock, $.0001 par value per share of which 15,479,163 were issued and outstanding as of June 30, 2000 and 3,000,000 shares of Preferred Stock, $0.01 par value per share of which: 2,500 shares have been designated as Cumulative Preferred Stock, par value $0.0001 per share, of which 1 share was outstanding as of June 30, 2000; 300,000 shares have been designated as Series A Senior Convertible Preferred Stock (the "Series A Stock"), $0.001 par value per share of which 29,300 were issued and oustanding as of June 30, 2000; 350,000 shares have been designated as Series B Senior Convertible Preferred Stock (the "Series B Stock"), par value $0.001 per share, of which 222,228 shares were outstanding as of June 30, 2000, and; 120,000 shares have been designated as Series C Senior Convertible Preferred Stock (the "Series C Stock") par value $0.001 per share of which 100,000 shares were outstanding as of June 30, 2000.

Common Stock

         The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Subject to the rights and preferences of the holders of any outstanding Preferred Stock, the holders of Common Stock are entitled to receive ratably such dividends as are declared by the Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding-up of the Company, holders of Common Stock have the right to a ratable portion of assets remaining after the payment of all debts and other liabilities of the Company, subject to the liquidation preferences, if any, of the holders of any outstanding Preferred Stock. Holders of Common Stock have neither preemptive rights nor rights to convert their Common Stock into any other securities and are not subject to future calls or assessments by the Company. There are no redemption or sinking fund provisions applicable to the Common Stock. The rights, preferences and privileges of the holders of Common Stock may be subject to, and may be adversely affected by, the rights of the holders of shares of Preferred Stock that the Company may designate and issue in the future.

Preferred Stock

         The Board of Directors of the Company recently took action to create and authorize the issuance of (1) up to 300,000 shares of Preferred Stock designated as Series A Senior Convertible Preferred Stock of which 29,300 shares were issued and outstanding as of June 30, 2000 (the "Series A Stock"); (2) up to 350,000 shares of Preferred Stock designated as Series B Senior Convertible Preferred Stock (the "Series B Stock') of which 222,228 shares were outstanding as of June 30, 2000, and; (3) up to 120,000 shares of Preferred Stock designated as Series C Senior Convertible Preferred Stock (the "Series C Stock") of which 100,000 shares were outstanding as of June 30, 2000.

The Series A Stock

         The Series A Stock has no voting rights and their holders do not have a right to cast a vote on shareholder matters. The holders of Series A Stock are entitled to receive semi-annual cumulative dividends before any dividends are declared and paid upon the Common Stock, but on par with the holders of any Series B Stock and Series C Stock, calculated against their liquidation price of $5.00 per share at the rate of 7% annually during the first year of their issuance, increasing thereafter in increments of 1/2 of 1% per year for the next six years when the interest rate is fixed at 10% annually. In the event of a liquidation, dissolution or winding up of the affairs of Magnitude and after payment of its debts and liabilities, the holders are entitled to be paid out of the remaining assets a liquidation price of $5.00 per share of Series A Stock, on an equal basis with the holders of any Series B Stock and Series C Stock. Magnitude has the right to redeem or buy back part or all of the Series A Stock three years after their issuance by paying to the holders the liquidation price ($5.00 per share), any accumulated but unpaid dividends and a payment (a "call premium") equal to 15% of the liquidation price. Holders of the Series A Stock can convert their shares into Magnitude Common Stock at a conversion rate equal to 150% of the "market price" of Magnitude's Common Stock at the time of conversion. "Market price" is based upon the average bid and asked prices for Magnitude's Common Stock as quoted by the then stock exchange during the 20 consecutive trading day period immediately preceding the conversion.

The Series B Stock

         The Series B Stock has no voting rights and their holders do not have a right to cast a vote on shareholder matters. The holders of Series B Stock are entitled to receive semi-annual cumulative dividends before any dividends are declared and paid upon the Common Stock, but on a par with the holders of any Series A Stock and Series C Stock, calculated against their liquidation price of $9.00 per share at the rate of 7% annually. In the event of a liquidation, dissolution or winding up of the affairs of Magnitude and after payment of its debts and liabilities, the holders are entitled to be paid out of the remaining assets a liquidation price of $9.00 per share of Series B Stock, on an equal basis with the holders of any Series A Stock and Series C Stock. Magnitude has the right to redeem or buy back part or all of the Series B Stock three years after their issuance by paying to the holders the liquidation price ($9.00 per share), any accumulated but unpaid dividends and a payment (a "call premium") equal to 10% of the liquidation price. Holders of the Series B Stock can convert their shares into Magnitude Common Stock on the basis of 10 shares of Common Stock for one share of Series B Stock at any time.

The Series C Stock

         The Series C Stock has no voting rights and their holders do not have a right to cast a vote on shareholder matters. The holders of Series C Stock are entitled to receive monthly cumulative dividends before any dividends are declared and paid upon the Common Stock, but on par with the holders of any Series A Stock and Series B Stock, calculated against their liquidation price of $9.00 per share at the rate of 7% annually. In the event of a liquidation, dissolution or winding up of the affairs of Magnitude and after payment of its debts and liabilities, the holders are entitled to be paid out of the remaining assets a liquidation price of $9.00 per share of Series C Stock, on an equal basis with the holders of any Series A Stock and Series B Stock. Magnitude has the right to redeem or buy back part or all of the Series C Stock three years after their issuance by paying to the holders the liquidation price ($9.00 per share), any accumulated but unpaid dividends and a payment (a "call premium") equal to 10% of the liquidation price. Holders of the Series C Stock can convert their shares into Magnitude Common Stock on the basis of 10 shares of Common Stock for one share of Series C Stock at any time.

Cumulative Preferred Stock
         The Company has designated 2,500 shares as "Cumulative Preferred Stock", of which as of June 30, 2000, one share is issued and outstanding. The Cumulative Preferred Stock is non-voting. Each share shall be entitled to receive out of the surplus or net profits of the Company, cumulative dividends thereon at the rate of $9,000 per year, payable quarterly, semi-annually, or annually, as and when declared by the Board of Directors. The Cumulative Preferred Stock shall, with respect to dividend rights, rights on liquidation, winding up and dissolution and rights upon redemption, rank prior to all classes and series of Common Stock.


                                  Legal Matters

The Company is not a party in any legal proceedings.

                       Where You Can Find More Information

         We file annual, quarterly and special reports with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the Internet at the Securities and Exchange Commission's web site at http://www.sec.gov. You may also read and copy any document we file at the Securities and Exchange Commission's public reference rooms located at 450 Fifth Street, N.W., Washington, DC 20549, and its public reference facilities in New York, New York and Chicago, Illinois. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms and their copy charges.

         This prospectus is part of a Form SB-2 registration statement that we filed with the SEC. This prospectus provides you with a general description of the securities that may be offered for sale, but does not contain all of the information that is in the registration statement. To see more detail, you should read the entire registration statement and the exhibits filed with the registration statement. Copies of the registration statement and the exhibits are on file at the offices of the Commission and may be obtained upon payment of the fees prescribed by the Commission, or examined without charge at the public reference facilities of the Commission described above.

         You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information.

         Neither Magnitude nor Torneaux Fund Ltd., the selling stockholder, is making an offer of the securities covered by this prospectus in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement or in any other document incorporated by reference in this prospectus is accurate as of any date other than the date on the front of those documents.

         Upon request, we will provide without charge a copy of our Annual, Quarterly and Current Reports we have filed electronically with the Commission as well as a copy of any and all of the information that has been or may be incorporated by reference in this prospectus. Requests for such copies should be directed to Magnitude Information Systems, Inc., 401 State Route 24, Chester, New Jersey 07930 (telephone: 908-879-2722).

         You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted.
You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of this document.

                                 ---------------

                       Magnitude Information Systems, Inc.
                          Index to Financial Statements



Magnitude Information Systems, Inc. and Subsidiaries

         Audited Consolidated Financial Statements as of December 31, 1999 and for the years ended December 31, 1999 and 1998.

         Audited Consolidated Financial Statements as of December 31, 1998 and for the years ended December 31, 1998 and 1997.

              Magnitude Information Systems, Inc. and Subsidiaries
                 Index to the Consolidated Financial Statements
                                December 31, 1999





                                                                       Page



Independent Auditors' Report.......................................      69

Financial Statements

     Consolidated Balance Sheet....................................      70

     Consolidated Statements of Operations.........................      71

     Consolidated Statement of Stockholders Equity (Deficit).......     72-73

     Consolidated Statements of Cash Flows.........................     74-75

     Notes to the Consolidated Financial Statements................     76-85

                                 [Letterhead of
                     Rosenberg Rich Baker Berman & Company ]








                          Independent Auditors' Report


To the Board of Directors and Stockholders of Magnitude Information Systems, Inc. and Subsidiaries


We have audited the accompanying consolidated balance sheet of Magnitude Information Systems, Inc. and Subsidiaries as of December 31, 1999 and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the two years ended December 31, 1999 and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Magnitude Information Systems, Inc. and Subsidiaries as of December 31, 1999 and the consolidated results of their operations and their cash flows for the years ended December 31, 1999 and 1998, in conformity with generally accepted accounting principles.


s/Rosenberg Rich Baker Berman & Company

Bridgewater, New Jersey
March 24, 2000

              Magnitude Information Systems, Inc. and Subsidiaries
                           Consolidated Balance Sheet
                                December 31, 1999



        Assets
Current Assets
     Cash                                                                                                   $       249,569
     Accounts receivable net of allowance for doubtful accounts of $78,301                                           58,724
     Inventories                                                                                                      8,885
     Miscellaneous receivables                                                                                      16,627
     Deferred tax asset                                                                                             201,470
     Prepaid expenses                                                                                               388,881
                                                                                                                --------------
           Total Current Assets                                                                                     924,156

Property, plant and equipment, net of accumulated depreciation of $145,579                                           99,880
Software, net of accumulated amortization of $261,662                                                             1,193,728
Other assets                                                                                                          2,459
                                                                                                              ==============
           Total Assets                                                                                           2,220,223
                                                                                                              ==============
           Liabilities and Stockholders' Equity (Deficit)
Current Liabilities
     Accounts payable and accrued expenses                                                                          806,265
     Accrued contingent liability                                                                                   374,890
     Dividends payable                                                                                                9,000
     Loans payable                                                                                                  754,541
     Notes payable                                                                                                1,475,000
     Current maturities of long-term debt                                                                         1,038,779
     Current maturities of capitalized lease obligations                                                              6,938
                                                                                                             --------------
           Total Current Liabilities                                                                              4,465,413
Long term debt, less current portion                                                                                 22,750
Obligations under capital leases, excluding current maturities                                                       13,005
                                                                                                             --------------
           Total Liabilities                                                                                      4,501,168
                                                                                                             --------------
Minority Interest                                                                                                         -

Stockholders' Equity (Deficit)
     Preferred stock Series A, $.01 par value, authorized 3,000,000 shares; issued and
       outstanding, 0 shares                                                                                              -
     Cumulative preferred stock, $.001 par value; 2,500 shares authorized, 10 shares
       issued and outstanding                                                                                             -
     Common stock, $.0001 par value, 30,000,000 shares authorized; 10,340,261 shares issued
       and outstanding                                                                                                1,034
     Contributed capital                                                                                             81,000
     Additional paid in capital                                                                                   8,935,034
     Accumulated deficit                                                                                       (11,298,013)
                                                                                                             --------------
           Total Stockholders' Equity (Deficit)                                                                 (2,280,945)
                                                                                                             --------------
           Total Liabilities and Stockholders' Equity (Deficit)                                             $     2,220,223


                                                                                                             ==============

See notes to the consolidated financial statements.

              Magnitude Information Systems, Inc. and Subsidiaries
                      Consolidated Statements of Operations


                                                                                          Year Ended December 31,
                                                                                          ----------------------------------


                                                                                            1999               1998
                                                                                         ---------------     --------------
Net Sales

     Hardware Products                                                                  $          2,850    $     2,853,969
     Software                                                                                    260,703             72,486
                                                                                          ---------------     --------------
       Total Net Sales                                                                           263,553          2,926,455
                                                                                          ---------------     --------------
Cost of Good Sold
     Hardware Products                                                                             2,850          1,450,367
     Software                                                                                    167,971            140,073
                                                                                          ---------------     --------------
       Total Cost of Goods Sold                                                                  170,821          1,590,440

Gross Profit                                                                                      92,732          1,336,015
Selling, general and administrative expenses                                                   2,735,721          3,924,777
                                                                                          ---------------     --------------

(Loss) From Operations                                                                       (2,642,989)        (2,588,762)
                                                                                          ---------------     --------------
Other Income (Expense)
     Miscellaneous income                                                                        133,520             86,872
     Interest income                                                                                  -              1,384
     Miscellaneous expense                                                                      (40,542)          (182,385)
     Interest expense                                                                          (293,553)          (343,394)
     Loss on disposition of assets                                                              (38,758)          (104,336)
                                                                                          ---------------     --------------
       Total Other (Expense)                                                                   (239,333)          (541,859)
                                                                                         ---------------     --------------
(Loss) From Continuing Operations Before Provision for Income Taxes                          (2,882,322)        (3,130,621)

Provision for (Benefit from) Income Taxes                                                        490,374                  -
                                                                                          ---------------     --------------
(Loss) From Continuing Operations                                                            (2,391,948)        (3,130,621)
Discontinued Operations
    Gain on disposal of hardware line of business (net of $0 income tax
effect)                                                                                               -            599,712
                                                                                          ===============     ==============
Net (Loss)                                                                              $    (2,391,948)    $   (2,530,909)
                                                                                          ===============     ==============

Net (Loss) Per Common Share:
     (Loss) From Continuing Operations                                                  $          (.28)    $         (.72)
      Discontinued Operations                                                                          -                .14

     Net (Loss)                                                                         $          (.28)    $         (.58)
                                                                                          ---------------     --------------
Weighted Average of Common Shares Outstanding                                                  8,486,443          4,324,292
                                                                                          ===============     ==============

See notes to the consolidated financial statements.

              Magnitude Information Systems, Inc. and Subsidiaries
            Consolidated Statement of Stockholders' Equity (Deficit)
                     Years Ended December 31, 1999 and 1998

                                                      Convertible       Cumulative
                                                    Preferred Shares Preferred Shares  Common Stock



                                                     ------------  ---------------  ------------------
                                                     Shares Amount Shares   Amount   Shares    Amount
                                                     ------------- ----- ---------  ------------------


  Balances, January 1, 1999                            -   $    -     10  $     -   6,431,113 $  643
  Issuances of common stock granted for
  services performed                                   -        -      -        -   1,404,328    140
  Issuances of common stock pursuant to stock option
  exercise loan agreement                              -        -      -        -     535,000     53

  Issuance of common stock for conversion of loans
  and accrued interest                                 -        -      -        -     767,332     77

  Issuance of common stock pursuant to note penalty
  clause                                               -        -      -        -      60,000      6

  Contingent liability pursuant to put option
  agreement                                            -        -      -        -           -      -

  Exchange of the Company's common stock, one common
  share for 3.4676 common shares of Magnitude, Inc.    -        -      -        -       7,210      1

  Issuance of common shares pursuant to private
  equity placements                                    -        -      -        -   1,050,000    105

  Cancellation of previously issued common stock       -        -      -        -      (7,500)    (1)

  Issuance of common stock pursuant to anti-dilution
  clause                                               -        -      -        -      77,778      8

  Issuance of common stock to suppliers pursuant to
  grant                                                -        -      -        -      15,000      2

  Issuance of convertible debt with attached warrants  -        -      -        -           -      -

  Net loss, year ended December 31, 1999               -        -      -        -           -      -
                                                     ---- -------  -----  --------  ---------- ------
  Balances, December 31, 1999                          -  $     -     10  $     -   10,340,261 $1,034
                                                     ==== =======  =====  ========  ========== ======




See notes to the consolidated financial statements

                                       53A

                                                                                                     Total
                                                     Contributed    Additional     Accumulated      Stockholder
                                                       Capital       Paid in         Deficit         Equity





                                                ----------------- -------------- --------------   ---------------

  Balances, January 1, 1999                          $  81,000    $  6,832,728   $(8,906,065)    $ (1,991,694)
  Issuances of common stock granted for
  services performed                                         -       1,224,030             -        1,224,170
  Issuances of common stock pursuant to stock option
  exercise loan agreement                                    -         267,446             -          267,499

  Issuance of common stock for conversion of loans
  and accrued interest                                       -         383,590             -          383,667

  Issuance of common stock pursuant to note penalty
  clause                                                     -             (6)             -                -

  Contingent liability pursuant to put option
  agreement                                                  -       (374,890)             -        (374,890)

  Exchange of the Company's common stock, one common
  share for 3.4676 common shares of Magnitude, Inc.          -             (1)             -               -

  Issuance of common shares pursuant to private
  equity placements                                          -         524,895             -         525,000

  Cancellation of previously issued common stock             -               1             -               -

  Issuance of common stock pursuant to anti-dilution
  clause                                                     -              (8)            -               -

  Issuance of common stock to suppliers pursuant to
  grant                                                      -           5,249             -            5,251

  Issuance of convertible debt with attached warrants        -          72,000             -           72,000

  Net loss, year ended December 31, 1999                     -               -     (2,391,948)     (2,391,948)
                                                       --------     ----------   --------------  --------------
  Balances, December 31, 1999                        $  81,000      $8,935,034   $(11,298,013)     $2,280,945)
                                                      =========     ===========  ==============  ==============




See notes to the consolidated financial statements



                                       53B

              Magnitude Information Systems, Inc. and Subsidiaries
            Consolidated Statement of Stockholders' Equity (Deficit)
                     Years Ended December 31, 1999 and 1998


                                                        Convertible            Cumulative
                                                     Preferred Shares       Preferred Shares          Common Stock


                                                    Shares       Amount     Shares     Amount       Shares       Amount
                                                    --------    ---------   --------  ---------  -------------   --------


Balances, January 1, 1998                                 -  $        -         10  $        -      2,898,507  $     290

Accrued Dividends on cumulative preferred shares
reversed                                                  -           -          -           -              -          -

Dividends on cumulative preferred shares waiver
reversed                                                  -           -          -           -              -          -

Issuances of common stock to domestic private
individuals pursuant to an exemption under Rule           -           -          -           -         79,722          8
506

Issuances of common stock to foreign investors
pursuant to Reg. S.                                       -           -          -           -      1,453,644        145

Exchange of the Company's common stock, one
common share for 3.4676 common shares of                  -           -          -           -         22,061          2
Magnitude, Inc.

Issuance of common stock for conversion of
accrued interest on private placement notes               -           -          -           -         10,411          1

Issuance of common stock in exchange for prepaid
advertising                                               -           -          -           -        150,000         15

Issuance of common stock pursuant to Rolina
Corporation merger                                        -           -          -           -        155,556         16

Issuance of common stock pursuant to Vanity
Software Publishing Corporation acquisition               -           -          -           -        224,000         22

Issuance of common stock granted for services
performed                                                 -           -          -           -      1,080,177        108

Issuance of common stock for conversion of loan
and accrued interest                                      -           -          -           -        342,000         34

Issuance of common stock pursuant to sales
incentive awards                                          -           -          -           -          5,035          1

Issuance of common stock in exchange for product
rights                                                    -           -          -           -         10,000          1


Net loss, year ended December 31, 1998                    -           -          -           -              -          -
                                                    --------   ---------   --------   ---------  -------------   --------


Balances, December 31, 1998                               -  $        -         10  $        -      6,431,113  $     643
                                                    ========   =========   ========   =========  =============   ========

See notes to the consolidated financial statement

                                       54A

                                                                                                          Total
                                                      Contributed     Additional      Accumulated       Stockholders
                                                        Capital         Paid in         Deficit            Equity
                                                                        Capital                          (Deficit)


                                                      ------------    ------------   ---------------   ---------------


Balances, January 1, 1998                           $     243,000   $   2,314,856  $    (6,555,156)  $    (3,997,010)

Accrued Dividends on cumulative preferred shares
reversed                                                        -               -            18,000            18,000

Dividends on cumulative preferred shares waiver
reversed                                                (162,000)               -           162,000                 -

Issuances of common stock to domestic private
individuals pursuant to an exemption under Rule                 -         199,992                 -           200,000
506

Issuances of common stock to foreign investors
pursuant to Reg. S.                                             -       2,586,855                 -         2,587,000

Exchange of the Company's common stock, one
common share for 3.4676 common shares of                        -             (2)                 -                 -
Magnitude, Inc.

Issuance of common stock for conversion of
accrued interest on private placement notes                     -          36,101                 -            36,102

Issuance of common stock in exchange for prepaid
advertising                                                     -         374,985                 -           375,000

Issuance of common stock pursuant to Rolina
Corporation merger                                              -         388,874                 -           388,890

Issuance of common stock pursuant to Vanity
Software Publishing Corporation acquisition                     -         559,978                 -           560,000

Issuance of common stock granted for services
performed                                                       -          29,892                 -            30,000

Issuance of common stock for conversion of loan
and accrued interest                                            -         341,199                 -           341,233

Issuance of common stock pursuant to sales
incentive awards                                                -             (1)                 -                 -

Issuance of common stock in exchange for product
rights                                                          -             (1)                 -                 -


Net loss, year ended December 31, 1998                          -               -       (2,530,909)       (2,530,909)
                                                      ------------    ------------   ---------------   ---------------

Balances, December 31, 1998                         $      81,000   $   6,832,728  $    (8,906,065)  $    (1,991,694)
                                                      ============    ============   ===============   ===============


See notes to the consolidated financial statement

                                       54B

              Magnitude Information Systems, Inc. and Subsidiaries
                      Consolidated Statements of Cash Flows

                                                                                             ----------------------------------
                                                                                                   1999               1998
                                                                                              ---------------    ---------------
     Cash Flows From Operating Activities
             Net Income (Loss)                                                              $    (2,391,948)   $    (2,530,909)
             Adjustments to Reconcile Net (Loss) to Net Cash (Used) by Operating
          Activities
                Depreciation and amortization                                                        183,053            266,589
                Common stock issued for various expenses                                             474,119                  -
                Loss on disposition of assets                                                         38,758            112,112
                Bad debt provision                                                                     4,109             94,287
                Forgiveness of debt                                                                        -           (32,893)
                New debt issued for interest expense                                                   5,400                  -
                Deferred tax (benefit)                                                             (201,470)                  -
                Inventory variance                                                                         -            132,890
                  Inventory writeoff                                                                  16,770                  -
                Return reserve provision                                                                   -             30,000
             Decreases (Increases) in Assets
                  Accounts receivable                                                                 46,416             50,956
                Miscellaneous receivables                                                             58,951           (54,743)
                  Inventories                                                                          1,134          (317,650)
                Prepaid expenses                                                                     (3,273)             36,996
                Other assets                                                                           2,652                414
             Increases (Decreases) in Liabilities
                Accounts payable and accrued expenses                                              (189,975)            403,405
                Trade acceptance payable                                                                   -           (44,860)
                                                                                          ---------------    ---------------
                  Net Cash (Used) by Operating Activities                                        (1,955,304)        (1,853,406)
                                                                                             ---------------    ---------------
     Cash Flows From Investing Activities
             Purchases of equipment, fixtures, and software                                          (6,486)          (569,857)
          Sales of property and equipment                                                                250            716,926
                                                                                             ---------------    ---------------
                  Net Cash Provided (Used) by Investing Activities                                   (6,236)            147,069
                                                                                            ---------------    ---------------
     Cash Flows From Financing Activities
             Repayment of notes payable                                                                    -           (25,000)
             Proceeds from long-term debt                                                            300,000            342,000
             Proceeds from long-term debt with detachable warrants                                   800,000                  -
             Repayment of long-term debt                                                            (50,474)          (750,577)
             Repayment of capital lease obligations                                                  (7,747)            (7,229)
             Repayment of officer loans payable                                                            -           (85,000)
             Proceeds from loans payable                                                             726,181                  -
             Repayment of loans payable                                                             (91,254)          (275,000)
             Proceeds from issuance of common stock                                                  525,000          2,512,000
                                                                                             ---------------    ---------------
                  Net Cash Provided by Financing Activities                                        2,201,706          1,711,194
                                                                                             ---------------    ---------------
     Net increase in Cash                                                                            240,166              4,857
     Cash at beginning of period                                                                       9,403              4,546
                                                                                              ===============    ===============
     Cash at end of period                                                                  $        249,569   $          9,403
                                                                                              ===============    ===============
     SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
             Interest Paid                                                                  $        153,313   $        245,916
                                                                                             ===============    ===============
             Taxes Paid                                                                     $          6,600   $          4,320
                                                                                              ===============    ===============

See notes to the consolidated financial statements.

              Magnitude Information Systems, Inc. and Subsidiaries
                      Consolidated Statements of Cash Flows

                                                                                                      Year Ended December 31,
                                                                                               ----------------------------------

                                                                                                   1999                1998
                                                                                              --------------     ---------------
 Schedule of non-cash investing and financing activities
 In connection with the retirement of $36,102 of accrued  interest on a promissory
    note, 10,411 common shares were issued                                                                 $         36,102
                                                                                                            ===============
 Capitalized lease obligations incurred for use of equipment                                               $         26,376
                                                                                                            ===============
 In  connection   with  the   acquisition  of  a  20%  equity  interest  in  Input
 Technologies LLC, $60,000 of accounts receivable were written off                                         $         60,000
                                                                                                            ===============
 In connection with the Rolina  Corporation  merger,  secured payment  obligation
    Incurred                                                                                               $        100,000
                                                                                                            ===============
 In connection  with the obtaining of prepaid  advertising,  150,000 common shares
    were issued                                                                                            $        375,000
                                                                                                            ===============
 In connection  with the Rolina  Corporation  merger,  155,556  common shares were
    issued                                                                                                 $        388,890
                                                                                                            ===============
 In  connection  with the  Vanity  Software  Publishing  Corporation  acquisition,
    224,000 common shares were issued                                                                      $        560,000
                                                                                                             ===============
 In  connection  with the issuance of common  stock,  72,677 shares were issued as
    consideration for past services                                                                        $         30,000
                                                                                                             ===============
 In  connection  with the  retirement  of a $316,849  promissory  note and accrued
    interest thereon, 342,000 common shares were issued                                                    $        341,233
                                                                                                             ===============
 In  connection   with  the   disposition  of  a  20%  equity  interest  in  Input
    Technologies  LLC,  $20,392 of  accounts  payable and  accrued  expenses  were
    written off                                                                         $        20,392
                                                                                          ==============
 In connection  with the trade-in of capitalized  lease  equipment for operating lease equipment, $17,975 of capitalized lease obligations were written off $
    17,975
                                                                                          ==============
 In  connection  with the Rolina  Corporation  merger  agreement,  a put option on
    155,556 shares at $2.41 was set up as an accrued contingent liability               $       374,890
                                                                                          ==============
 In  connection  with the  retirement  of a $100,000  promissory  note and accrued
    interest thereon, 202,332 common shares were issued                                 $       101,166
                                                                                          ==============
 In connection  with a stock option  exercise,  535,000  common shares were issued against  the  cancellation  of loans and notes  totaling  $261,604  along with
    accrued interest thereon.                                                           $       267,500
                                                                                          ==============
 In connection  with the  retirement of promissory  notes  totaling  $256,959 plus
    accrued interest thereon, 565,000 common shares were issued                         $       282,500
                                                                                          ==============
 In connection with the issuance of a promissory note totaling  $119,735 , $29,735
    of accrued interest on various notes was incorporated into a new note.              $        29,735
                                                                                          ==============
 In  connection  with the issuance of common stock,  1,419,328  common shares were
    issued for past services                                                            $       721,619
                                                                                          ==============
 In connection with the issuance of 1,000,000  common shares during the year ended
    December 31, 1998,  $276,230 for past  services was relieved;  notes  totaling
    $134,295  with  accrued  interest  of  $19,692  were  retired,  and  loans and
    advances of $77,585 were retired during the year ended December 31, 1999.           $       507,802
                                                                                          ==============

See notes to the consolidated financial statements.

              Magnitude Information Systems, Inc. and Subsidiaries
                 Notes to the Consolidated Financial Statements


SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Nature of Organization
         Magnitude Information Systems, Inc. (the "Company") was incorporated as a Delaware corporation on April 19, 1988 under the name Fortunistics Inc. On March 4, 1993, the Company changed its name to Whitestone Industries, Inc. On July 14, 1997, the Company changed its name to Proformix Systems, Inc., and on November 18, 1998, the Company changed its name to Magnitude Information Systems, Inc.

         The Company and Magnitude, Inc. remain as two separate legal entities whereby Magnitude, Inc. operates as a subsidiary of the Company. However, the operations of the newly combined entity are currently comprised solely of the operations of Magnitude, Inc. The remaining 1% of Magnitude, Inc. stockholders hold a minority interest which is valued at $0.

         On February 2, 1998, the Company entered into an Agreement and Plan of Merger with Rolina Corporation, a privately held New Jersey software developing firm, and on April 30, 1998, into an Asset Purchase Agreement with Vanity Software Publishing Co., a Canadian developer of specialized software, whereby the Company, in return for payments in the form of cash and equity, acquired the rights to certain software products and related assets, with such software products subsequently forming the basis for the further development, during the year, of the Company's proprietary EMS Software System.

         On November 18, 1998, the Company and its wholly owned subsidiary Magnitude, Inc. entered into an Asset Purchase Agreement and several related agreements with 1320236 Ontario Inc. ("OS"), a publicly traded Canadian designer, manufacturer and distributor of office furniture based in Holland Landing, Ontario, Canada, pursuant to which OS acquired Magnitude, Inc.'s hardware product line comprised of the Company's ergonomic keyboard platform products and accessories, and all related inventory and production tooling and warehousing assets, and all intellectual property rights including the Proformix name, against a cash consideration and on ongoing contingent stream of royalty payments on OS' sales of the Magnitude hardware products. The Agreement with OS also provided for the retirement of the Company's then existing bank debt out of the proceeds of the transaction.

         Until November 18, 1998, when the Company sold its hardware product line comprised of Magnitude, Inc.'s ergonomic keyboard platform products and accessories, its business was primarily centered around the design, development, manufacture, and marketing of research-based ergonomic accessory products for the computerized workplace. In parallel, and beginning with the February 1998 acquisition by the Company of Rolina Corporation, an early stage software business which had developed an ergonomic software product. that was being marketed under the name "ErgoSentry", and the subsequent acquisition in May 1998 of substantially all of the assets of Vanity Software Publishing Corporation, a Canadian software firm, which also included a certain ergonomic software package known as "ErgoBreak", the Company engaged in the development of a unique suite of software packages designed to increase productivity in the computer related work environment which include the before mentioned "ErgoSentry" and "ErgoBreak" products. These efforts resulted, in November 1998, in the release to the market of the proprietary "EMS (Ergonomic Management System)" software system. With the sale of the hardware product line, the Company's business is now focused exclusively on the further development and marketing of these software products. As such, the Company currently must be considered an enterprise in transition, because it has not yet realized material revenues from licensing its software.

              Magnitude Information Systems, Inc. and Subsidiaries
                 Notes to the Consolidated Financial Statements

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (Continuted)
     Nature of Organization - (continued)
         Magnitude Inc.'s wholly owned subsidiary, Corporate Ergonomic Solutions, Inc. (Ergonomics) was incorporated in the State of New Jersey during October 1992. Ergonomics, which commenced operations in September 1998, was formed primarily to market Proformix's hardware products which has since been disposed of. Prior to that, its operations had not been significant. It's operations during 1998 and 1999 have not been significant.

     Principles of Consolidation
         The consolidated financial statements include the accounts of Magnitude Information Systems, Inc. and its subsidiaries, Magnitude, Inc. and Corporate Ergonomic Solutions, Inc. All significant intercompany balances and transactions have been eliminated.

     Inventories
         Inventory consists of finished goods related to the Company's former hardware product line which are stated at the lower of cost (determined by the first-in, first out method) or market. The sale of the Company's hardware product line resulted in a loss on disposal of inventory of $74,736 in 1998.

     Depreciation and Amortization
         Property,  plant and  equipment are recorded at cost.  Depreciation  on equipment, furniture and fixtures and leasehold improvements is computed on the straight line method over the estimated useful lives of such assets between 5-10 years. Maintenance and repairs are charged to operations as incurred. Software assets acquired pursuant to the Rolina and Vanity agreements are amortized on the straight line method over 10 years. Repairs and maintenance which do not extend the useful lives of the related assets are expensed as incurred.

     Securities Issued for Services
         The Company accounts for stock, stock options and stock warrants issued for services and compensation by employees under the intrinsic value method. For non-employees, the fair market value of the Company's stock on the date of stock issuance or option grant is used. Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standard (SFAS) No. 123, "Accounting for Stock-based Compensation". The statement generally suggests, but does not require, employee stock-based compensation transactions be accounted for based on the fair value of the services rendered or the fair value of the equity instruments issued, whichever is more reliably measurable. As permitted by the statement, the Company has elected to continue to follow the requirements of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees' for employees under the intrinsic value method. The adoption of SFAS No. 123 does not have a material impact on the financial statements.

     Income Taxes
         The Company provides for income taxes based on enacted tax law and statutory tax rates at which items of income and expenses are expected to be settled in the Company's income tax return. Certain items of revenue and expense are reported for Federal income tax purposes in different periods than for financial reporting purposes, thereby resulting in deferred income taxes. Deferred taxes are also recognized for operating losses that are available to offset future taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The Company has incurred net operating losses for financial-reporting and tax-reporting purposes. Accordingly, for Federal income tax purposes, the benefit for income taxes has been offset entirely by a valuation allowance against the related federal deferred tax asset for the year ended December 31, 1999. For state income tax purposes, a partial valuation allowance has been offset against the related state deferred tax asset for the year ended December 31, 1999.

              Magnitude Information Systems, Inc. and Subsidiaries
                 Notes to the Consolidated Financial Statements


SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (Continuted)

     Net Loss Per Share
         Net loss per share, in accordance with the provisions of Financial Accounting Standards Board No. 128, "Earnings Per Share," is computed by dividing net loss by the weighted average number of shares of Common Stock outstanding during the period. Common Stock equivalents have not been included in this computation since the effect would be anti-dilutive.

     Revenue Recognition
         Revenue from hardware product sales is recognized at the time of shipment provided that the resulting receivable is deemed probable of collection. Revenue from software sales is recognized at the time of licensing provided that the resulting receivable is deemed probable of collection.

     Use of Estimates
         The preparation of financial statements in conformity with generally accepted principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CONCENTRATIONS OF BUSINESS AND CREDIT RISK
     The Company maintains cash balances in several financial institutions which are insured by the Federal Deposit Insurance Corporation up to $100,000. Balances in these accounts may, at times, exceed the federally insured limits.

     The Company provides credit in the normal course of business to customers located throughout the U.S. The Company performs ongoing credit evaluations of its customers and maintains allowances for doubtful accounts based on factors surrounding the credit risk of specific customers, historical trends, and other information.

INVENTORIES
     Inventories consisted of the following at December 31, 1999:

              Finished goods                                                                                    $          8,885
                                                                                                                  ---------------

                                                                                                                $          8,885
                                                                                                                  ===============
PROPERTY, PLANT AND EQUIPMENT
     Property,  plant and  equipment  consist of the  following  at December 31,
1999:

              Equipment                                                                                        $         134,619
              Furniture and fixtures                                                                                      65,070
              Leasehold improvements                                                                                      45,770
                                                                                                                 ----------------

                                                                                                                         245,459

              Less accumulated depreciation                                                                              145,579

                                                                                                                 ----------------

                                                                                                               $          99,880
                                                                                                                 ================

 Depreciation expense charged to operations was $37,514 and $107,928 in 1999 and 1998, respectively.

              Magnitude Information Systems, Inc. and Subsidiaries
                 Notes to the Consolidated Financial Statements


ACCOUNTS PAYABLE AND ACCRUED EXPENSES
     Accounts payable and accrued expenses consisted of the following at December 31, 1999:

         Accounts payable                                                                                  $              154,103
         Accrued interest                                                                                                 342,994
         Accrued commissions                                                                                               43,222
         Accrued returns                                                                                                   35,718
         Accrued legal settlement                                                                                          20,000
         Accrued professional fees                                                                                         72,698
         Accrued taxes                                                                                                      4,300
         Accrued payroll                                                                                                   98,268
         Miscellaneous accruals                                                                                            14,962
         Accrued warranties                                                                                                20,000
                                                                                                              --------------------

                                                                                                           $              806,265
                                                                                                              ====================
LOANS PAYABLE
     The Company and Magnitude, Inc. had borrowings under short term loan  agreements with the following terms and conditions at December 31, 1999:

         Pursuant  to  three  promissory  notes  signed  throughout  1995 and  1996,  an  investor  advanced
               Magnitude,  Inc. a total of $90,000  payable upon demand with  interest at 12% per annum.  In
               July, 1999 these  obligations and accrued  interest  thereon  totaling $29,735 were converted into a new  promissory  note for  $119,735  dated August 9, 1999 payable upon 30 days written notice not to begin before  January 2, 2000 of which  $60,000 has been  repaid.  The note has
               been subsequently converted into common shares.                                                  $         59,735

         On December 4, 1996,  Magnitude,  Inc.  repurchased  500,000 shares of its common stock and retired same  against  issuance of a promissory  note  maturing  twelve  months  thereafter  accruing interest  at 5% per annum and due  December  4, 1998.  This note is overdue at  December  31,
               1999 and no demand for payment has been made through the date of our report.                               75,000

          Note dated February 11, 1999 issued to the board  chairman,  principal due May 31, 2000,  accruing interest at a rate of 10% per annum resulting from advances  totaling $351,060 during February and March 1999.  This note is secured by all of  Magnitude  Inc.'s  assets and property and is
              guaranteed by the Company.  The note has been subsequently converted into common shares.                   351,060

          Pursuant to a  promissory  note dated April 26,  1999,  a member of the Board of  Directors of the
              Company  advanced the sum of $200,000 which is due June 26, 2000 and accruing  interest at the rate of 12% per annum,  convertible  at the holders  option into shares of the common stock of
              the Company at the rate of .50(cent)per share.  Repayments of $31,254 have been made on the note.          168,746

         Pursuant to the Rolina  Corporation  Agreement & Plan of Merger dated  February 2, 1998 the Company was to deliver to its current  Chairman  and CEO of the Company,  $100,000  eight months from the closing date. This  indebtedness  has been recast as a promissory  note maturing  October
               1, 1999 and accruing  interest at 10% per annum. In  consideration of the  indebtedness,  the current  Chairman and CEO has a lien on certain software  products owned by the Company.  The
               note has been subsequently repaid by the Company in full.                                                 100,000
                                                                                                                  ---------------


                  Total                                                                                         $        754,541

                                                                                                                 ===============

              Magnitude Information Systems, Inc. and Subsidiaries
                 Notes to the Consolidated Financial Statements

NOTES PAYABLE

       Private Placement Offering

         A private offering was completed in June 1995 resulting in Magnitude, Inc. selling a total of sixteen (16) units and receiving net proceeds of $1,364,061 after deducting private placement agent's commission and legal fees amounting of $235,939. In connection therewith, Magnitude, Inc. issued 160,000 shares of its $.001 common stock at par. The total amount of such current notes outstanding at December 31, 1999 was $1,475,000. The Company has subsequently extended an offer to convert such notes into a portion of common shares or convertible preferred shares. As of March 24, 2000, the holders of $1,050,000 worth of notes have agreed to accept partial repayment of approximately 30% of the note balance on April 30, 2000 and convert the remaining balance into common shares or convertible preferred shares.

LONG-TERM DEBT

       Long-term debt as of December 31, 1999 is comprised of the following:

             Convertible  promissory  notes issued to seven  individual  private accredited investors accruing interest at 7% and maturing from June
             23, 2000 through January 20, 2001. The notes
             provide  the  holders  with the option to convert  part or all of the  outstanding  principal   $     1,028,000
             amounts into shares of the common stock of the Company at the rate of $0.50 per share.


             Discounted present value of a non-interest  bearing $70,000 settlement with a former investor of  Magnitude,  Inc. to be paid in 24 equal monthly  payments  commencing  July 1, 1997.  The
             imputed interest rate used to discount the note is 8% per annum.                                         33,529
                                                                                                               --------------
                                                                                                                   1,061,529
               Total
                   Less current maturities                                                                         1,038,779
                                                                                                               --------------
                   Long-term debt, net of current maturities                                                 $        22,750
                                                                                                               ==============

        Total maturities of long-term debt are as follows:

          Year Ending December 31,

                    2000                                                                     $      1,038,779

                    2001                                                                               22,750
                                                                                               ---------------

                                                                                             $      1,061,529
                                                                                               ===============

  ACCRUED CONTINGENT LIABILITY

        Pursuant to the February 2, 1998, Agreement and Plan of Merger with Rolina Corporation (see "Nature of Organization), the Company has issued 155,556 shares of its common stock to the principal of Rolina Corporation who currently serves as the Company's President and Chief Executive Officer, and has issued a put option for such shares at a price of $2.41 per share in accordance with the provisions contained therein, with notice for exercise eligible to be given at any time after February 1, 2000, and before 5:00 p.m. on the 90th day thereafter. In view of the relative proximity of the exercise period of the option and the fact that the market price for the Company's shares currently is significantly lower than the option put price, the entire amount has been recognized as an accrued contingent liability.

              Magnitude Information Systems, Inc. and Subsidiaries
                 Notes to the Consolidated Financial Statements

CAPITALIZED LEASE OBLIGATIONS

       The Company leases office equipment under non-cancelable capital lease agreements expiring between October 26, 2002 and October 27, 2002. The capital lease obligations have been recorded at the present value of future minimum lease payments, discounted at an interest rate of 7.00%. The capitalized cost of equipment at December 31, 1999 amounted to $18,023 net of accumulated depreciation of $8,353.

       The following is a schedule of minimum lease payments due under capital leases at December 31, 1999:


  Year Ending December 31,
  2000                                                      $          8,211
  2001                                                                 7,579
  2002                                                                 6,316
                                                              ---------------
  Total minimum capital lease payments                                22,106
  Less amounts representing interest                                   2,163
                                                              ---------------
  Present value of net minimum capital lease payments                 19,943
  Less current maturities of capital lease obligations                 6,938
                                                              ---------------
  Obligations under capital leases, excluding current
  maturities                                                $         13,005
                                                              ===============

INCOME TAXES

  The income tax provision is comprised of the following:

                                               Year Ended December 31,
                                           -----------------------------------
                                                 1999                1998
                                           ---------------     ---------------
  State current provision                 $        490,374    $              -
  State deferred provision                      -                   -
                                           ---------------     ---------------
                                          $        490,374    $              -
                                           ===============     ===============

  In 1998, the State of New Jersey enacted legislation allowing emerging technology and/or biotechnology companies to sell their unused New Jersey Net Operating Loss ("NOL") Carryover and Research and Development Tax Credits ("R&D Credits) to corporate taxpayers in New Jersey. During 1999, the Company entered into an agreement under which it retained a third party broker to identify a buyer for its NOL Carryover. The total anticipated net proceeds of this transaction ($497,238) were recorded as a current deferred tax asset ($201,470) and a tax benefit of $295,768 in the accompanying financial statements.

  Due to limitations placed by the State of New Jersey on the total amount of NOL Carryover and R&D Credits eligible to be sold in any one year, the sale of only a portion of the Company's NOL Carryover ($295,768 was completed in 1999). The receipt of these funds was recorded as a reduction to the non-current deferred tax asset in the accompanying financial statements. The sale of the remaining balance of the Company's NOL Carryover is anticipated by the end of the third quarter of 2000.

  The Company's total deferred tax asset and valuation allowance are as follows:
                                                         December 31,
                                              ---------------------------------
                                                   1999                1998
                                              ----------------    -------------
     Total deferred tax asset, noncurrent  $     4,240,000     $    (3,560,000)
     Less valuation allowance                   (4,240,000)         (3,560,000)
                                              ----------------    -------------
     Net deferred tax asset, noncurrent    $         -         $         -
     -----------------------------------------================    -------------

              Magnitude Information Systems, Inc. and Subsidiaries
                 Notes to the Consolidated Financial Statements

INCOME TAXES - (Continued)
       The differences between income tax benefits in the financial statements and the tax benefit computed at the combined state and U.S. Federal statutory rate of 40% are as follows:

                                                Year Ended December 31,
                                          ------------------------------------
                                                1999                1998
                                          ----------------    ----------------
   Tax benefit                                 (40%)               (40%)
   Valuation allowance                          40%                 40%
                                          ----------------    ----------------
   Effective tax rate                            -                   -
                                          ================    ----------------

       At December 31, 1999, the Company has available approximately $10,600,000 of net operating losses to carryforward and which may be used to reduce future federal taxable income and expire between December 31, 2007 and 2019.

       At December 31, 1999, the Company has available approximately $2,800,000 of net operating losses to carryforward and which may be used to reduce future state taxable income which begin to expire through December 31, 2006.

401(k) PLAN

       The Company adopted the qualified Magnitude, Inc. sponsored 401(k) plan covering substantially all full time employees under which eligible employees may elect to contribute, within statutory limits, a percentage of their annual compensation. The Company matches up to 50% of the employee's contribution of which the match may not exceed 3% of the employee's total compensation for the plan year. Contributions to the plan were $9,592 and $16,095 for the years ended December 31, 1999 and 1998, respectively.

STOCK OPTION PLANS

       In April 1996, Magnitude, Inc. adopted its 1996 Stock Incentive Plan ("the 1996 Plan"). The 1996 Plan provides that certain options granted thereunder are intended to qualify as "incentive stock options" (ISO) within the meaning of Section 422A of the United States Internal Revenue Code of 1986, while non-qualified options may also be granted under the Plan. The initial plan and subsequent amendments provided for authorization of up to 480,000 shares. Pursuant to the above described stock exchange offer on July 2, 1997, all options under the 1996 Plan were converted into shares of the Company at a rate of 3.4676 shares of Magnitude, Inc. to 1 share of the Company.

       In September 1997, the Company adopted its 1997 Stock Incentive Plan ("the 1997 Plan"). The 1997 Plan provides that certain options granted thereunder are intended to qualify as "incentive stock options" (ISO) within the meaning of Section 422A of the United States Internal Revenue Code of 1986, while non-qualified options may also be granted under the Plan. The initial plan and subsequent amendments provided for the grant of options for up to 1,000,000 shares. The purchase price per share of common stock deliverable upon exercise of each ISO shall not be less than 100% of the fair market value of the common stock on the date such option is granted. If an ISO is issued to an individual who owns, at the time of grant, more than 10% of the total combined voting power of all classes of the Company's common stock, the exercise price of such option shall be at least 110% of the fair market value of the common stock on the date of grant and the term of the option shall not exceed five years from the date of grant. The purchase price of shares subject to non-qualified stock options shall be determined by a committee established by the Board of Directors with the condition that such prices shall not be less than 85% of the fair market value of the common stock at the time of grant.

              Magnitude Information Systems, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements

STOCK OPTION PLANS - (Continued)
                                                                                        Qualified and Non-Qualified
                                                                                       Shares Under Option December 31,
                                                                                      ----------------------------------
                                                                                      ---------------
                                                                                             1999               1998
                                                                                      ---------------    ---------------
Outstanding, beginning of year                                                              981,468            586,144
Granted during the year                                                                     605,000            501,162
 Forfeited during the year                                                                (791,468)          (105,838)
                                                                                     ===============    ===============
Outstanding, end of year (at prices ranging from $1.00 to $4.50                             795,000            981,468
    per share)
                                                                                     ===============    ===============
 Eligible, end of year for exercise (at prices ranging from $1.00 to                        470,000            292,597
    $4.50 per share)
                                                                                     ===============    ===============


     At December 31, 1999 and 1998, the weighted average exercise price and weighted average remaining contractual life is $1.13 and $2.56 per share and 4 years 9 months and 5 years 4 months, respectively.

     At December 31, 1999, there were 343,424 shares reserved for future grants.

WARRANTS

     The Company issued common stock purchase warrants as follows:

------------------------------------------------------------------------------------------------------------------------------
                                               Exercise
          Date of Grant          No. of        Price Per               Exercise Term Vesting Rights
                                 Shares          Share
                                                                                       Start                   Expiration

     May 1, 1997                    10,000 $          5.00   May 1, 1997               April 30, 2000            Upon Issue
     May 1, 1998                   224,000            5.00   May 1, 1998               April 30, 2003            Upon Issue
     June 10, 1999                 200,000            1.00   June 10, 1999             June 10, 2003             Upon Issue
     June 21, 1999                 200,000            1.00   June 21, 1999             June 21, 2003             Upon Issue
     June 23, 1999                 300,000            1.00   June 23, 1999             June 23, 2003             Upon Issue
     June 25, 1999                 200,000            1.00   June 25, 1999             June 25, 2003             Upon Issue
     July 13, 1999                 100,000            1.00   July 13, 1999             July 13, 2003             Upon Issue
     July 20, 1999                 100,000            1.00   July 20, 1999             July 20, 2003             Upon Issue
     July 22, 1999                 150,000            1.00   July 22, 1999             July 22, 2002             Upon Issue
     July 28, 1999                 150,000            1.00   July 28, 1999             July 28, 2006             Upon Issue
     August 19, 1999               100,000            1.00   August 19, 1999           October 4, 2003           Upon Issue
     August 30, 1999               100,000            1.00   August 30, 1999           October 4, 2003           Upon Issue
     September 7, 1999             100,000            1.00   September 7, 1999         October 4, 2003           Upon Issue
     September 21, 1999             50,000            1.00   September 21, 1999        October 4, 2003           Upon Issue
     October 4, 1999                50,000            1.00   October 4, 1999           October 4, 2003           Upon Issue
     October 8, 1999               400,000            1.00   October 8, 1999           October 8, 2004           Upon Issue
     November 8, 1999               50,000            1.00   November 8, 1999          November 8, 2003          Upon Issue
     November 16, 1999             100,000            1.00   November 16, 1999         November 16, 2003         Upon Issue
     November 20, 1999             100,000            1.00   November 20, 1999         November 20, 2003         Upon Issue
     December 28, 1999             100,000            1.00   December 28, 1999         December 28, 2004         Upon Issue
     December 30, 1999             602,332            1.00   December 30, 1999         December 30, 2004         Upon Issue

     At December 31, 1999, there were 3,386,332 shares eligible for exercise at prices ranging from $1.00 to $5.00 per share, of which 1,600,000 eligible shares are callable at $2.00 per share.

              Magnitude Information Systems, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements


COMMITMENTS AND CONTINGENCIES
     Lease Agreement
         Magnitude, Inc. leases its administrative offices pursuant to a lease agreement dated December 9, 1998. Such lease commenced December 16, 1998 and expires on December 31, 2001 and requires monthly payments of $3,700 from December 16, 1998 to October 31, 1999 and $3,250 from November 1, 1999 to December 31, 2001. Under the lease agreement, Magnitude, Inc. is required to make future minimum lease payments as follows in addition to a pro-rata share of certain operating expenses:


                                      Year Ending December 31,

                                           2000       $       39,000

                                           2001               39,000
                                                      ---------------

                                               Total   $      78,000
                                                       ===============

         In March 2000, the Company entered into a five year lease agreement and will be relocating its administrative offices. The Company is attempting to identify a subtenant with respect to its existing lease obligation. The new lease payment will be $6,500 payable monthly with nominal increases to the base rent in years three through five.

         Included in general and administrative expenses is rent expense which amounted to $64,125 and $103,580 for the years ended December 31, 1999 and 1998, respectively.

       Licensing Agreement
         On August 29, 1997, the Company signed a letter of intent to acquire Cornell Ergonomics ("Cornell") a software developer of a unique ergonomic assessment tool. This agreement was subsequently revised on December 1, 1997 through a Software Distribution and Option Agreement whereby the Company obtained a two-year exclusive license to distribute and sub-license a certain software product. The Company also has the exclusive right, under certain circumstances, to purchase either the assets of Cornell or all of the issued and outstanding capital stock of Cornell. In January 2000 the Company purchased all of the issued and outstanding capital stock of Cornell.

       Employment Agreements
         The Company has entered into employment agreements with certain key personnel which provide for a base salary, yearly bonuses in common stock and/or options of the Company and other benefits. Termination of the agreements may be made by either party with advance notice.

RELATED PARTY TRANSACTIONS

         In November 1998, the Company entered into a consulting agreement with an individual who subsequently, in January 1999, joined the Company's board of directors, and pursuant to which the Company issued 1,000,000 shares of common stock. Such shares were registered on Form S-8 on December 22, 1998. During the first quarter of 1999, this individual, pursuant to the consulting agreement, obtained the release of approximately $436,000 of the Company's liabilities.

         Between December 30, 1998, and March 31, 1999, a director and principal shareholder extended working capital loans aggregating $395,560 to the Company, of which a portion of $351,060 was the subject of a promissory note bearing interest at the rate of 10% per annum During the same time, this director and shareholder exercised options to purchase 450,000 shares of the common stock of the Company, and was issued an additional 565,000 shares, against a combination of cash payments and cancellation of debt owed by the Company in the aggregate amount of $507,500.

              Magnitude Information Systems, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements

MAJOR CUSTOMERS

       For the year ended December 31, 1998, the Company had a major customer, sales of hardware products to which represented approximately 38% of the Company's revenues. The Company had an accounts receivable balance due from this customer of $35,730 at December 31, 1998. With the sale of the hardware product line, the Company's business is now focused exclusively on the further development and marketing of these software products. As such, the Company currently must be considered an enterprise in transition, because it has not yet realized material revenues from licensing its software.

FAIR VALUE OF FINANCIAL INSTRUMENTS

       Cash, accounts receivable, accounts payable, accrued expenses, notes payable, long-term debt and capitalized lease obligations:
           The carrying amount approximates fair value because of the short term maturity of these instruments.

       Limitations
           Fair value estimates are made at a specific point in time, based on relevant information and information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

SUBSEQUENT EVENTS

       Changes in Key Personnel
         In January 1999, the Chairman of the Board of Directors resigned. In connection with this individual's resignation, $350,000 of the $900,000 principal amount cumulative preferred shares held by this individual were exchanged for 700,000 shares of common stock of the Company. The remaining principal balance of $550,000 along with a promissory note totalling $351,060 were exchanged for a $900,000 principal amount of a new series of convertible preferred shares which have rights of 7% per annum dividend payments to be made monthly. In connection with a termination agreement dated January 28, 2000 a restrictive covenant and confidentiality agreement was executed whereby the Company agreed to pay this individual a monthly fee in the amount of $5,555 over the 36 month term of that agreement along with this individual's health and term life insurance for an 18 month period.

         Conversion of Debt

         As of March 24, 2000, the Company converted approximately $1,643,235 of debt into 2,777,116 common shares and 90,287 preferred shares of the Company.

         Equity Placements

         As of March 24, 2000, the Company had received $200,000 pursuant to private equity placements under which 400,000 shares of common stock was issued. In addition the Company received $1,990,900 pursuant to a firm commitment equity financing transaction under which shares of common stock and a new series of convertible preferred shares with detachable common stock purchase warrants will be issued.

              Magnitude Information Systems, Inc. and Subsidiaries
               (formerly Proformix Systems, Inc. and Subsidiaries)
                 Index to the Consolidated Financial Statements
                                December 31, 1998









                                                                         Page


       Independent Auditors' Report..............................         86

       Financial Statements

       Consolidated Balance Sheet................................         88

       Consolidated Statements of Operations.....................         89

       Consolidated Statement of Stockholders Equity (Deficit)...        90-91

       Consolidated Statements of Cash Flows.....................        92-93

       Notes to the Consolidated Financial Statements............        94-107

                                  Letterhead of
                      Rosenberg Rich Baker Berman & Company
                                380 Foothill Road
                          Bridgewater, New Jersey 08807



                          Independent Auditors' Report


To the Board of Directors and Stockholders of Magnitude Information Systems, Inc. and Subsidiaries (formerly Proformix Systems, Inc and Subsidiaries)


We have audited the accompanying consolidated balance sheet of Magnitude Information Systems, Inc. and Subsidiaries as of December 31, 1998 and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the two years ended December 31, 1998 and 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Magnitude Information Systems, Inc. and Subsidiaries as of December 31, 1998 and the consolidated results of their operations and their cash flows for the years ended December 31, 1998 and 1997, in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in the Notes to the Consolidated Financial Statements, as of December 31, 1998, the Company has a negative working capital position and has experienced net losses and negative cash flows from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in the notes to the financial statements. The consolidated financial statements do not include ant adjustments relating to the recoverability and classification of recorded asset amounts or the amounts or classifications of liabilities that might be necessary should the Company be unable to continue in operation.

/s/ Rosenberg Rich Baker Berman & Company


Bridgewater, New Jersey
April 7, 1999

              Magnitude Information Systems, Inc. and Subsidiaries
               (formerly Proformix Systems, Inc. and Subsidiaries)
                           Consolidated Balance Sheet
                                December 31, 1998

           Assets

Current Assets

     Cash                                                                                                   $         9,403
     Accounts receivable net of allowance for doubtful accounts of $109,421                                         109,249
     Inventories                                                                                                     26,789
     Miscellaneous receivables                                                                                       54,743
     Prepaid expenses                                                                                               385,608
                                                                                                             --------------
           Total Current Assets                                                                                     585,792
Property, plant and equipment                                                                                       148,283
Investment in Input Technologies - at cost                                                                           60,000
Software, net of accumulated amortization of $116,123                                                             1,339,267
Other assets                                                                                                          5,111
                                                                                                             ==============
           Total Assets                                                                                           2,138,453
                                                                                                             ==============
           Liabilities and Stockholders' Equity (Deficit)
Current Liabilities
     Accounts payable and accrued expenses                                                                        1,673,742
     Dividends payable                                                                                                9,000
     Loans payable                                                                                                  369,730
     Current maturities of notes payable                                                                            550,000
     Current maturities of long-term debt                                                                           195,010
     Current maturities of capitalized lease obligations                                                             15,826
                                                                                                             --------------
           Total Current Liabilities                                                                              2,813,308
Notes payable, less current portion                                                                               1,025,000
Long term debt, less current portion                                                                                262,000
Obligations under capital leases, excluding current maturities                                                       29,839
                                                                                                             --------------
           Total Liabilities                                                                                      4,130,147
                                                                                                              --------------
                                                                                                                         -
Minority Interest
Stockholders' Equity (Deficit)
     Preferred stock Series A, $.01 par value, authorized 3,000,000 shares; issued and                                   -
       outstanding, 0 shares
     Cumulative preferred stock, $.001 par value; 2,500 shares authorized, 10 shares                                     -
       issued and outstanding
     Common stock, $.0001 par value, 30,000,000 shares authorized; 6,431,113 shares issued                              643
       and outstanding
     Contributed capital                                                                                             81,000
     Additional paid in capital                                                                                   6,832,728
     Accumulated deficit                                                                                         (8,906,065)
                                                                                                              --------------
           Total Stockholders' Equity (Deficit)                                                                  (1,991,694)
                                                                                                             --------------
           Total Liabilities and Stockholders' Equity (Deficit)                                                   2,138,453
                                                                                                             ==============

              See notes to the consolidated financial statements.

              Magnitude Information Systems, Inc. and Subsidiaries
               (formerly Proformix Systems, Inc. and Subsidiaries)
                      Consolidated Statements of Operations




                                                                                               Year Ended December 31,
                                                                                          ----------------------------------

                                                                                               1998               1997
                                                                                          ---------------     --------------



Net Sales                                                                               $      2,926,455    $     3,125,009
Cost of goods sold                                                                             1,590,440          1,451,204
                                                                                          ---------------     --------------
Gross Profit                                                                                   1,336,015          1,673,805
Selling, general and administrative expenses                                                   3,924,777          2,801,975
                                                                                         ---------------     --------------
(Loss) From Operations                                                                       (2,588,762)        (1,128,170)
                                                                                         ---------------     --------------
Other Income (Expense)
     Miscellaneous income                                                                        86,872             90,977
     Interest income                                                                              1,384                  -
     Lawsuit settlement                                                                         (10,000)                 -
     Miscellaneous expense                                                                     (172,385)                 -
     Interest expense                                                                          (343,394)          (338,038)
     Loss on disposition of assets                                                             (104,336)          (132,514)
                                                                                          ---------------     --------------
       Total Other (Expense)                                                                   (541,859)          (379,575)
                                                                                          ---------------     --------------
(Loss) From Continuing Operations Before Provision for Income Taxes                          (3,130,621)        (1,507,745)
Provision for Income Taxes                                                                            -                  -
                                                                                          ---------------     --------------
(Loss) From Continuing Operations                                                            (3,130,621)        (1,507,745)
Discontinued Operations

Gain on disposal of hardware line of business (net of $0 income tax effect)                     599,712                  -
                                                                                         ===============     ==============
Net (Loss)                                                                              $    (2,530,909)    $   (1,507,745)
                                                                                         ===============     ==============

Net (Loss) Per Common Share:
     (Loss) From Continuing Operations                                                  $         (.72)     $         (.76)
      Discontinued Operations                                                                       .14                  -
                                                                                          ---------------     --------------
     Net (Loss)                                                                         $          (.58)    $         (.76)
                                                                                        ===============       ==============
Weighted Average of Common Shares Outstanding                                                 4,324,292          2,094,724
                                                                                         ===============      ==============








            See notes to the consolidated financialstatements.

  Magnitude Information Systems, Inc. and Subsidiaries (formerly Proformix Systems, Inc. and Subsidiaries) Consolidated Statement of Stockholders' Equity (Deficit) for the Years Ended December 31, 1998 and 1997


                                                       Convertible                     Cumulative
                                                    Preferred Shares             Preferred Shares                Common Stock
                                                          Shares        Amount       Shares      Amount       Shares        Amount
                                                          --------      ------       ------      ------       ------        ------
     Balances, January 1, 1997                                 -  $         -          10  $        -      3,417,655  $    3,418
Dividends on cumulative preferred shares                       -            -           -           -              -           -
Dividends on cumulative preferred shares waived                -            -           -           -              -           -
Issuances of common stock for services performed               -            -           -           -      1,210,000       1,210

Issuances of common stock pursuant to stock                    -            -           -           -        701,343         702
option exercise per consulting agreement
Issuance of common stock for conversion of                     -            -           -           -        281,539         282
accrued interest on private placement notes
Issuance of common stock pursuant to                           -            -           -           -      2,900,000       2,900
cons.agreement
         Subtotal - Magnitude, Inc.                            -            -          10           -      8,510,537       8,512
Exchange of Magnitude, Inc. preferred stock for                -            -        (10)           -              -           -
preferred stock of the Company
Recapitalization pursuant to reverse acquisition:              -            -           -           -              -           -
Exchange of Magnitude, Inc. common shares 3.4676               -            -           -           -    (8,266,757)     (8,267)
to 1 common share of the Company
Magnitude, Inc. common shares not tendered and
accounted for as a minority interest                           -            -           -           -      (243,780)       (245)
         Subtotal - Magnitude, Inc.                            -            -           -           -              -           -
Opening common and preferred stock of the Company              -            -      35,036           -         43,064           4
prior to the exchange with Magnitude, Inc.
Cancelation of the Company's preferred stock                   -            -    (35,036)           -              -           -
Issuance of common stock  to Royal Capital, Inc.               -            -           -           -        313,600          32
Fractional shares canceled                                     -            -           -           -           (18)           -
 Exchange of the Company's common stock, one  common
share for 3.4676 common shares of Magnitude, Inc.              -            -           -           -      2,384,000         238
Exchange of the Company's preferred stock for                  -            -          10           -              -           -
preferred stock of Magnitude, Inc.
         Subtotal - the Company                                -            -          10           -      2,740,646         274
Issuance of common stock to President pursuant to grant        -            -           -           -         60,000           6
Issuance of common stock to domestic private                   -            -           -           -         28,611           3
individuals pursuant to an exemption under Rule 506
Issuance of common stock to foreign                            -            -           -           -         69,250           7
investors pursuant to Reg. S.
Net loss, year ended December 31, 1997                         -            -           -           -              -           -
     Balances, December 31, 1997                               -  $         -          10  $        -      2,898,507  $      290
                                                         ========   ==========   =========   =========   ============   =========


               See notes to the consolidated financial statements.

                                       71A

Magnitude Information Systems, Inc. and Subsidiaries (formerly Proformix Systems, Inc. and Subsidiaries) Consolidated Statement of Stockholders' Equity (Deficit) for the Years Ended December 31, 1998 and 1997

                                                                                                         Total
                                                                        Additional                    Stockholders'
                                                         Contributed     Paid in      Accumulated       Equity
                                                          Capital        Capital        Deficit         (Deficit)

                                                          ---------     -----------     ---------      -----------

     Balances, January 1, 1997                           162,000  $   1,361,108  $   (4,957,411)  $   (3,430,885)
Dividends on cumulative preferred shares                       -              -          (9,000)          (9,000)
Dividends on cumulative preferred shares waived           81,000              -         (81,000)                -
Issuances of common stock for services performed               -         44,790                -           46,000

Issuances of common stock pursuant to stock                    -        216,636                -          217,338
option exercise per consulting agreement
Issuance of common stock for conversion of                     -        281,250                -          281,532
accrued interest on private placement notes
Issuance of common stock pursuant to                           -        (2,900)                -                -
cons.agreement
         Subtotal - Magnitude, Inc.                      243,000      1,900,884      (5,047,411)      (2,895,015)
Exchange of Magnitude, Inc. preferred stock for                -              -                -                -
preferred stock of the Company
Recapitalization pursuant to reverse acquisition:              -              -                -                -
Exchange of Magnitude, Inc. common shares 3.4676               -          8,267                -                -
to 1 common share of the Company
Magnitude, Inc. common shares not tendered and
accounted for as a minority interest                           -            245                -                -
         Subtotal - Magnitude, Inc.                      243,000      1,909,396      (5,047,411)      (2,895,015)
Opening common and preferred stock of the Company              -            (4)                -                -
prior to the exchange with Magnitude, Inc.
Cancelation of the Company's preferred stock                   -              -                -                -
Issuance of common stock  to Royal Capital, Inc.               -           (32)                -                -
Fractional shares canceled                                     -              -                -                -
 Exchange of the Company's common stock, one  common
share for 3.4676 common shares of Magnitude, Inc.              -          (238)                -                -
Exchange of the Company's preferred stock for                  -              -                -                -
preferred stock of Magnitude, Inc.
         Subtotal - the Company
Issuance of common stock to President pursuant to grant  243,000      1,909,396      (5,047,411)      (2,895,015)
Issuance of common stock to domestic private                   -            (6)                -                -
individuals pursuant to an exemption under Rule 506            -        128,747                -          128,747
Issuance of common stock to foreign                            -        276,993                -          277,000
investors pursuant to Reg. S.
Net loss, year ended December 31, 1997                         -             -       (1,507,745)      (1,507,745)
     Balances, December 31, 1997                        $ 243,000  $  2,314,856  $   (6,555,156)  $   (3,997,010)
                                                          =========  ============   ============   ==============

               See notes to the consolidated financial statements.


                                      71B

              Magnitude Information Systems, Inc. and Subsidiaries
               (formerly Proformix Systems, Inc. and Subsidiaries)
            Consolidated Statement of Stockholders' Equity (Deficit)
                     Years Ended December 31, 1998 and 1997



                                                               Convertible                Cumulative
                                                           Preferred Shares             Preferred Shares            Common Stock
                                                          Shares       Amount       Shares      Amount       Shares          Amount
                                                         --------      ------       ------      ------       ------          ------
Balances, January 1, 1998                                        -   $        -        10 $        -         2,898,507    $     290
Accrued Dividends on cumulative preferred shares                 -            -         -          -                 -            -
reversed
Dividends on cumulative preferred shares waiver                  -            -         -          -                 -            -
reversed
Issuances of common stock to domestic private                    -            -         -          -            79,722            8
individuals pursuant to an exemption under Rule 506
Issuances of common stock to foreign investors                   -            -         -          -         1,453,644          145
pursuant to Reg. S.
Exchange of the Company's common stock, one common               -            -         -          -            22,061            2
share for 3.4676 common shares of Magnitude, Inc.
Issuance of common stock for conversion of accrued               -            -         -          -            10,411            1
interest on private placement notes
Issuance of common stock in exchange for prepaid                 -            -         -          -           150,000           15
advertising
Issuance of common stock pursuant to Rolina                      -            -         -          -           155,556           16
Corporation merger
Issuance of common stock pursuant to Vanity Software             -            -         -          -           224,000           22
Publishing Corporation acquisition
Issuance of common stock granted for services performed          -            -         -          -         1,080,177          108
Issuance of common stock for conversion of loan and              -            -         -          -           342,000           34
accrued interest
Issuance of common stock pursuant to sales incentive             -            -         -          -             5,035            1
awards
Issuance of common stock in exchange for product rights          -            -         -          -            10,000            1
                                                                 -            -         -          -                 -            -
Net loss, year ended December 31, 1998
                                                                 -   $        -        10 $        -         6,431,113    $     643
Balances, December 31, 1998
                                                          =========    =========   =======  =========       ==========     ========



               See notes to the consolidated financialstatements.

                                      72A

Magnitude Information Systems, Inc. and Subsidiaries (formerly Proformix Systems, Inc. and Subsidiaries) Consolidated Statement of Stockholders' Equity (Deficit) for the Years Ended December 31, 1998 and 1997

                                                                                                         Total
                                                                        Additional                    Stockholders'
                                                         Contributed     Paid in      Accumulated       Equity
                                                          Capital        Capital        Deficit         (Deficit)

                                                          ---------     -----------     ---------      -----------
                                                     $      243,000  $   2,314,856  $   (6,555,156)  $    (3,997,010)

Balances, January 1, 1998
Accrued Dividends on cumulative preferred shares                  -              -          18,000            18,000
reversed
Dividends on cumulative preferred shares waiver             (162,000)            -         162,000                 -
reversed
Issuances of common stock to domestic private                      -        199,992              -           200,000
individuals pursuant to an exemption under Rule 506
Issuances of common stock to foreign investors                     -      2,586,855              -         2,587,000
pursuant to Reg. S.
Exchange of the Company's common stock, one common                 -            (2)              -                 -
share for 3.4676 common shares of Magnitude, Inc.
Issuance of common stock for conversion of accrued                 -         36,101              -            36,102
interest on private placement notes
Issuance of common stock in exchange for prepaid                   -        374,985              -           375,000
advertising
Issuance of common stock pursuant to Rolina                        -        388,874              -           388,890
Corporation merger
Issuance of common stock pursuant to Vanity Software               -        559,978              -           560,000
Publishing Corporation acquisition
Issuance of common stock granted for services performed            -         29,892              -            30,000
Issuance of common stock for conversion of loan and                -        341,199              -           341,233
accrued interest
Issuance of common stock pursuant to sales incentive               -            (1)              -                 -
awards
Issuance of common stock in exchange for product rights            -            (1)                -               -
                                                                   -              -      (2,530,909)      (2,530,909)
Net loss, year ended December 31, 1998
                                                        $       81,000  $   6,832,728  $   (8,906,065)  $ (1,991,694)
Balances, December 31, 1998
                                                           =============   ============   ============== ==============



               See notes to the consolidated financialstatements.




                                      72B

              Magnitude Information Systems, Inc. and Subsidiaries
               (formerly Proformix Systems, Inc. and Subsidiaries)
                      Consolidated Statements of Cash Flows


                                                                                                 Year Ended December 31,
                                                                                            ---------------------------------------

                                                                                                  1998                  1997
                                                                                            -----------------     -----------------

     Cash Flows From Operating Activities

             Net Income (Loss)                                                          $      (2,530,909)    $      (1,507,745)

             Adjustments to Reconcile Net (Loss) to Net Cash (Used) by Operating
          Activities
                Depreciation and amortization                                                      266,589               268,155
                Loss on disposition of assets                                                      112,112               132,514
                Bad debt provision                                                                  94,287                   370
                Forgiveness of debt                                                               (32,893)                90,977

              Inventory variance                                                                   132,890                     -

              Return reserve provision                                                              30,000                     -

             Decreases (Increases) in Assets
                Accounts receivable                                                                 50,956               144,674
              Miscellaneous receivables                                                           (54,743)                     -
                Inventories                                                                      (317,650)                11,139
                Prepaid expenses                                                                    36,996                11,337
                Other assets                                                                           414               (1,127)

             Increases (Decreases) in Liabilities

                Accounts payable and accrued expenses                                              403,405               170,117

                Trade acceptance payable                                                          (44,860)                44,860

                Advances payable                                                                         -               275,000
                                                                                          -----------------     -----------------

                  Net Cash (Used) by Operating Activities                                      (1,853,406)             (359,729)
                                                                                          -----------------     -----------------

     Cash Flows From Investing Activities
             Purchases of equipment, fixtures, and software                                      (569,857)              (56,372)

          Sales of property and equipment                                                          716,926                     -
                                                                                          -----------------     -----------------

                  Net Cash Provided (Used) by Investing Activities                                 147,069              (56,372)
                                                                                          -----------------     -----------------

     Cash Flows From Financing Activities
             Repayment of notes payable                                                           (25,000)                     -
             Proceeds from long-term debt                                                          342,000                     -
             Repayment of long-term debt                                                         (750,577)             (148,950)
             Repayment of capital lease obligations                                                (7,229)               (7,660)
             Repayment of officer loans payable                                                   (85,000)              (30,000)
             Proceeds from loans payable                                                                 -                25,000
             Repayment of loans payable                                                          (275,000)              (25,000)
             Proceeds from issuance of common stock                                              2,512,000               605,750
                                                                                          -----------------     -----------------

                  Net Cash Provided by Financing Activities                                      1,711,194               419,140
                                                                                          -----------------     -----------------

     Net increase in Cash                                                                            4,857                 3,039

     Cash at beginning of period                                                                     4,546                 1,507
                                                                                          -----------------     -----------------
     Cash at end of period                                                              $            9,403    $            4,546
                                                                                          =================     =================

     SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

             Interest Paid                                                              $          245,916    $          142,875
                                                                                          =================     =================

             Taxes Paid                                                                 $            4,320    $              425
                                                                                          =================     =================


               See notes to the consolidated financial statements.

              Magnitude Information Systems, Inc. and Subsidiaries
               (formerly Proformix Systems, Inc. and Subsidiaries)
                      Consolidated Statements of Cash Flows

                                                                                             Year Ended December 31,
                                                                                          ----------------------------------

                                                                                             1998                1997
                                                                                         ------------      ----------------
     Schedule of non-cash financing activities
          Inconnection  with the retirement of $36,102 of accrued  interest on a promissory note, 10,411 common shares were issued
                                                                                    $      36,102     $               -
                                                                                        ============      ================
          Capitalized lease obligations incurred for use of equipment
                                                                                       $      26,376     $               -
                                                                                         ============      ================
          Inconnection  with the  acquisition of a 20% equity  interest in Input
            Technologies LLC, $60,000 of accounts receivable were written off
                                                                                        $      60,000     $               -
                                                                                          ============      ================
          In  connection  with  the  Rolina  Corporation   merger,   secured
          payment obligation incurred
                                                                                        $     100,000     $               -
                                                                                          ============
                                                                                                            ================
          Inconnection  with the issuance of common  stock,  281,539  Magnitude,
            Inc.  shareswere  issued as  consideration  for accrued  interest on
            $1,175,000 of private placement notes
                                                                                        $                 $         281,539
                                                                                          ============      ================
          Promissory  note  issued  in  connection   with  retirement  of  other
            promissory  notesand  the  repayment  of  a  past  due  subordinated debenture

                                                                                        $                 $         316,849
                                                                                         ============      ================
          In connection  with the issuance of common stock,  75,000  Magnitude,
          Inc. shares were issued as consideration for past services
                                                                                        $                 $          46,000
                                                                                                            ================
                                                                                         ============
          In connection with a stock option exercise,  34,676 Magnitude,  Inc. shares were issued in connection with a reduction in accrued expenses
                                                                                        $                 $          17,338
                                                                                          ============      ================
          In connection  with the obtaining of prepaid  advertising,  150,000  common shares were issued
                                                                                        $     375,000     $
                                                                                         ============      ================
          In connection  with the Rolina  Corporation  merger,  155,556 common shares were ssued
                                                                                        $     388,890     $
                                                                                         ============      ================
          Inconnection   with  the  Vanity   Software   Publishing   Corporation
            acquisition, 224,000 common shares were issued
                                                                                        $     560,000     $
                                                                                          ============      ================
          Inconnection  with the issuance of common  stock,  72,677  shares were issued as consideration for past services
                                                                                        $      30,000     $
                                                                                          ============      ================
          Inconnection  with the  retirement of a $316,849  promissory  note and accrued interest thereon, 342,000 common shares were issued
                                                                                        $     341,233     $
                                                                                          ============      ================

               See notes to the consolidated financial statements.

              Magnitude Information Systems, Inc. and Subsidiaries
               (formerly Proformix Systems, Inc. and Subsidiaries)
                 Notes to the Consolidated Financial Statements

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Nature of Organization
         Magnitude Information Systems, Inc. (the "Company" or "Magnitude") was incorporated as a Delaware corporation on April 19, 1988 under the name Fortunistics Inc. On March 4, 1993, the Company changed its name to Whitestone Industries, Inc. On July 14, 1997, the Company changed its name to Proformix Systems, Inc., and on November 18, 1998, the Company changed its name to Magnitude Information Systems, Inc.

         On June 16, 1997, Royal Capital, Inc. ("Royal"), a New Jersey Corporation, entered into an agreement with the Company, then known as Whitestone Industries, Inc., and its then president, whereby Royal (i) acquired 100,000 shares of the Company's preferred stock held by the President and (ii) acquired the voting proxy of 1,120,000 (pre-split) shares of common stock. The consideration paid to the President was $100,000. Thus, Royal obtained a voting majority of the Company's capital stock.

         On June 24, 1997, the Company, Royal, and Proformix, Inc., a company incorporated in the State of Delaware in October 1991, entered into an acquisition agreement as a consequence of which the Company on July 2, 1997, submitted a stock exchange offer to the shareholders of Proformix, Inc. Proformix, Inc. in November, 1998 changed its name to Magnitude, Inc. and is hereafter referred to as Magnitude, Inc. In order to enter into the aforesaid agreement, the Company's then Board of Directors authorized a 137: 1 reverse split of its outstanding shares of common stock, and spun off the shares of its wholly owned subsidiary Golden Bear Entertainment Corporation to its then current shareholders in the form of a stock dividend. This distribution effectively eliminated all assets and liabilities from the books of the Company prior to the acquisition of Magnitude, Inc.

         The exchange offer to the Magnitude, Inc. shareholders gave them the choice to exchange their shares of the common stock in Magnitude, Inc. into newly to be issued common stock of Whitestone at the rate of
         3.4676 shares of Magnitude, Inc. common stock to 1 share of Whitestone common stock, and to holders of Magnitude Cumulative Preferred Stock, to exchange their shares into newly to be issued Cumulative Preferred Stock of Whitestone at the rate of 1 to 1. The exchange transaction resulted in the former Magnitude, Inc. shareholders owning approximately 90% of the combined entity. Holders of approximately 98% of Magnitude, Inc. common stock have agreed to the stock exchange and tendered their common shares in exchange for Whitestone common shares. The remaining 2% of Magnitude, Inc. stockholders hold a minority interest which is valued at $0.

         For accounting purposes, the acquisition has been treated as an acquisition of Whitestone by Magnitude, Inc. and a recapitalization of Magnitude, Inc. The historical financial statements prior to July 2, 1997 are those of Magnitude, Inc. Proforma information is not presented since the combination is considered a recapitalization. Subsequent to the exchange, the Company and Magnitude, Inc. remain as two separate legal entities whereby Magnitude, Inc. operates as a subsidiary of the Company, however, the operations of the newly combined entity are currently comprised solely of the operations of Magnitude, Inc.

         On February 2, 1998, the Company entered into an Agreement and Plan of Merger with Rolina Corporation, a privately held New Jersey software developing firm, and on April 30, 1998, into an Asset Purchase Agreement with Vanity Software Publishing Co., a Canadian developer of specialized software, whereby the Company, in return for payments in form of cash and equity, acquired the rights to certain software products and related assets, with such software products subsequently forming the basis for the further development, during the year, of the Company's proprietary Proformix EMS Software System.

              Magnitude Information Systems, Inc. and Subsidiaries
               (formerly Proformix Systems, Inc. and Subsidiaries)
                 Notes to the Consolidated Financial Statements

         On November 18, 1998, the Company and its wholly owned subsidiary Magnitude, Inc. entered into an Asset Purchase Agreement and several related agreements with 1320236 Ontario Inc. ("OS"), a publicly traded Canadian designer, manufacturer and distributor of office furniture based in Holland Landing, Ontario, Canada, pursuant to which OS acquired Magnitude, Inc.'s hardware product line comprised of the Company's ergonomic keyboard platform products and accessories, and all related inventory and production tooling and warehousing assets, and all intellectual property rights including the Proformix name, against a cash consideration and on ongoing contingent stream of royalty payments on OS' sales of the Proformix hardware products. The Company will continue to market its proprietary software under the Proformix label. The Agreement with OS also provided for the retirement of the Company's then existing bank debt, out of the proceeds of the transaction.

         Until November 18, 1998, when the Company sold its hardware product line comprised of Magnitude, Inc.'sergonomic keyboard platform products and accessories, its business was primarily centered around the design, development, manufacture, and marketing of research-based ergonomic accessory products for the computerized workplace. In parallel, and beginning with the February 1998 acquisition by the Company of Rolina Corporation, an early stage software business which had developed an ergonomic  software  product  that was  being  marketed  under the name
         "ErgoSentry",   and  the   subsequent   acquisition   in  May  1998  of
         substantially all of the assets of Vanity Software Publishing Corporation, a Canadian software firm, which also included a certain ergonomic software package known as "ErgoBreak", the Company engaged in the development of a unique suite of software packages designed to increase productivity in the computer related work environment which include the before mentioned "ErgoSentry" and "ErgoBreak" products. These efforts resulted, in November 1998, in the release to the market of the proprietary "Proformix EMS (Ergonomic Management System) software system. With the sale of the hardware product line, the Company's business is now focused exclusively on the further development and marketing of these software products. As such, the Company currently must be considered an enterprise in transition, because it has not yet realized material revenues from licensing its software.

         Magnitude Inc.'s wholly owned subsidiary, Corporate Ergonomic Solutions, Inc. (Ergonomics) was incorporated in the State of New Jersey during October 1992. Ergonomics, which commenced operations in September 1998, was formed primarily to market Proformix's hardware products which has since been disposed of. Prior to that, its operations had not been significant.

     Going Concern Uncertainty
         The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the consolidated financial statements, the Company has negative working capital of $2,227,516 as of December 31, 1998. Additionally, the Company generated net losses from operations of $3,130,621 and $1,507,745 along with negative cash flows from operations of $1,853,406 and $359,729 for the years ended December 31, 1998 and 1997, respectively. A large portion of accounts payable and accrued expenses are either overdue or otherwise beyond original terms. The Company has negotiated extended payment terms with key suppliers, and entered into several pay-out agreements with other creditors.

         These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include adjustments relating to the recoverability of assets and classification of liabilities that might be necessary should the Company be unable to continue in operation.

         The Company's plans to overcome these difficulties, include raising funding through debt, new equity capital or a combination of both. Management has provided for bridge funding of which approximately $500,000 has been subsequently received.

              Magnitude Information Systems, Inc. and Subsidiaries
               (formerly Proformix Systems, Inc. and Subsidiaries)
                 Notes to the Consolidated Financial Statements

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued

     Principles of Consolidation
         The consolidated financial statements include the accounts of Magnitude Information Systems, Inc. and its subsidiaries, Magnitude, Inc. and Corporate Ergonomic Solutions, Inc. All significant intercompany balances and transactions have been eliminated.

     Inventories
         Inventory consists of finished goods which are stated at the lower of cost (determined by the first-in, first out method) or market. The sale of the Company's hardware product line resulted in a loss on disposal of inventory of $74,736.

     Depreciation and Amortization
         Property, plant and equipment are recorded at cost. Certain molds were being depreciated using the units of production method based upon an estimated useful life of 1,000,000 units. During 1997, the company changed the estimated useful life of these molds to 300,000 units. The effect of this change in estimate increased the Company's net loss for 1997 by $169,073. As part of the OS Asset Purchase Agreement, molds with a remaining net book value of $312,258 and equipment with a remaining net book value of $6,110 were sold. Depreciation on remaining equipment, furniture and fixtures and leasehold improvements is computed on the straight line method over the estimated useful lives of such assets between 5-10 years. Maintenance and repairs are charged to operations as incurred.

     Hardware
         System design costs and software acquisition costs are amortized on a straight-line basis over an estimated useful life of 10 years. As part of the OS Asset Purchase Agreement, hardware system design costs with a remaining net book value of $57,920 were sold. Deferred finance charges are amortized using the straight line method over a period of 4-5 years. Remaining charges of $19,495 after retirement of the Company's then existing bank debt as part of the OS Asset Purchase Agreement were written off.

     Securities Issued for Services
         The Company accounts for stock options issued for services by reference to the fair market value of the Company's stock on the date of stock issuance or option grant. Compensation expense is recorded for the fair market value of the stock issued, or in the case of options, for the difference between the stock's fair market value on the date of grant and the option exercise price.

     Securities Issued for Services, Continued
         Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standard (SFAS) No. 123, "Accounting for Stock-based Compensation". The statement generally suggests, but does not require, employee stock-based compensation transactions be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. As permitted by the statement, the Company has elected to continue to follow the requirements of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", which does not require compensation to be recorded if the consideration to be received is at least equal to the fair value at the measurement date. The adoption of SFAS No. 123 does not have a material impact on the financial statements.

     Investment
         Investment in Input Technologies LLC is accounted for under the cost method.

              Magnitude Information Systems, Inc. and Subsidiaries
               (formerly Proformix Systems, Inc. and Subsidiaries)
                 Notes to the Consolidated Financial Statements



SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued

     Income Taxes
         The Company provides for income taxes based on enacted tax law and statutory tax rates at which items of income and expenses are expected to be settled in the Company's income tax return. Certain items of revenue and expense are reported for Federal income tax purposes in different periods than for financial reporting purposes, thereby resulting in deferred income taxes. Deferred taxes are also recognized for operating losses that are available to offset future taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The Company has incurred net operating losses for financial-reporting and tax-reporting purposes. Accordingly, the benefit for income taxes has been offset entirely by a valuation allowance against the related deferred tax asset for the year ended December 31, 1998.

     Net Loss Per Share
         Net loss per share, in accordance with the provisions of Financial Accounting Standards Board No. 128, "Earnings Per Share", is computed by dividing net loss by the weighted average number of shares of Common Stock outstanding during the period. Common Stock equivalents have not been included in this computation since the effect would be anti-dilutive.

     Revenue Recognition
         Revenue from hardware product sales is recognized at the time of shipment provided that the resulting receivable is deemed probable of collection. Revenue from software sales is recognized at the time of licensing provided that the resulting receivable is deemed probable of collection.

     Use of Estimates
         The preparation of financial statements in conformity with generally accepted principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

              Magnitude Information Systems, Inc. and Subsidiaries
               (formerly Proformix Systems, Inc. and Subsidiaries)
                 Notes to the Consolidated Financial Statements

CONCENTRATIONS OF BUSINESS AND CREDIT RISK
     The Company maintains cash balances in several financial institutions which are insured by the Federal Deposit Insurance Corporation up to $100,000. Balances in these accounts may, at times, exceed the federally insured limits.

     The Company provides credit in the normal course of business to customers located throughout the U.S. The Company performs on going credit evaluations of its customers and maintains allowances for doubtful accounts based on factors surrounding the credit risk of specific customers, historical trends, and other information.

INVENTORIES
     Inventories consisted of the following at December 31, 1998:


              Finished goods                                                                                    $         26,789
                                                                                                                  ---------------

                                                                                                                $         26,789
                                                                                                                  ===============

PROPERTY, PLANT AND EQUIPMENT
     Property, plant and equipment consist of the following at December 31, 1998:

              Equipment                                                                                        $         195,903
              Furniture and fixtures                                                                                      66,093
              Leasehold improvements                                                                                      45,770
                                                                                                                 ----------------

                                                                                                                         307,766

              Less accumulated depreciation                                                                              159,483
                                                                                                                 ----------------

                                                                                                               $         148,283
                                                                                                                 ================

     Depreciation expense charged to operations was $107,928 and $237,189 in 1998 and 1997, respectively.

ACCOUNTS PAYABLE AND ACCRUED EXPENSES
     Accounts payable and accrued expenses consisted of the following at December 31, 1998:


         Accounts payable                            $         782,863

         Accrued interest                                      283,722

         Accrued commissions                                    97,532

         Accrued returns                                        30,000

         Accrued legal settlement                               20,000

         Accrued professional fees                             130,000

         Deferred royalties                                     91,531

         Accrued payroll                                       188,014

         Miscellaneous accruals                                 70,080
                                                        ---------------

                                                     $       1,693,742
                                                        ===============

              Magnitude Information Systems, Inc. and Subsidiaries
               (formerly Proformix Systems, Inc. and Subsidiaries)
                 Notes to the Consolidated Financial Statements

LOANS PAYABLE
     Magnitude, Inc. had borrowings under short term loan agreements with the following terms and conditions at December 31, 1998:


          Pursuant  to three  promissory  notes  signed  throughout  1995 and
          1996,  an  investor  advanced  Magnitude, Inc. a total of $90,000
          payable upon demand with interest at 12% per annum.                        $         90,000

          On December 4, 1996,  Magnitude,  Inc.  repurchased  500,000 shares of its common stock andretired same against issuance of a promissory note maturing twelve months thereafter  accruing interest at
          5% per annum and due  December 4, 1998.  This note is overdue at
          December  31, 1998 and no demand for payment has been made through
          April 7, 1999                                                                        75,000

          On  December  31,  1998,  the  Company's   board  chairman  issued  a
          short-term   loan  to  the Company                                                   80,000

          Pursuant to a promissory  note dated  January 22, 1996,  an officer of the Company  advanced the sum of $64,730  which is due upon demand and accruing interest at the rate of 12% per annum.
                                                                                               24,730

          Pursuant to the Rolina Corporation Agreement & Plan of Merger dated
          February 2, 1998 the Company was to deliver to Steven D. Rudnik
          $ 100,000 eight  months  from the closing  date.  Such amount is overdue and as a result Mr. Rudnik has a lien on certain software
          products.                                                                           100,000
                                                                                          ---------------
                  Total                                                              $        369,730
                                                                                          ===============

NOTES PAYABLE
       Private Placement Offering
         During February through June 1995, an underwriter acting as placement agent offered on behalf of Magnitude, Inc. in a private placement offering a minimum of five (5) and a maximum of twenty (20) units. The first 5 units were offered on a "best efforts all or none" basis and the remaining 15 units on a "best efforts" basis. Each unit consisted of a $100,000, 12% promissory note and 10,000 shares of Magnitude, Inc.'s common stock. The promissory notes were originally due on the earlier of 12 months from their issuance or the completion of a public or private financing of either debt or equity securities of Magnitude, Inc. whereby, if such financing was for less than the principal amount of said notes, then the principal amount of said notes were to be repaid on a pro-rata basis. These notes were subsequently extended for an additional 6 months, and further by an additional 9 months. In May 1997 a restructuring agreement caused the reclassification of $1,175,000 of these notes to long-term debt. These notes were extended and modified to (i) mature by April 30, 2000, (ii) change from 12% to 8%, (iii) convert all interest accrued until April 30, 1997 into shares of common stock of Magnitude, Inc. and (iv) paying future interest in cash an a quarterly basis. Two such notes, however, totaling $200,000 were extended and modified to (1) mature in dates ranging from January 1, 1999 through April 30, 2000, (ii) change from 12% to 8%, (iii) converted all interest accrued until April 30, 1997 into shares of common stock, (iv) paying future interest in cash on a quarterly basis,
         (v) reverts to 12% for failure to make interest payment when due, with observance of a two-week cure period, (vi) balance becomes due and payable immediately for failure to make principal payments when due, with observance of a two-week cure period, and (vii) balance convertible into common stock of Magnitude Inc. One of those notes for $150,000 also grants 10,000 common stock purchase warrants with a exercise price of $5.00 expiring April 30,2000. The remaining $450,000 of non-restructured notes are included in current liabilities and are in default as of December 31, 1998.

         The private offering was completed in June 1995 resulting in Magnitude, Inc. selling a total of sixteen (16) units and receiving net proceeds of $1,364,061 after deducting private placement agent's commission and legal fees amounting of $235,939. In connection therewith, Magnitude, Inc. issued 160,000 shares of its $.001 common stock at par. The total amount of such notes outstanding at December 31, 1998 was $1,575,000, of which $550,000 is current.

              Magnitude Information Systems, Inc. and Subsidiaries
               (formerly Proformix Systems, Inc. and Subsidiaries)
                        Notes to the Financial Statements


LONG-TERM DEBT

       Long-term debt as of December 31, 1998 is comprised of the following:

            Note to the board  chairman,  principal due January 15, 2000  accruing  interest at a rate of 10%
              per annum.  This note is secured by all of Magnitude Inc.'s assets and property                    $       262,000

            Note to the board  chairman of the Company  issued in place of accrued  royalties,  principal due
              April 14,  1998  accruing  interest  at a rate of 5% per  annum.  This note is  overdue  and no
              demand for payment has been made through April 7, 1999                                                     111,007

            Discounted  present value of a non-interest  bearing $70,000 settlement with a former investor of
              Magnitude,  Inc. to be paid in 24 equal monthly  payments  commencing July 1, 1997. The imputed
              interest rate used to discount the note is 8% per annum.                                                    33,529

            Discounted  present value of a non-interest  bearing  $176,000  settlement with former counsel of
              Magnitude,  Inc. to be paid in 24 monthly  payments  commencing  September 1, 1997. The imputed
              interest rate used to discount the note is 8% per annum.                                                    50,474
                                                                                                                   --------------

              Total                                                                                                      457,010
                  Less current maturities                                                                                195,010
                                                                                                                   --------------
                  Long-term debt, net of current maturities                                                      $       262,000
                                                                                                                   ==============

              Magnitude Information Systems, Inc. and Subsidiaries
               (formerly Proformix Systems, Inc. and Subsidiaries)
                        Notes to the Financial Statements


LONG-TERM DEBT, Continued

       Total maturities of long-term debt are as follows:

         Year Ending December 31,

                   1999                                                                  $        195,010

                   2000                                                                            262,000
                                                                                            ---------------

                                                                                          $        457,010
                                                                                            ===============


CAPITALIZED LEASE OBLIGATIONS

       The Company leases office equipment under non-cancelable capital lease agreements expiring between January 19, 2001 and October 27, 2002. The capital lease obligations have been recorded at the present value of future minimum lease payments, discounted at interest rates of 7.00% to 8.643%. The capitalized cost of equipment at December 31, 1998 amounted to $32,590 net of accumulated depreciation of $17,014.

       The following is a schedule of minimum lease payments due under capital leases at December 31, 1998:


              Year Ending December 31,
                     1999                                                                    $         19,307
                     2000                                                                              16,456
                     2001                                                                               9,798
                     2002                                                                               6,316
                                                                                               ---------------
                     Total minimum capital lease payments                                              51,877
                     Less amounts representing interest                                                 6,212
                                                                                               ---------------
                     Present value of net minimum capital lease payments                               45,665
                     Less current maturities of capital lease obligations                              15,826
                                                                                               ---------------
                     Obligations under capital leases, excluding current maturities          $         29,839
                                                                                               ===============

              Magnitude Information Systems, Inc. and Subsidiaries
               (formerly Proformix Systems, Inc. and Subsidiaries)
                   Notes to Consolidated Financial Statements



  INCOME TAXES

       At December 31, 1998, The Company has net operating loss carry forwards approximating $8,900,000 which expire between the years 2008 and 2013 and are subject to certain annual limitations.

       The Company's total deferred tax asset and valuation allowance at December 31, 1998 are as follows:

            Total deferred tax asset                    $       3,560,000
            Less valuation allowance                            3,560,000
                                                          ----------------
            Net deferred tax asset                      $               -


  401(k) PLAN

       The Company adopted the qualified Magnitude, Inc. sponsored 401(k) plan covering substantially all full time employees under which eligible employees may elect to contribute, within statutory limits, a percentage of their annual compensation. The Company matches up to 50% of the employee's contribution which may not exceed 3% of the employee's total compensation for the plan year. Contributions to the plan were $16,095 and $17,800 for the years ended December 31, 1998 and 1997, respectively.

  STOCK OPTION PLANS

       In April 1996, Magnitude, Inc. adopted its 1996 Stock Incentive Plan ("the 1996 Plan"). The 1996 Plan provides that certain options granted thereunder are intended to qualify as "incentive stock options" (ISO) within the meaning of Section 422A of the United States Internal Revenue Code of 1986, while non-qualified options may also be granted under the Plan. The initial plan and subsequent amendments provided for authorization of up to 480,000 shares. Pursuant to the above described stock exchange offer on July 2, 1997, all options under the 1996 Plan were converted into shares of the Company at a rate of 3.4676 shares of Magnitude, Inc. to 1 share of the Company.

       In September 1997, the Company adopted its 1997 Stock Incentive Plan ("the 1997 Plan"). The 1997 Plan provides that certain options granted thereunder are intended to qualify as "incentive stock options" (ISO) within the meaning of Section 422A of the United States Internal Revenue Code of 1986, while non-qualified options may also be granted under the Plan. The initial plan and subsequent amendments provided for the grant of options for up to 1,000,000 shares. The purchase price per share of common stock deliverable upon exercise of each ISO shall not be less than 100% of the fair market value of the common stock on the date such option is granted. If an ISO is issued to an individual who owns, at the time of grant, more than 10% of the total combined voting power of all classes of the Company's common stock, the exercise price of such option shall be at least 110% of the fair market value of the common stock on the date of grant and the term of the option shall not exceed five years from the date of grant. The purchase price of shares subject to non-qualified stock options shall be determined by a committee established by the Board of Directors with the condition that such prices shall not be less than 85% of the fair market value of the common stock at the time of grant.

              Magnitude Information Systems, Inc. and Subsidiaries
               (formerly Proformix Systems, Inc. and Subsidiaries)
                 Notes to the Consolidated Financial Statements


STOCK OPTION PLANS (cont.)

                                                                                              Qualified and Non-Qualified
                                                                                            Shares Under Option December 31,
                                                                                            ----------------------------------
                                                                                                 1998               1997
                                                                                            ---------------    ---------------
       Outstanding, beginning of year                                                              586,144                  -
       Granted during the year                                                                     501,162            596,144
       Exercised during the year at $1.73 per share                                                      -           (10,000)
       Forfeited during the year                                                                (105,838)                  -
                                                                                            ===============    ===============
      Outstanding, end of year (at prices ranging from $1.00 to $4.50 per share)                   981,468            586,144
                                                                                            ===============    ===============
        Eligible, end of year for exercise (at prices ranging from $1.00 to
           $4.50 per share)                                                                        292,597            283,144
                                                                                            ===============    ===============


     At December 31, 1998 and 1997, the weighted average exercise price and weighted average remaining contractual life is $2.56 and $3.36 per share and 5 years 4 months and 6 years 4 months, respectively.

     At December 31, 1998, there were 157,118 shares reserved for future grants.

WARRANTS

      The Company issued common stock purchase warrants as follows:
  ------------------------------------------------------------------------------------------------------------

                                              Exercise Price
                                  No. of            Per                         Exercise Term
                                                                ----------------------------------------------
           Date of Grant          Shares           Share
                                                                        Start                Expiration           Voting Rights
  --------------------------------------------------------------------------------------------------------------------------------
       May 1, 1997                   10,000 $            5.00      May 1, 1997             April 30, 2000          Upon Issue
  --------------------------------------------------------------------------------------------------------------------------------
       August 14, 1997               55,929              4.09      August 14, 1997         August 14, 1999         Upon Issue
  --------------------------------------------------------------------------------------------------------------------------------
       May 1, 1998                  224,000              5.00      May 1, 1998             April 30, 2003          Upon Issue
  --------------------------------------------------------------------------------------------------------------------------------

     At December 31, 1998, there were 289,929 shares eligible for exercise at prices ranging from $4.09 to $5.00 per share.

COMMITMENTS AND CONTINGENCIES
     Lease Agreement
       Magnitude, Inc. leases its administrative offices pursuant to a lease agreement dated December 9, 1998. Such lease commences December 16, 1998 and expires on December 31, 2001 and requires monthly payments of $3,700 from December 16, 1998 to October 31, 1999 and $3,250 from November 1, 1999 to December 31,1999. Ergonomics leases office space pursuant to a lease agreement dated November 1, 1997. Such lease expired November 1, 1998. It is currently leased on a month-to-month basis and requires monthly payments of $600. Under such lease agreements, Magnitude, Inc. is required to make future minimum lease payments as follows in addition to a pro-rata share of certain operating expenses:

                         Year Ending December 31,
                    ---------------------------------
                              1999                   $        43,500

                              2000                            39,000

                              2001                            39,000
                                                       --------------
                                  Total              $       121,500
                                                       ==============

         Included in general and administrative expenses is rent expense which amounted to $103,580 and $96,544 for the years ended December 31, 1998 and 1997, respectively.

              Magnitude Information Systems, Inc. and Subsidiaries
               (formerly Proformix Systems, Inc. and Subsidiaries)
                 Notes to the Consolidated Financial Statements


COMMITMENTS AND CONTINGENCIES, Continued

         Two lawsuits were instituted against Magnitude, Inc. by a stockholder of Magnitude, Inc.

             One suit asserts that the stockholder had a consulting agreement with Magnitude, Inc. pursuant to which Magnitude, Inc. had agreed to pay $125,000 a year for five years and that Magnitude, Inc. has defaulted in performance of its obligations.

             The stockholder has also initiated suit along with other shareholder members of his family alleging damages because Magnitude, Inc. acted inconsistent with the best interest of its stockholders. Other miscellaneous claims were asserted in that suit.

             It is Magnitude, Inc.'s position that both of these suits are without merit, however, a verbal settlement had been reached with the plaintiffs in both cases pursuant to which all claims would be dismissed upon Magnitude, Inc. making six monthly payments totaling $20,000 commencing November 1, 1998. This potential liability has been recorded by Magnitude, Inc. No payments have yet been made by Magnitude, Inc. since it has not received from the plaintiff's attorneys the necessary settlement documents. The settlement may also be contingent upon approval by a bankruptcy court since the stockholder has filed a petition of reorganization.

             An additional suit was bought against Magnitude, Inc. by a claimant for legal fees. The suit was settled upon the agreement by the Company (guaranteed by an officer of the Company) to pay a total of $176,000 consisting of an initial payment of $20,000 and the balance in equal monthly installments of $6,500 each over a period of 24 months, commencing September 1, 1997. In addition, the Company and the officer agreed that in the event any payment was in default, they each would consent to judgement for the total legal fees demanded of $238,564 less any payments made to that point.
             The Company was not in default as of December 31, 1998.

       Licensing Agreement
             On  August  29,  1997,  the  Company  signed a letter  of intent to acquire Cornell Ergonomics ("Cornell") a software developer of a unique ergonomic assessment tool. This agreement was subsequently revised on December 1, 1997 through a Software Distribution and Option Agreement whereby the Company obtained a two-year exclusive license to distribute and sub-license a certain software product. The Company also has the exclusive right, under certain circumstances, to purchase either the assets of Cornell or all of the issued and outstanding capital stock of Cornell.

              Magnitude Information Systems, Inc. and Subsidiaries
               (formerly Proformix Systems, Inc. and Subsidiaries)
                 Notes to the Consolidated Financial Statements



COMMITMENTS AND CONTINGENCIES, Continued

       Employment Agreements
         In July of 1997 the Company entered into an employment agreement with Magnitude, Inc.'s President, to serve as the Company's President and Chief Executive Officer for a period of five years. Base salary under the agreement is $108,000 per annum with annual increases determined by the Board of Directors. The agreement also calls a first year bonus of 140,000 shares of the Company's stock, and 200,000 shares in any year thereafter in which the Company's after tax net profits exceed $1,000,000 for each of its first three full fiscal years during the employment term beginning with calendar year 1998. The agreement was amended to replace the stock bonuses with nonqualified options to purchase up to 750,000 shares at a purchase price of $1 and up to 535,000 shares at a price of $.50. Eligibility for benefit programs, with the exception of any key employee stock option plan, and a fully paid medical/hospitalization policy is provided under the agreement. The Company will also provide reimbursement of ordinary and necessary business expenses and a monthly car allowance. A noncompetition/nonsolicitation restriction applies for 36 months after termination of employment. The agreement provides for severance compensation equal to three months of base salary if employment is terminated by the Company for cause.

         The Vice President and Chief Financial Officer of Magnitude, Inc. entered into an employment agreement on April 15, 1996. The agreement is for a term of three years expiring April 14, 1999. Pursuant to the terms of the agreement, the officer is to receive an annual salary of $100,000 subject to annual review by the Board of Directors with the first such review at September 1, 1996, and an annual bonus as determined by the Board. Pursuant to the agreement, Magnitude, Inc. would pay the premiums on a $400,000 life insurance policy for the benefit of individuals designated by the officer. The agreement restricts the officer from competing with Magnitude, Inc. for a period of two years after the termination of his employment under certain circumstances. The agreement provides for severance compensation to be determined pursuant to a formula established therein to be paid to the officer if his employment with Magnitude, Inc. is not renewed upon expiration of the initial or any renewal term thereof, his employment is terminated by Magnitude, Inc. other than as permitted by the agreement, or any successor to Magnitude, Inc. after a change of control or other reorganization of Magnitude, Inc. fails to assume the agreement.

       Consulting Agreements
         On May 12, 1997, the Company's subsidiary Magnitude, Inc. entered into a financial and marketing consulting agreement with Royal Capital, Inc. ("Royal"), whereby Royal would act as a consultant to the company. In consideration of such services, Royal was granted, in addition to other consideration, options to purchase 692,122 common shares of the Company or any succeeding or acquiring entity at exercise prices ranging from $1.04 to $5.62 per share of the Company. Through December 31, 1998, options to acquire 192,256 shares of the Company were exercised at a price of $1.04 per share. Through April 7, 1999, an aggregate of approximately $2,787,000 in additional equity has been raised pursuant to Royal's efforts.

         On May 12, 1997, the Company's subsidiary Magnitude, Inc. entered into an agreement with a management consultant. In consideration of such services, whereby, in addition to other consideration, the consultant was awarded options equal to 43,258 shares of the Company of which 33,258 remain unexercised at December 31, 1998.

              Magnitude Information Systems, Inc. and Subsidiaries
               (formerly Proformix Systems, Inc. and Subsidiaries)
                 Notes to the Consolidated Financial Statements



RELATED PARTY TRANSACTIONS


         During July 1997 one of the Company's board members advanced the Company $100,000 as evidenced by two 8% promissory notes which were subsequently agreed to be converted to common shares pursuant to the filing of an Offering Memorandum offering shares pursuant to an exemption provided by Rule 504 of Regulation D promulgated under the Securities Act of 1933, as amended. The Company, however, decided not to consummate such offering, and instead pursued an offering under Rule 506 of Regulation D promulgated under the Securities Act of 1933 under which the notes were converted to 22,222 common shares and warrants in May 1998. During November and December 1997, one investor advanced the Company $175,000 which was to be used for the purchase of common stock pursuant to the filing of a Private Placement offering shares to qualified investors pursuant to an exemption provided by Regulation S promulgated under the Securities Act of 1933, as amended. On January 26, 1998, 87,500 shares of common stock were issued to this investor.

         In November 1998, a director and principal shareholder extended a working capital loan of $262,000 to the Company, secured by the assets of the Company, against issuance of a promissory note bearing interest at the rate of 10% per annum.

         In November 1998, the Company entered into a consulting agreement with an individual who subsequently, in January 1999, joined the Company's board of directors, and pursuant to which the Company issued 1,000,000 shares of common stock. Such shares were registered on Form S-8 on December 22, 1998. During the first quarter of 1999, this individual pursuant to the consulting agreement obtained the release of approximately $436,000 of the Company's liabilities.

         Between December 30, 1998, and March 31, 1999, the director and principal shareholder extended working capital loans aggregating $395,560 to the Company, of which a portion of $351,060 was covered by a promissory note bearing interest at the rate of 10% p.a. During the same time, this director and shareholder exercised options to purchase 450,000 shares of the common stock of the Company, and was issued an additional 565,000 shares, against a combination of cash payments and cancellation of debt owed by the Company, in the aggregate amount of $507,500.

              Magnitude Information Systems, Inc. and Subsidiaries
               (formerly Proformix Systems, Inc. and Subsidiaries)
                 Notes to the Consolidated Financial Statements




MAJOR CUSTOMERS

       For the year ended December 31, 1998, the Company had a major customer, sales of hardware products to which represented approximately 38% of the Company's revenues. The Company had an accounts receivable balance due from this customer of $35,730 at December 31, 1998. With the sale of the hardware product line, the Company's business is now focused exclusively on the further development and marketing of these software products. As such, the Company currently must be considered an enterprise in transition, because it has not yet realized material revenues from licensing its software.

FAIR VALUE OF FINANCIAL INSTRUMENTS

       Cash, accounts receivable, accounts payable, accrued expenses, notes payable, long-term debt and capitalized lease obligations:
       The Carrying amount approximates fair value because of the short term maturity of these instruments.

       Limitations:
           Fair value estimates are made at a specific point in time, based on relevant information and information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

SUBSEQUENT EVENTS

       Changes in Key Personnel
         In January 1999, Steven D. Rudnik was appointed President and CEO of the Company, taking over the position previously occupied by Jerry Swon.

         PART II

                   Information Not Required in the Prospectus


Item 24.  Indemnification and Limitation of Liability of Management

         As permitted by the Delaware General Corporation Law, Magnitude has included in its Certificate of Incorporation a provision to eliminate the personal liability of it's directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to certain exceptions. In addition, the Bylaws of Magnitude require the Company to (i) indemnify the officers and directors under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary, and
(ii) advance expenses to the officers and directors as incurred in connection with proceedings against them for which they may be indemnified. Magnitude has entered into indemnification agreements with the officers and directors containing provisions that are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements may require the companies, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance expenses incurred as a result of any proceeding against them as to which they may be indemnified, and to obtain directors' and officers' insurance if available on reasonable terms. Magnitude believes that these charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

         Magnitude understands that the staff of the Securities and Exchange Commission is of the opinion that statutory, charter and contractual provisions as are described above have no effect on claims arising under the federal securities laws.

Item 25.  Other Expenses of Issuance and Distribution

         Magnitude will pay all expenses incident to the offering and sale to the public of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes. Such expenses are set forth in the following table. All of the amounts shown are estimates except the Securities and Exchange Commission ("SEC") registration fee.

SEC registration fee                      $      780.00
Legal fees and expenses                       65,000.00
Accounting fees and expenses                   2,500.00
Printing and Engraving Costs                   2,000.00
Transfer Agent Fees                            5,000.00
Fees for Qualification of Offering
   Under State Blue Sky Laws                  ----------
Miscellaneous expenses                         1,000.00
         Total                               $76,280.00


Item 26.  Recent Sales of Unregistered Securities

Fiscal Year 2000

         During fiscal year 2000 and through the six month period ended June 30, 2000, the Company placed the following unregistered securities with accredited or institutional investors:

         70,000 shares of Common Stock pursuant to the conversion of $35,000 in convertible promissory notes, issued in reliance upon exemptions provided under
Section 4(2) of the Securities Act;

         27,788 shares of Series B Senior Convertible Preferred Stock to a foreign investor pursuant to private placement subscriptions under Section 4 (2) of the Securities Act, which resulted in the receipt by the Company of $250,092 in cash, whereby such shares, among other things, have the following rights and privileges: (i) 7% annual preferential dividend, payable semi-annually, (ii) conversion at the holders' option into shares of Common Stock at a conversion rate of 10 common shares for 1 preferred share. The preferred shares are callable by the Company under certain terms and conditions.

         260,000 shares of Common Stock pursuant to the conversion of an aggregate $130,000 in convertible promissory notes, issued in reliance upon exemptions provided under Section 4(2) of the Securities Act;

         3,407 shares of Common Stock to one outside consultants and suppliers for services rendered;

         118,000 shares of Common Stock to the principals of two privately held companies, Internet Ergonomic Technologies, Inc. and Cornell Ergonomics, Inc., purchased by the Company in January 2000, which companies owned certain software assets which have been made part of and integrated into the Company's proprietary ErgoManager(TM) software system

         100,000 shares to an officer of the Company pursuant to the terms of his employment agreement;

         77,976 shares of Common Stock to three outside consultants and suppliers for services rendered;

         14,445 shares of Common Stock to a director and shareholder of the Company pursuant to a 1997 transaction approved by the Board of Directors of the Company;
         16,854 shares of Common Stock to an employee in lieu of salary, for services rendered;

         2,120,000 shares of Common Stock pursuant to the conversion of an aggregate $1,060,000 in convertible promissory notes, issued in reliance upon exemptions provided under Section 4(2) of the Securities Act;

         160,000 shares of Common Stock to seven private investors who had previously subscribed for certain convertible debt, such shares issued pursuant to the terms of the pertinent subscription agreement, and in reliance upon exemptions provided under Section 4(2) of the Securities Act;

         400,000 shares of Common Stock to two individual investors pursuant to private placement subscriptions under Section 4 (2) of the Securities Act, which resulted in the receipt by the Company of $200,000 in cash;

         500,000 shares of Common Stock to three individual foreign investors pursuant to private placement subscriptions under Section 4 (2) of the Securities Act, which resulted in the receipt by the Company of $250,000 in cash;

         194,440 shares of Series B Senior Convertible Preferred Stock to five individual foreign investors pursuant to private placement subscriptions under
Section 4 (2) of the Securities Act, which resulted in the receipt by the Company of $1,750,000 in cash, whereby such shares, among other things, have the following rights and privileges: (i) 7% annual preferential dividend, payable semi-annually, (ii) conversion at the holders' option into shares of Common Stock at a conversion rate equivalent to $0.90 per share, and (iii) callable by the Company under certain terms and conditions;

         100,000 shares of Series C Senior Convertible Preferred Stock to the former chairman of the Company pursuant to the terms of a Resignation Agreement entered into between the Company and this individual, whereby such shares, among other things, have the following rights and privileges: (i) 7% annual preferential dividend, payable monthly, (ii) conversion at the holders' option into 1,000,000 shares of Common, and (iii) callable by the Company under certain terms and conditions.

Fiscal Year 1999

         During fiscal year 1999, the Company placed the following unregistered securities with accredited and institutional investors:

         1,250,332 shares of Common Stock to seven individual foreign investors pursuant to private placement subscriptions under Section 4(2) of the Securities Act, which resulted in the receipt by the Company of $625,000 in cash;

         60,000 shares of Common Stock to an investor who had previously subscribed for certain convertible debt, pursuant to the terms of the pertinent subscription agreement, issued in reliance upon exemptions provided under
Section 4(2) of the Securities Act.

         On September 1, 1999, the Company issued 7,210 shares of its common stock to a shareholder of Magnitude, Inc., f/k/a Proformix, Inc. in exchange for his 25,000 shares in Proformix, Inc., pursuant to the terms of the Company's stock exchange offer of July 2, 1997.

         During the second and third quarters of 1999 the Company received an aggregate $1,225,000 in cash against issuance of convertible promissory notes in the same aggregate amount, to eight individual accredited private investors pursuant to transactions under Section 4 (2) of the Securities Act, all of them maturing at 14 months from date of issuance, convertible at the holders' option into shares of the common stock of the Company at the rate of $0.50 /share, and carrying interest at rates between 7% and 12% p.a. A portion of such notes was accompanied by stock purchase warrants for the purchase of an aggregate 1,450,000 shares at $1 per share, with such warrants being callable by the Company under certain circumstances, if and when the market price reaches $2 per share.

         565,000 shares of Common Stock to a director and principal shareholder in exchange against cancellation of promissory notes and interest thereon in the aggregate value of $282,500;

         77,778 shares of Common Stock to the former principal of Rolina Corporation and current President of the Company, pursuant to a Non-Dilution clause in the February 2, 1998 Agreement and Plan of Merger with Rolina Corporation;

         54,100 shares of Common Stock to three Magnitude, Inc. consultants and providers of services to the Company.

Fiscal Year 1998

         During fiscal year 1998, the Company placed the following unregistered securities with accredited and institutional investors:

         70,000 shares of Common Stock to a creditor of the Company pursuant to that party's exercise of an option to convert debt into common stock, at $1.00 per share;

         7,500 shares of Common Stock to two individuals who had invested in the Company pursuant to a 506 Offering Memorandum;

         56,000 shares of Common Stock to two outside consultants as compensation for services rendered;

         272,000 shares of Common Stock to a creditor of the Company pursuant to that party's exercise of an option to convert debt into common;

         14,419 shares of Common Stock to Proformix, Inc. shareholders pursuant to the Company's acquisition of Proformix, Inc. and its subsequent exchange offer to Proformix, Inc. shareholders. The Company issued these shares pursuant to Section 4(2) of the Securities Act;

         5,035 shares of Common Stock to independent sales representatives and clients as awards for outstanding sales performance for the Company's products.

         224,000 shares of Common Stock to Vanity Software Publishing Corporation (see "Acquisition of Vanity Software Publishing Corporation" in the Notes to Financial Statements included herein). The issuance of the aforesaid shares was made pursuant to Section 4(2) of the Securities Act;
         22,000 shares of Common Stock and warrants to purchase 22,000 shares at a price of $4.50 per share, to one of the Company's board members in return for an investment of $100,000 under Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended;

         70,972 shares of Common Stock to Proformix, Inc. shareholders pursuant to the Company's acquisition of Proformix, Inc. and its subsequent exchange offer to Proformix, Inc. shareholders. The Company issued these shares pursuant to Section 4(2) of the Securities Act;

         15,000 shares of Common Stock to an outside consultant as compensation for services rendered, with an agreement that the Company register such shares through a Registration Statement on Form S-8.

         150,000 shares of Common Stock to an entity which provides a platform for advertising the Company's products. The Company received as consideration advertising credits equivalent to $900,000 in retail value. The issuance of the aforesaid shares was made pursuant to Section 4(2) of the Securities Act;

         50,000 shares of Common Stock at a purchase price of $2.00 per share to an individual pursuant to a private placement under Section 4(2) of the Securities Act.

         100,644 shares of Common Stock to a management consulting firm pursuant to their exercise of a stock option at $1.7338 per share. The stock option was granted for services rendered, and the shares were issued pursuant to Section 4(2) of the Securities Act;

         887,500 shares of Common Stock issued to foreign entities, thereby raising $1,550,000 in gross proceeds, pursuant to Regulation S of the Securities Act;

         155,556 shares of Common Stock pursuant to Section 4(2) of the Securities Act, to the principal of Rolina Corporation in the course of that entity's acquisition by the Company.

Fiscal Year 1997

         During fiscal year 1997, the Company placed the following unregistered securities with accredited and institutional investors:

         Pursuant to an Offering Memorandum dated August 14, 1997, the Company issued a total of 28,611 shares of Common Stock at a purchase price of $4.50, and 28,611 warrants for the purchase of Common Stock exercisable at $4.50 per share, thereby raising $128,750 in gross proceeds. The aforesaid offering of securities was exempt pursuant to Regulation D of the Securities Act of 1933, as amended ("Securities Act"), and Rule 506 promulgated thereunder.

         26,387 shares of Common Stock to Proformix, Inc. shareholders pursuant to the Company's acquisition of Proformix, Inc. and its subsequent exchange offer to Proformix, Inc. shareholders. The Company issued these shares pursuant to Section 4(2) of the Securities Act;

         465,500 shares of Common Stock issued to foreign entities, thereby raising $862,000 in gross proceeds, pursuant to Regulation S of the Securities Act;

         In July 1997, the Company issued 173,600 unregistered shares of its Common Stock to designees of a management consulting firm against a grant of 313,597 shares to this firm for services rendered, pursuant to a resolution of the Company's Board of Directors of June 16, 1997.

         Between July and September 1997, the Company issued an aggregate of 1,143,562 unregistered shares of its Common Stock to holders of common stock of Proformix, Inc. pursuant to a stock exchange offer extended by the Company on July 2, 1997.

          Between July and October 1997, the Company issued 345,000 unregistered shares of its Common Stock to designees of a management consulting firm against a grant of 836,313 shares to this firm pursuant to a consulting agreement of May 8, 1997, and in September 1997 the Company issued 179,600 unregistered shares of its Common Stock to designees of this consulting firm against an equity investment of $200,000 made by it in May, 1997.
         In September 1997 the Company issued 1,869 unregistered shares of its Common Stock to a consultant for services rendered.

Item 27.  Exhibits Index

         The following Exhibits are filed or incorporated by reference into this Registration Statement:

SEC No.                        Document

2.2 Agreement and Plan of Merger with Rolina Corporation and Steven D. Rudnik, and Employment Agreement with Steven D. Rudnik, both of the date February 2 , 1998, previously filed as Exhibit to the Company's report on Form 10-KSB for the year ended December 31, 1998 and incorporated herein by reference.
3(i)     Articles of  Incorporation  and  Amendments  thereto,  incorporated
         herein  by  reference   to  Exhibits  of  previous   filings  with  the
         Commission.
3(ii) Bylaws of the Company, incorporated herein by reference to Exhibits of previous filings with the Commission.
4.1*     Term Sheet
4.2*     Form of Subscription Agreement
4.3*     Form of Common Stock Purchase Warrant
4.4*     Form of Convertible Promissory Note
4.5*     Form of Subscription Agreement
4.6*     Form of Convertible Grid Promissory Note
4.7*     Form of Common Stock Purchase Warrant
4.8*     Form of Convertible Promissory Note
4.9*     Form of Common Stock Purchase Warrant
4.10*    Loan Agreement with S.Kroll
4.11*    Form of Convertible Promissory Note
4.12*    Form of Subscription Agreement
4.13*    Form of Subscription Agreement
4.14*    Form of Subscription Agreement

     4.15* Form of Subscription Agreement 4.16* Form of Subscription Agreement 4.17* Form of Common Stock Purchase Warrant 4.18* Amendment to the Company's Certificate of Incorporation as filed with the State of Delaware on January 31, 2000, and amended on March 20, 2000, designating a new class of Series B Senior Convertible Preferred Stock. 4.19* Form of Common Stock Purchase Warrant 4.20+ Amendment to the Company's Certificate of Incorporation as filed with the State of Delaware on January 31, 2000, and amended on March 20, 2000, designating a new class of Series C Senior Convertible Preferred Stock 4.21* Agreement with S.Rudnik, re: convertible debt 4.22* Consulting agreement with G.Shemano 4.23* Form of Common Stock Purchase Warrant 4.24+ Amendment to the Company's Certificate of Incorporation as filed with the State of Delaware on January 31, 2000, and amended on March 20, 2000, designating a new class of Series A Senior Convertible Preferred Stock. 4.25 Common Stock Purchase Agreement, dated October 6, 2000, by and between the Company and Torneaux Fund Ltd. 4.26 Form of Warrant issuable under the Common Stock Purchase Agreement filed as Exhibit 4.25. 5.1 Legal opinion and consent of Joseph J. Tomasek, Esq. 10.1* Resignation Agreement dated July 21, 1999, between J. Swon and B. Deichl and the Company, incorporated herein by reference to the Exhibit of Form S-8 filed with the Commission on August 3, 1999. 10.2* Resignation Agreement dated January 28, 2000, between M. Martin and the Company, incorporated herein by reference to the Exhibit of Form S-8 filed with the Commission on January 31, 2000. 10.3* Employment Agreement, dated April 15, 1996 between the Company and Joerg Klaube, incorporated herein by reference and previously filed as an Exhibit to the Company's Form 10-KSB for the fiscal year ended December 31, 1997 with the Commission. 10.4* Employment Agreement, dated July 1, 1999 between the Company and John C. Duncan. 23.1 Independent Auditors' Consent 27 Financial Data Schedule

-------
+Documents incorporated by reference to Magnitude's Annual Report filed on Form 10-KSB for the fiscal year ended December 31, 1999 with the Securities and Exchange Commission on March 30, 2000.
*Previously filed as exhibits to the Company's Registration Statement on Form SB-2 and Amendments thereto, Commission File No. 333-34512, and incorporated herein by reference.

Item 28.  Undertakings

         A. Undertaking Pursuant to Rule 415

         The undersigned Registrant hereby undertakes: (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) Securities Act of 1933 (the "Securities Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration
Statement or any material change to such information in the Registration Statement; (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of this offering.

         B. Undertaking Regarding Filings Incorporating Subsequent Exchange Act Documents by Reference

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Undertaking In Respect of Indemnification


         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the
Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         D. Undertaking Pursuant to Rule 430A

         The undersigned Registrant hereby undertakes that: (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of the prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective. (2) For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   Signatures

          Pursuant to the requirements of the Securities Act of 1933, the Registrant, MAGNITUDE INFORMATION SYSTEMS, INC., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Chester, State of New Jersey, on October 27, 2000.

                     MAGNITUDE INFORMATION SYSTEMS, INC.


                     By:/s/ Steven D. Rudnik
                        -----------------------
                        Steven D. Rudnik,Chairman and Chief Executive Officer

                     By: /s/ Joerg H. Klaube
                         -----------------------
                         Joerg H. Klaube, Chief Financial Officer

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven D. Rudnik, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form SB-2, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

   SIGNATURE                TITLE                              DATE

/s/ Steven D. Rudnik       President and                  October 27, 2000
Steven D. Rudnik           Chief Executive Officer
                          (Principal Financial Officer)
/s/ Joerg H Klaube         Chief Financial Officer        October 27, 2000
Joerg H. Klaube           (Principal Financial Officer)

/a/ John C. Duncan         President and Chief
John C. Duncan             Operating Officer,Director     October 27, 2000


/s/ Steven L. Gray          Director                      October 27, 2000
Steven L. Gray


/s/ Ivano Angelastri        Director                      October 27, 2000
Ivano Angelastri


/s/ Joseph J. Tomasek       Director                      October 27, 2000
Joseph J. Tomasek

Exhibit 4.25

                         COMMON STOCK PURCHASE AGREEMENT




                           Dated as of October 6, 2000




                                 by and between


                       MAGNITUDE INFORMATION SYSTEMS, INC.



                                       and


                               TORNEAUX FUND LTD.

                                TABLE OF CONTENTS

                                                                                                               Page
ARTICLE IDefinitions  1

   Section 1.1    Definitions.....................................................................................1

ARTICLE II Purchase and Sale of Common Stock......................................................................3

   Section 2.1    Purchase and Sale of Stock......................................................................3
   Section 2.2    The Shares......................................................................................3
   Section 2.3    The Warrants....................................................................................3
   Section 2.4    Closing.........................................................................................4

ARTICLE III Representations and Warranties........................................................................4

   Section 3.1    Representations and Warranties of the Company...................................................4
   Section 3.2    Representations, Warranties and Covenants of the Purchaser.....................................11

ARTICLE IV Covenants  13

   Section 4.1    Securities.....................................................................................13
   Section 4.2    Registration and Listing.......................................................................13
   Section 4.3    Registration Statement.........................................................................13
   Section 4.4    Compliance with Laws...........................................................................14
   Section 4.5    Keeping of Records and Books of Account........................................................14
   Section 4.6    Reporting Requirements.........................................................................14
   Section 4.7    Other Agreements...............................................................................14
   Section 4.8    Non-public Information.........................................................................15
   Section 4.9    No Stop Orders.................................................................................15
   Section 4.10   Amendments to the Registration Statement.......................................................15
   Section 4.11   Prospectus Delivery............................................................................16
   Section 4.12   Legends........................................................................................16

ARTICLE V Conditions to Closing, Draw Downs and Warrant Exercise.................................................16

   Section 5.1    Conditions Precedent to the Obligation of the Company to Close this Agreement..................16
   Section 5.2    Conditions Precedent to the Obligation of the Purchaser to Close this Agreement................17
   Section 5.3    Conditions Precedent to the Obligation of the Purchaser to Accept a Draw Down or
                  Exercise the Warrants and Purchase the Shares..................................................17

ARTICLE VI Draw Down Terms.......................................................................................19

   Section 6.1    Draw Down Terms................................................................................19

ARTICLE VIILegends    21

   Section 7.1    Legend.........................................................................................21


   Section 7.2    No Other Legend or Stock Transfer Restrictions.................................................22
   Section 7.3    Purchaser's Compliance.........................................................................22

ARTICLE VIII Termination.........................................................................................22

   Section 8.1    Termination by Mutual Consent..................................................................22
   Section 8.2    Other Termination..............................................................................22
   Section 8.3    Effect of Termination..........................................................................23

ARTICLE IX Indemnification.......................................................................................23

   Section 9.1    General Indemnity..............................................................................23
   Section 9.2    Indemnification Procedures.....................................................................24

ARTICLE X Miscellaneous..........................................................................................26

   Section 10.1   Fees and Expenses..............................................................................26
   Section 10.2   Specific Enforcement, Consent to Jurisdiction..................................................26
   Section 10.3   Entire Agreement; Amendment....................................................................26
   Section 10.4   Notices........................................................................................27
   Section 10.5   Waivers........................................................................................28
   Section 10.6   Headings.......................................................................................28
   Section 10.7   Successors and Assigns.........................................................................28
   Section 10.8   Governing Law..................................................................................28
   Section 10.9   Survival.......................................................................................28
   Section 10.10  Counterparts...................................................................................28
   Section 10.11  Publicity......................................................................................28
   Section 10.12  Severability...................................................................................28
   Section 10.13  Further Assurances.............................................................................29
   Section 10.14  Confidentiality................................................................................29

                         COMMON STOCK PURCHASE AGREEMENT



         This COMMON STOCK PURCHASE AGREEMENT (this "Agreement") is dated as of October 6, 2000 by and between Magnitude Information Systems, Inc., a Delaware corporation (the "Company") and Torneaux Fund Ltd., a company organized under the laws of the Commonwealth of The Bahamas (the "Purchaser").



         WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Purchaser, from time to time as provided herein, and the Purchaser shall purchase, up to 2,386,364 shares of the Company's common stock, par value $0.0001 per share (the "Common Stock"); and



         WHEREAS, such investments will be made in reliance upon the provisions of Section 4(2) and ("Section 4(2)") and Regulation D ("Regulation D") of the United States Securities Act of 1933, as amended and the rules and regulations promulgated thereunder (the "Securities Act"), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the purchases of Common Stock to be made hereunder from time to time.

         The parties hereto agree as follows:

                                   ARTICLE I

                                   Definitions
Section 1.1       Definitions.

(a) "Alternate Market" shall mean the Nasdaq National Market, the Nasdaq Small Cap Market, the American Stock Exchange, or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

(b) "Commission" shall have the meaning assigned to such term in Section 3.1(f) hereof.

(c) "Commission Documents" shall have the meaning assigned to such term in Section 3.1(f) hereof.

(d) "Commission Filings" means the Company's Form 10-KSB for the fiscal year ended December 31, 1999, its Form 10-QSB for the fiscal quarter ended March 31, 2000 and December 31, 1999, its Form 8-Ks dated May 18, 2000, and all other filings made by the Company after the date hereof pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

(e) "Draw Down" shall have the meaning assigned to such term in Section 6.1(a) hereof.

(f) "Draw Down Amount" means the actual amount of a Draw Down, with a minimum amount of $100,000.00 and a maximum amount of $612,500.00.

(g) "Draw Down Discount Percentage" means 88% if the Threshold Price is equal to or greater than $1.00; provided, however, that for every $0.50 increase of the Threshold Price above $1.00, to a maximum Threshold Price of $3.50, such draw down discount percentage shall increase by 0.50%, incrementally, to a maximum of 90.5%.

(h) "Draw Down Exercise Date" shall have the meaning assigned to such term in Section 5.3 hereof.

(i) "Draw  Down  Notice"  shall have the  meaning assigned to such term in
Section 6.1(i) hereof.

(j) "Draw Down Pricing Period" shall mean a period of twenty (20) consecutive trading days on the over the counter bulletin board ("OTC BB") or an Alternate Market starting with the first trading day specified in Draw Down Notice (or such other period of consecutive trading days as mutually agreed upon by the Company and the Purchaser).

(k) "Material Adverse Effect" shall mean any effect on the business, results of operations, prospects, properties, assets or financial condition of the Company that is material and adverse to the Company and its subsidiaries and affiliates, taken as a whole and/or any condition, circumstance, or situation that would prohibit or otherwise interfere with the ability of the Company to enter into and perform any of its obligations under this Agreement in any material respect.

(l) "Material Change in Ownership" shall mean that, as of any particular measurement date, the officers and directors of the Company shall beneficially own in the aggregate less than 2% of the outstanding Common Stock of the Company, except that for purposes of making any such calculation, Common Stock issued to the Purchaser pursuant to this Agreement shall not be included in such calculation.

(m) "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement, as supplemented from time to time pursuant to Rule 424(b) of the Securities Act.

(n) "Registration Statement" shall mean the registration statement on Form SB-2, to be filed with the Securities and Exchange Commission for the registration for resale of the Shares, as such Registration Statement may be amended from time to time.

(o)"Settlement Date" shall have the meaning assigned to such term in Section 6.1(d) hereof.

(p) "Shares" shall mean the shares of Common Stock of the Company that may be purchased hereunder pursuant to a Draw Down and/or upon exercise of the Warrants (as defined Section 2.3).

(q) "Threshold Price" is the lowest price at which the Company will set in the Draw Down Notice in order to sell Shares during each Draw Down Pricing Period, which Threshold Price may be set in increments of at least $.01.

(r) "VWAP" shall mean the daily volume weighted average price (based on a trading day from 9:30 a.m. to 4:00 p.m., eastern time) of the Company's Common Stock on the OTC BB (or any successor thereto) or an Alternate Market as reported by Bloomberg Financial LP using the AQR function.

                                   ARTICLE II

                        Purchase and Sale of Common Stock

                  Section 2.1 Purchase and Sale of Stock. Subject to the terms and conditions of this Agreement, the Company shall issue and sell to the Purchaser and the Purchaser shall purchase from the Company (i) up to 2,386,364 shares of Common Stock, based on Draw Downs in accordance with
Section 6.1, and (ii) the Warrants in  accordance  with Section 2.3 hereof.
In no event shall the amount of Common Stock required to be purchased by the Purchaser be less than $100,000 or exceed $612,500 per Draw Down during any Draw Down Pricing Period.

                  Section 2.2 The Shares. The Company has authorized and has reserved and covenants to continue to reserve, subject to Section 4.4(b) hereof, free of preemptive rights and other similar contractual rights of stockholders, 3,579,545 shares of its Common Stock to cover the Shares to be issued in connection with all Draw Downs and the shares of Common Stock issuable pursuant to the exercise of Warrants.

                  Section 2.3 The Warrants. At each Settlement Date, the Company shall issue to the Purchaser a warrant (the "Warrant"), to purchase up to 50% of the number of shares of Common Stock purchased for each Settlement Period (such percentage, as may be adjusted below, the "Warrant Coverage"), each Warrant being exercisable for a period of three (3) years commencing on date of issuance of such Warrant. Each Warrant shall be exercisable at the exercise price of 115% of the price per Share paid by the Purchaser during such Settlement Period. The Warrant Coverage shall be adjusted as follows:

(1) If the Threshold Price is equal to or less than $1.00, the Warrant Coverage shall be 50%;

(2) If the Threshold Price exceeds $1.00, up to and including $2.00, the Warrant Coverage shall be 40%; and

3)   If the Threshold Price exceeds $2.00, the Warrant Coverage shall be 30%.

         No Warrant shall be exercisable if the shares of Common Stock issuable upon any exercise of such Warrant, when aggregated with all other shares of Common Stock then owned by the Purchaser, would result in the Purchaser owning more than 9.99% of all of such Common Stock as would be outstanding on such date of exercise, as determined in accordance with Section 16 of the Exchange Act and the regulations promulgated thereunder.

                  Section 2.4 Closing. In consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Company agrees to issue and sell to the Purchaser and the Purchaser agrees to purchase from the Company, that number of the Shares to be issued in connection with each Draw Down. The closing of the execution and delivery of this Agreement (the "Closing") shall take place at the offices of Parker Chapin LLP, The Chrysler Building, 405 Lexington Avenue, New York, NY 10174 at 5:00 p.m. Eastern Time on (i) October 27, 2000, or (ii) such other time and place or on such date as the Purchaser and the Company may agree upon (the "Closing Date"). Each party shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the Closing.

                                  ARTICLE III

                         Representations and Warranties

     Section 3.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Purchaser:

     (a) Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. As of the date hereof, the Company does not have any subsidiaries (as defined in Section 3.1(g)) except as set forth in the Company's most recent Form 10-SKB, including the accompanying financial statements (the "Form 10-KSB"), or in the Company's most recent Form 10-QSB (the "Form 10-QSB"), or on Schedule 3.1(g) attached hereto. The Company and each such subsidiary is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction in which the failure to be so qualified will not have a Material Adverse Effect.

     (b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement and to issue and sell the Shares in accordance with the terms hereof. The execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and, except as contemplated by Section 3.1(e). This Agreement has been duly executed and delivered by the Company. This Agreement constitutes, or when executed and delivered shall constitute, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of creditor's rights and remedies or by other equitable principles of general application.

     (c) Capitalization. The authorized capital stock of the Company and the shares thereof issued and outstanding as of October 6, 2000 are set forth on
Schedule 3.1(c) attached hereto. All of the outstanding shares of the Company's Common Stock have been duly and validly authorized, and are fully paid and non-assessable. Except as set forth in this Agreement or on Schedule 3.1(c) attached hereto, as of October 6, 2000, no shares of Common Stock are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. Furthermore, except as set forth on
Schedule 3.1(c) attached hereto and except as set forth in this Agreement, as of the date hereof, there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. Except as set forth on
Schedule 3.1(c) attached hereto and except for customary transfer restrictions contained in agreements entered into by the Company in order to sell restricted securities, as of the date hereof, the Company is not a party to any agreement granting registration rights to any person with respect to any of its equity or debt securities. The Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. The offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Closing complied with all applicable federal and state securities laws, and no stockholder has a right of rescission or damages with respect thereto which would have a Material Adverse Effect. The Company has furnished or made available to the Purchaser true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof (the "Certificate"), and the Company's Bylaws as in effect on the date hereof (the "Bylaws").

     (d) Issuance of Shares. The sale and issuance of the Shares in accordance with the terms and on the basis of the representations and warranties set forth in this Agreement will be exempt from the registration requirements of the Securities Act. The Shares have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Shares shall be validly issued and outstanding, fully paid and non-assessable, and the Purchaser shall be entitled to all rights accorded to a holder of Common Stock.

     (e) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated therein do not (i) violate any provision of the Company's Certificate or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party, (iii) create or impose a lien, charge or encumbrance on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or
                                      -5-
by which any of its respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries are bound or affected, except, in all cases, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement, or issue and sell the Shares in accordance with the terms hereof (other than any filings which may be required to be made by the Company with the Commission, or Nasdaq subsequent to the Closing, and, any registration statement which may be filed pursuant hereto); provided that, for purpose of the representation made in this sentence, the
Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Purchaser herein.

     (f) Commission Documents, Financial Statements. The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the "Commission") pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the "Commission Documents"). The Company has delivered or made available to the Purchaser true and complete copies of the Commission Documents filed with the Commission since September 15, 2000 and prior to the Closing Date. The Company has not provided to the Purchaser any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. The Form 10-KSB for the year ended December 31, 1999 complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such document, and, as of its date, such Form 10-KSB did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Commission Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

     (g) Subsidiaries. The Commission Documents or Schedule 3.1(g) attached hereto set forth each subsidiary of the Company as of the date hereof, showing the jurisdiction of its incorporation or organization and showing the percentage of each person's ownership of the outstanding stock or other interests of such subsidiary. For the purposes of this Agreement, "subsidiary" shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other subsidiaries. Except as set forth in the Commission Documents or the Commission Filings, none of such subsidiaries is a "significant subsidiary" as defined in Regulation S-X.

     (h) No Material Adverse Change. Since June 30, 2000, the Company has not experienced or suffered any Material Adverse Effect, except continued losses from operations.

     (i) No Undisclosed Liabilities. Neither the Company nor any of its subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) that would be required to be disclosed on a balance sheet of the Company or any subsidiary (including the notes thereto) in conformity with GAAP and are not disclosed in the Commission Documents or Commission Filings, other than those incurred in the ordinary course of the Company's or its subsidiaries' respective businesses since June 30, 2000 and which, individually or in the aggregate, do not or would not have a Material Adverse Effect.

     (j) No Undisclosed Events or Circumstances. No event or circumstance has occurred or exists with respect to the Company or its subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed and which, individually or in the aggregate, do not or would not have a Material Adverse Effect.
     (k) Indebtedness. Except as set forth on Schedule 3.1(k), the Commission Documents or the Commission Filings set forth as of June 30, 2000 all outstanding secured and unsecured Indebtedness of the Company or any subsidiary, or for which the Company or any subsidiary has commitments. For the purposes of this Agreement, "Indebtedness" shall mean (a) any liabilities for borrowed money or amounts owed in excess of $100,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company's balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $100,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any subsidiary is in default with respect to any Indebtedness.

     (l) Title to Assets. Each of the Company and the subsidiaries has good and marketable title to all of its real and personal property reflected in the Commission Documents, free of any mortgages, pledges, charges, liens, security interests or other encumbrances. All leases of the Company and each of its subsidiaries are valid and subsisting and in full force and effect in all material respects.

     (m) Actions Pending. There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any subsidiary which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto or thereto. Except as set forth in the Commission Documents or the Commission Filings, there is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened, against or involving the Company, any subsidiary or any of their respective properties or assets and which, if adversely determined, is reasonably likely to result in a Material Adverse Effect.

     (n) Compliance with Law. The business of the Company and the subsidiaries has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except as set forth in the Commission Documents or the Commission Filings or such that do not cause a Material Adverse Effect. The Company and each of its subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it, except for such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, the failure to possess which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     (o) Certain Fees. No brokers, finders or financial advisory fees or commissions will be payable by the Company or any subsidiary with respect to the transactions contemplated by this Agreement.

     (p) Disclosure. Neither this Agreement or the Schedules hereto nor any other documents, certificates or instruments furnished to the Purchaser by or on behalf of the Company or any subsidiary in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

     (q) Operation of Business. The Company or one of the subsidiaries owns or possesses all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations as set forth in the Commission Documents or the Commission Filings and all rights with respect to the foregoing, which are necessary for the conduct of its business as now conducted without any conflict with the rights of others, except to the extent set forth in the Commission Documents or that a Material Adverse Effect could not reasonably be expected to result from such conflict.

     (r) Environmental Compliance. The Company and each of its subsidiaries have obtained all material approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other person, that are required under any Environmental Laws. "Environmental Laws" shall mean all applicable laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances,
                                      -8-
materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature. Except for such instances as would not individually or in the aggregate have a Material Adverse Effect, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company or its subsidiaries that violate or could violate any Environmental Law after the Closing or that could give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or
(ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance.

     (s) Material Agreements. Neither the Company nor any subsidiary is a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the Commission as an exhibit to a Commission Filing (collectively, "Material Agreements") if the Company or any subsidiary were registering securities under the Securities Act immediately prior to the effectiveness of this Agreement. The Company and each of its subsidiaries has in all material respects performed all the obligations required to be performed by them to date under the foregoing agreements, have received no notice of default and, are not in default under any Material Agreement now in effect.

     (t) Transactions with Affiliates. Except as set forth in the Commission Documents or the Commission Filings, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions exceeding $100,000 between (a) the Company, any subsidiary or any of their respective customers (excluding agreements related to the purchase or lease of the Company's products) or suppliers on the one hand, and (b) on the other hand, any officer, employee, consultant or director of the Company, or any of its subsidiaries, or any person who would be covered by Item 404(a) of Regulation S-K or any corporation or other entity controlled by such officer, employee, consultant, director or person.

     (u) Securities Act of 1933. The Company has complied in all material respects with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Shares hereunder. The Company has not distributed and, prior to the completion of the sale of the Shares to the Purchaser, will not distribute any offering material in connection with the offer and sale of the Shares other than the Registration Statement, the Prospectus or other materials, if any, permitted by the Securities Act.


     (v) No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers or sales of any security or solicited any offers to buy any security, other than pursuant to this Agreement, under circumstances that would require registration of the Common Stock under the Securities Act. Neither the Company nor any of its affiliates nor any person acting on its behalf has conducted or will conduct any general solicitation (as that term is defined in Rule 502(c) of Regulation D) or general advertising with respect to any of the Shares, the Warrants or any of the shares of Common Stock issuable pursuant to exercise of the Warrants.

     (w) Employees. As of the date hereof, neither the Company nor any subsidiary has any collective bargaining arrangements or agreements covering any of its employees, except as set forth in the Commission Documents or the Commission Filings. Each of the Company and its subsidiaries requires its officers, employees and certain consultants to enter into agreements regarding proprietary information, noncompetition, nonsolicitation, confidentiality, or other similar agreements containing restrictive covenants. As of the date hereof, no officer, consultant or key employee of the Company or any subsidiary whose termination, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company or any subsidiary.

     (x) Use of Proceeds. The proceeds from the sale of the Shares will be used by the Company and its subsidiaries for the purposes set forth in the Prospectus under "Use of Proceeds." (y) Public Utility Holding Company Act and Investment Company Act Status. The Company is not a "holding company" or a "public utility company" as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. The Company is not, and as a result of and immediately upon Closing will not be, an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     (z) ERISA. No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan by the Company or any of its subsidiaries which is or would have a Material Adverse Effect. The execution and delivery of this Agreement and the issue and sale of the Shares will not involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code of 1986, as amended, provided that, if any of the Purchaser, or any person or entity that owns a beneficial interest in any of the Purchaser, is an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) with respect to which the Company is a "party in interest" (within the meaning of Section 3(14) of ERISA), the requirements of Sections 407(d)(5) and 408(e) of ERISA, if applicable, are met. As used in this Section 3.1(y), the term "Plan" shall mean an "employee pension benefit plan" (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any subsidiary or by any trade or business, whether or not incorporated, which, together with the Company or any subsidiary, is under common control, as described in Section 414(b) or (c) of the Code.

     (aa) Acknowledgment Regarding Purchaser's Purchase of Shares. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of arm's length purchaser with respect to this Agreement and the transactions contemplated hereunder. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereunder and any advice given by the Purchaser or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereunder is merely incidental to the Purchaser's purchase of the Shares.

         Section 3.2 Representations, Warranties and Covenants of the Purchaser. The Purchaser hereby makes the following representations, warranties and covenants to the Company:

     (a) Organization and Standing of the Purchaser. The Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the Commonwealth of The Bahamas.

     (b) Authorization and Power. The Purchaser has the requisite corporate power and authority to enter into and perform this Agreement and to purchase the Shares in accordance with the terms hereof. The execution, delivery and performance of this Agreement by Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Purchaser, its Board of Directors or stockholders is required. This Agreement has been duly executed and delivered by the Purchaser. This Agreement constitutes a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership, or similar laws relating to, or affecting generally the enforcement of creditor's rights and remedies or by other equitable principles of general application.

     (c) No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby and thereby or relating hereto do not and will not (i) result in a violation of such Purchaser's charter documents or bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Purchaser is a party, (iii) create or impose any lien, charge or encumbrance on any property of the Purchaser under any agreement or any commitment to which the Purchaser is party or by which the Purchaser is on or by which any of its respective properties or assets are bound or (iv) result in a violation of any law, rule or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Purchaser or its properties, except for such conflicts, defaults and violations as would not, individually or in the aggregate, prohibit or otherwise interfere with the ability of the Purchaser to enter into and perform its obligations under this Agreement in any material respect. The Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or to purchase the Shares in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, the Purchaser is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

     (d) Information. The Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares which have been requested by the Purchaser. The Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company. The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares. Purchaser understands that it (and not the Company) shall be responsible for its own tax liabilities that may arise as a result of this investment or the transactions contemplated by this Agreement.

     (e) Acquisition for Investment. The Purchaser is purchasing the Shares solely for its own account for the purpose of investment and not with a view to or for sale in connection with a distribution. The Purchaser has no present intention to sell the Shares, nor a present arrangement (whether or not legally binding) to effect any distribution of the Shares to or through any person or entity; provided, however, that by making the representations herein, the Purchaser does not agree to hold the Common Stock for any minimum or other specific term and reserves the right to dispose of the Common Stock at any time in accordance with federal and state securities laws applicable to such disposition.

     (f) Sophisticated Investor. The Purchaser is a sophisticated investor (as described in Rule 506(b) (2) (ii) of Regulation D) and an accredited investor (as defined in Rule 501 of Regulation D), and the Purchaser has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in Common Stock. The Purchaser acknowledges that an investment in the Common Stock is speculative and involves a high degree of risk.

     (g) Ten Percent Limitation. On each Settlement Date, the number of Shares then to be purchased by the Purchaser shall not exceed the number of such shares that, when aggregated with all other shares of Common Stock then owned by the Purchaser beneficially or deemed beneficially owned by the Purchaser, would result in the Purchaser owning more than 9.9% of all of such Common Stock as would be outstanding on such Settlement Date, as determined in accordance with
Section 16 of the Exchange Act and the regulations promulgated thereunder. For purposes of this Section 3.2(g), in the event that the amount of Common Stock outstanding as determined in accordance with Section 16 of the Exchange Act and the regulations promulgated thereunder is greater on a Settlement Date than on the date upon which the Draw Down Notice associated with such Settlement Date is given, the amount of Common Stock outstanding on such Settlement Date shall govern for purposes of determining whether the Purchaser, when aggregating all purchases of Common Stock made pursuant to this Agreement would own more than 9.9% of the Common Stock following such Settlement Date.

     (h) General. The Purchaser understands that the Shares are being offered and sold in reliance on a transactional exemption from the registration requirement of federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of the Purchaser to acquire the Shares.

                                   ARTICLE IV

                                    Covenants

         The Company covenants with the Purchaser as follows, which covenants are for the benefit of the Purchaser and its permitted assignees (as defined herein).

     Section 4.1 Securities. The Company shall notify the Commission and the
OTC Bulletin Board or an Alternate Market, if applicable, in accordance with their rules and regulations, of the transactions contemplated by this Agreement, and shall take all other necessary actions and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Shares to the Purchaser and the resale of the Shares by the Purchaser.

     Section 4.2 Registration and Listing. The Company will take all action necessary to cause its Common Stock to be registered under Sections 12(b) or 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company will take all action necessary to continue the listing or trading of its Common Stock and the listing of the Shares purchased by Purchaser hereunder on the OTC BB or an Alternate Market, if applicable, and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the OTC BB or an Alternate Market.

     Section 4.3 Registration  Statement.

     (a) On or before October 31, 2000 (the "Filing Date"), the Company shall cause to be filed with the Commission a Registration Statement on Form SB-2 (or any other comparable form) to register for resale the Shares (pursuant to a Draw Down or the exercise of any Warrant) to be purchased by the Purchaser pursuant to this Agreement. The Company shall use its reasonable best efforts to take all steps necessary to cause the Registration Statement to be declared effective by February 28, 2000, but in no event later than 120 days after the Filing Date.

     (b) Before the Purchaser shall be obligated to accept any Draw Down request from the Company, the Company shall have caused a sufficient number of shares of Common Stock to be registered to cover the Shares to be issued in connection with such Draw Down request (including any Warrants to be exercised in connection therewith).

     (c) The Company shall file a prospectus supplement to its then current Registration Statement on the first business day immediately following the end of each Settlement Period, and will deliver a prospectus and a prospectus supplement to the Purchaser on the corresponding Settlement Date.

     Section 4.4 Compliance with Laws. The Company shall comply, and cause each subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which could reasonably be expected to have a Material Adverse Effect.

     Section 4.5 Keeping of Records and Books of Account. The Company shall keep and cause each subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

     Section 4.6 Reporting Requirements. Upon written request, the Company shall furnish the following to the Purchaser so long as such Purchaser shall be obligated hereunder to purchase Shares:

     (a) Quarterly Reports filed with the Commission on Form 10-QSB as soon as available, and in any event within 45 days after the end of each of the first three fiscal quarters of the Company; and

     (b) Annual Reports filed with the Commission on Form 10-KSB as soon as available, and in any event within 90 days after the end of each fiscal year of the Company.

     Section 4.7 Other Agreements.

     (a) An Other Financing. The Company may enter into any other financing agreement, the primary purpose of which would be to obtain equity financing for the Company, during the Investment Period (an "Other Financing"), including a financing involving (i) the issuance of Common Stock or securities convertible, exercisable or exchangeable into Common Stock at a fixed or variable future market price or at a fixed or variable price determined at a discount to the current market price or the then current market price of the Common Stock, (ii) a mechanism for the repricing or reset of the purchase price of the Common Stock to below the then current market price, or (iii) the issuance of Common Stock with warrants which have an exercise price such that together with the price of the Common Stock would result in the issuance of shares of Common Stock at a discount to the then current market price of the Common Stock (each of clauses
(i), (ii) and (iii) shall constitute a "Discounted Financing"); provided, however, that notice of any such transaction is provided to the Purchaser in accordance with the provisions of this Agreement and the Warrant.

     (b) An Other Financing During a Draw Down Pricing Period. If the Company enters into an Other Financing during a Draw Down Pricing Period, the Purchaser shall have the option (the "Draw Down Pricing Period Purchase Option"), which option shall be exercised within five (5) calendar days of the date the Purchaser has received notice of such Other Financing, to (i) purchase the Draw Down Amount of shares of Common Stock on the terms at which the Company issued shares of Common Stock in the Other Financing during such Draw Down Pricing Period, (ii) purchase the Draw Down Amount of shares of Common Stock at the applicable Draw Down Discount Percentage times the VWAP for such Draw Down Pricing Period, or (iii) elect not to purchase any Shares during such Draw Down Pricing Period. The Purchaser shall notify the Company of its election on the business day preceding the Settlement Date.

     (c) An Other Financing Not During A Draw Down Pricing Period. If the Company enters into an Other Financing during the Investment Period but not during a Draw Down Pricing Period, the Purchaser shall have the option (the Non-Draw Down Pricing Period Purchase Option"), which option shall be exercised within five (5) calendar days of the date the Purchaser has received notice of such Other Financing, to (i) purchase up to the same number of shares of Common Stock issued or to be issued in the Other Financing at the price and on such terms of the Other Financing, or (ii) elect not to purchase any shares of Common Stock to be issued in the Other Financing.

     (d) Exercise of the Purchase Option. Regardless of whether an Other Financing occurs during a Draw Down Pricing Period, if the Purchaser does not exercise its Draw Down Pricing Period Purchase Option or Non-Draw Down Pricing Period Purchase Option, as the case may be, in writing before 5 p.m., Eastern Time, on such fifth (5th) calendar day following the Purchaser's receipt of notice of the applicable Other Financing, the Company shall have the right to close such Other Financing on the scheduled closing date with a third party; provided that all of the financial terms and conditions of such closing are the same as those provided to the Purchaser.

     Section 4.8 Non-Public Information. Neither the Company nor any of its directors, officers or agents shall disclose any material non-public information about the Company to the Purchaser.

     Section 4.9 No Stop Orders. The Company will advise the Purchaser promptly and, if requested by the Purchaser, will confirm such advice in writing: (i) of its receipt of notice of any request by the Commission for amendment of or a supplement to the Registration Statement, any Prospectus or for additional information; (ii) of its receipt of notice of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) of its becoming aware of the happening of any event, which makes any statement of a material fact made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus (as then amended or supplemented) in order to state a material fact required by the Securities Act or the regulations thereunder to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Securities Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make commercially reasonable efforts to obtain the withdrawal of such order at the earliest possible time.

     Section 4.10 Amendments to the Registration Statement. The Company will not
(i) file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus of which the Purchaser shall not previously have been advised or to which the Purchaser shall reasonably object after being so advised or (ii) so long as, in the reasonable opinion of counsel for the Purchaser, a Prospectus is required to be delivered in connection with sales by any Purchaser or dealer, file any information, documents or reports pursuant to the Exchange Act without delivering a copy of such information, documents or reports to the Purchaser promptly following such filing.

     Section 4.11 Prospectus Delivery. Prior to any Settlement Date, the Company will deliver to the Purchaser, without charge, in such quantities as reasonably requested by the Purchaser, copies of each form of Prospectus. As soon after the Registration Statement has been declared effective by the Commission and thereafter from time to time for such period as in the opinion of counsel for the Purchaser a prospectus is required by the Securities Act to be delivered in connection with sales by the Purchaser, the Company will expeditiously deliver to the Purchaser, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as the Purchaser may reasonably request. The Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Securities Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares may be sold by the Purchaser, in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Securities Act to be delivered in connection with sales of the Shares. If during such period of time any event shall occur that in the judgment of the Company or in the opinion of counsel for the Purchaser is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Securities Act or any other law, the Company will forthwith prepare and, subject to the provisions of
Section 4.10 above, file with the Commission an appropriate supplement or amendment thereto, and will expeditiously furnish to the Purchaser a reasonable number of copies thereof. The Company shall file a prospectus supplement to its current Registration Statement on the first business day immediately following the end of each Settlement Period, and the Company shall deliver to the Purchaser an appropriate Prospectus and prospectus supplement on each Settlement Date.

     Section 4.12 Legends. The certificates evidencing the Shares and the shares of Common Stock issuable upon exercise of the Warrants shall be free of legends, except as provided for in Article VII.

                                   ARTICLE V

                      Conditions to Closing and Draw Downs

     Section 5.1 Conditions Precedent to the Obligation of the Company to Close this Agreement. The obligation hereunder of the Company to enter into this Agreement is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

     (a) No Injunction. No statute, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

     (d) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any subsidiary, or any of the officers, directors or affiliates of the Company or any subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

     Section 5.2 Conditions Precedent to the Obligation of the Purchaser to Close this Agreement. The obligation hereunder of the Purchaser to enter this Agreement is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Purchaser's sole benefit and may be waived by the Purchaser at any time in its sole discretion.

     (a) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

     (b) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any subsidiary, or any of the officers, directors or affiliates of the Company or any subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

     (c) Opinion of Counsel, etc. At the Closing, the Purchaser shall have received an opinion of counsel to the Company, dated the date of Closing, in the form of Exhibit A hereto, and such other certificates and documents as the Purchaser or its counsel shall reasonably require incident to the Closing.

     Section 5.3 Conditions Precedent to the Obligation of the Purchaser to Accept a Draw Down and Purchase the Shares. The obligation hereunder of the Purchaser to accept a Draw Down request and to acquire and pay for the Shares is subject to the satisfaction or waiver, at or before the date of each Draw Down request (the "Draw Down Exercise Date"), of each of the conditions set forth below. The conditions are for the Purchaser's sole benefit and may be waived by the Purchaser at any time in its sole discretion.

     (a) Accuracy of the Company's Representations and Warranties. Each of the representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Draw Down Exercise Date as though made at that time except for representations and warranties that speak as of a particular date.
                                      -17-

     (b) Effective Registration Statement. The Registration Statement registering the Shares shall have been declared effective by the Commission prior to the initial Draw Down Exercise Date, and such Registration Statement shall remain effective on each Settlement Date, and shall be amended or supplemented, as required, to disclose the sale of the Shares at least one (1) trading day prior to each Settlement Date, and the Company shall have delivered to the Purchaser an appropriate Prospectus on each Settlement Date.

     (c) No Suspension. Trading in the Company's Common Stock shall not have been suspended by the Commission or the OTC BB or an Alternate Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to each Draw Down request), and, at any time prior to such request, trading in securities generally as reported on the OTC BB or an Alternate Market shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by the American Stock Exchange, or on the New York Stock Exchange, nor shall a banking moratorium have been declared either by the United States or New York State authorities, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in any financial market which, in each case, in the judgment of the Purchaser, makes it impracticable or inadvisable to purchase the Shares. The Common Stock shall not have been delisted from the OTC Bulletin Board or an Alternate Market.

     (d) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing. The Company shall have issued transfer agent instructions to its transfer agent, and an original copy of the transfer agent instructions shall have been signed by the transfer agent as acknowledged and agreed.

     (e) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

     (f) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any subsidiary, or any of the officers, directors or affiliates of the Company or any subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

     (g) Material Adverse Effect. No Material Adverse Effect shall have occurred.

     (h) No Knowledge. The Company shall have no knowledge of any event more likely than not to have the effect of causing the Registration Statement to be suspended or otherwise ineffective (which event is more likely than not to occur within the 25 trading days following the trading day on which the Draw Down Notice is deemed delivered.)

     (i) Other. On each Settlement Date, the Purchaser shall have received a certificate in substantially the form and substance of Exhibit B hereto, executed by an executive officer of the Company to the effect that all the conditions to such Settlement Date shall have been satisfied as at the date of each such certificate.

                                   ARTICLE VI

                                 Draw Down Terms

     Section 6.1 Draw Down Terms. Subject to the satisfaction of the conditions set forth in this Agreement, the parties agree as follows:

     (a) The Company, may, in its sole discretion, issue a Draw Down Notice with respect to a draw down (a "Draw Down") of $100,000 if the Threshold Price is equal to $1.00, and an additional $50,000 for every $0.50 increase of the Threshold Price above $1.00 up to $3.50 for a maximum Draw Down Amount of $350,000, which Draw Down Amount may be increased to a maximum of $612,500 in accordance with clause (l) of this Section 6.1, and which Draw Down the Purchaser will be obligated to accept. Prior to issuing any Draw Down Notice, the Company shall have Shares representing at least the Draw Down Amount registered under the Registration Statement.

     (b) The number of Shares to be issued in connection with each Draw Down shall be equal to the sum of the quotients (for each trading day of the Draw Down Pricing Period for which the VWAP equals or exceeds the Threshold Price) of
(x) 1/20th (or such other fraction based upon the agreed upon Draw Down Pricing Period) of the Draw Down Amount divided by (y) (A) the applicable Draw Down Discount Percentage multiplied by (B) the VWAP for such day.

     (c) Only one Draw Down shall be allowed in each Draw Down Pricing Period. Each Draw Down Pricing Period shall consist of two (2) periods of ten (10) consecutive trading days (each, a "Settlement Period").

     (d) The number of Shares purchased by the Purchaser with respect to each Draw Down shall be determined on a daily basis during each Draw Down Pricing Period and settled on the second business day following the end of each Settlement Period (the "Settlement Date").

     (e) There shall be a minimum of five (5) trading days (or such other number of trading days mutually agreed upon by the Purchaser and the Company) between Draw Downs.

     (f) There shall be a maximum of twelve (12) Draw Downs during the term of this Agreement.

     (g) Each Draw Down will expire on the last trading day of each Draw Down Pricing Period.

     (h) For each trading day during the Draw Down Pricing Period that the VWAP is at or above the Threshold Price, 1/20th (or such other fraction based upon the agreed upon Draw Down Pricing Period) of the Draw Down Amount shall be allocated to purchase Shares at a price equal to the product of (x) the Draw Down Discount Percentage multiplied by (y) the VWAP for such day. If the VWAP on a given trading day is less than the Threshold Price, then the amount of the Draw Down for the relevant Draw Down Pricing Period shall be reduced by 1/20th (or such other fraction, based upon the agreed upon Draw Down Pricing Period). At no time shall the Threshold Price be set below $1.00 unless agreed upon by both parties. If trading in the Company's Common Stock is suspended for any reason for more than three (3) hours in any trading day, the price of the Common Stock shall be deemed to be below the Threshold Price for that trading day and the Draw Down Amount for the relevant Draw Down Pricing Period will be reduced by 1/20th.

     (i) The Company must inform the Purchaser via facsimile transmission as to the Draw Down Amount the Company wishes to exercise before commencement of trading on the first trading day of the Draw Down Pricing Period (the "Draw Down Notice"), substantially in the form attached hereto as Exhibit C. In addition to the Draw Down Amount, the Company shall set the Threshold Price and shall designate the first trading day of the Draw Down Pricing Period with each Draw Down Notice.

     (j) On each Settlement Date, the Company shall deliver the Shares purchased by the Purchaser during the Settlement Period to the Purchaser or its designees via the Purchaser's prime broker account through its Deposit Withdrawal Agent Commission system (DWAC), and upon receipt of the Shares, the Purchaser shall cause payment therefor to be made to the Company's designated account by wire transfer of immediately available funds provided that the Shares are received by the Purchaser no later than 1:00 p.m., eastern time, or next day available funds if the Shares are received thereafter.

     (k) If on the Settlement Date, the Company fails to deliver the Shares to be purchased by the Purchaser, and such failure continues for ten (10) trading days, the Company shall pay, in cash or restricted shares of Common Stock (subject to the Company's compliance with applicable securities laws), at the option of the Purchaser, as liquidated damages and not as a penalty, to the Purchaser an amount equal to two percent (2%) of the Draw Down Amount for the initial thirty (30) days and each additional thirty (30) day period thereafter until such failure has been cured, which shall be pro rated for such periods less than thirty (30) days (the "Periodic Amount"). Cash payments to be made pursuant to this Section 6.1(k) shall be due and payable immediately upon demand in immediately available cash funds. Certificates evidencing the restricted shares of Common Stock shall be delivered immediately upon demand. The parties agree that the Periodic Amount represents a reasonable estimate on the part of the parties, as of the date of this Agreement, of the amount of damages that may be incurred by the Purchaser if the Company fails to deliver the Shares on the Settlement Date. If the Purchaser elects to receive shares of Common Stock instead of cash, the Purchaser shall have the right to demand registration once within twelve (12) months of the date of issuance of such shares of Common Stock and piggyback registration rights if the Company files a separate registration statement.

     (l) Average Volume Option. Upon receipt of a Draw Down Notice, the Purchaser, in its sole discretion, may increase the Draw Down Amount stated in such Draw Down Notice by (i) 25% if the average volume for the 10 trading days preceding the date of the Draw Down Notice of the Company's Common Stock (the "Average Volume") exceeds 200,000 shares per day; (ii) 50% if the Average Volume exceeds 400,000 shares per day; and 75% if the Average Volume exceeds 600,000 shares per day.

     (m) Escrow. Prior to issuing a Draw Down Notice, the Company shall place in escrow, with an entity designated by the Purchaser (the "Escrow Agent"), such number of shares of Common Stock as will equal the maximum number of Shares which the Purchaser could purchase during the Draw Down Pricing Period. The shares of Common Stock subject to such escrow shall be released by the Escrow Agent to the Purchaser only in the event the Company fails to deliver the Shares on the relevant Settlement Date. The Purchaser's obligation to purchase the Shares on the Settlement Date shall be contingent upon the fulfillment of the Company of the escrow requirements contained in this Section 6.1(m). The Purchaser may, at its sole discretion, waive the escrow requirements contained in this Section 6.1(m) at any time prior to the relevant Settlement Date.

                                   ARTICLE VII

                                     Legends

     Section 7.1 Legend. Unless otherwise provided below, each certificate representing the Shares and the shares of Common Stock issuable upon exercise of the Warrants shall be stamped or otherwise imprinted with a legend substantially in the following form (the "Legend"):

         THESE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THAT ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR MAGNITUDE INFORMATION SYSTEMS, INC. (THE "COMPANY") SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THAT ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.


         As soon as practicable after the execution and delivery hereof, the Company shall issue to the transfer agent instructions in substantially the form of Exhibit D hereto. Such instructions shall be irrevocable by the Company from and after the date thereof or from and after the issuance thereof. It is the intent and purpose of such instructions, as provided therein, to require the transfer agent to issue to the Purchaser, at the Purchaser's option, via DWAC or in the form of certificates evidencing the Shares incident to a Draw Down and issued on a Settlement Date, free of the Legend, without consultation by the transfer agent with the Company or its counsel and without the need for any further advice or instruction or documentation to the Transfer Agent by or from the Company or its counsel or the Purchaser; provided, that (a) the Registration Statement shall then be effective, (b) the Purchaser confirms to the transfer agent and the Company that it has or intends to sell such Shares to a third party that is not an affiliate of the Purchaser or the Company and the Purchaser agrees to redeliver the certificate representing such Shares to the transfer agent to add the Legend in the event the Shares are not sold, and (c) if reasonably requested by the transfer agent or the Company, the Purchaser confirms to the transfer agent and the Company that the Purchaser has complied with the prospectus delivery requirement under the Securities Act. At any time after the date the Registration Statement has been declared effective by the Commission, upon surrender of one or more certificates evidencing Common Stock that bear the Legend, to the extent accompanied by a notice requesting the issuance of new certificates free of the Legend to replace those surrendered, the transfer agent shall reissue such shares of common stock via DWAC or free of Legend. If the transfer agent fails to deliver the Shares on the Settlement Date, then the Company shall pay liquidated damages to the Purchaser in the amount of 2% of the purchase price of the Shares to be delivered on such Settlement Date.

     Section 7.2 No Other Legend or Stock Transfer Restrictions. No legend other than the one specified in Section 7.1 has been or shall be placed on the share certificates representing the Shares and the shares of Common Stock issuable upon exercise of the Warrants and no instructions or "stop transfer orders," so called, "stock transfer restrictions," or other restrictions have been or shall be given to the Company's transfer agent with respect thereto other than as expressly set forth in this Article VII.

     Section 7.3 Purchaser's Compliance. Nothing in this Article VII shall affect in any way the Purchaser's obligations under any agreement to comply with all applicable securities laws upon resale of the Shares and the shares of Common Stock issuable upon exercise of the Warrants.

                                  ARTICLE VIII

                                   Termination

     Section 8.1 Termination by Mutual Consent. The term of this Agreement shall be fifteen (15) months from the date on which the Commission declares the Registration Statement effective (the "Investment Period"). This Agreement may be terminated at any time by mutual consent of the parties.

     Section 8.2 Other Termination. The Purchaser may terminate this Agreement upon one (1) day's notice if (i) an event resulting in a Material Adverse Effect has occurred, (ii) there shall occur any stop order or suspension of the effectiveness of the Registration Statement for an aggregate of five (5) trading days during the Investment Period, for any reason other than deferrals or suspension during a blackout period as a result of corporate developments subsequent to the Closing Date that would require such Registration Statement to be amended to reflect such event in order to maintain its compliance with the disclosure requirements of the Securities Act, (iii) the Registration Statement is not declared effective within 120 days following the Filing Date, or (iv) the Company shall at any time fail to comply with the requirements of Sections 4.2,
4.3 or 4.4 hereof. This Agreement shall terminate immediately upon the occurrence of (x) a Discounted Financing other than a financing involving the issuance of (1) Common Stock, (2) securities convertible, exercisable or exchangeable into Common Stock or (3) Common Stock or securities convertible into Common Stock together with warrants at a fixed future market price together resulting in a discount not greater than 25% to the then current market price of the Common Stock, (y) a

Material  Change in  Ownership  or (z) the  Purchaser  shall fail to comply with
Section 3.2(g); provided, however, that if a Terminating Event occurs during a Draw Down Pricing Period, this Agreement shall terminate on the final Settlement Date for such Draw Down Pricing Period. If this Agreement is terminated pursuant to clause (x) of this Section 8.2, the Company nonetheless shall be obligated to pay all of the applicable fees pursuant to Section 10.1 hereof. Section 8.3 Effect of Termination. In the event of termination by the Company or the Purchaser, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated without further action by either party. If this Agreement is terminated as provided in
Section 8.1 or 8.2 herein, this Agreement shall become void and of no further force and effect, except as provided in Section 10.9. Nothing in this Section
8.3 shall be deemed to release the Company or the Purchaser from any liability for any breach under this Agreement, or to impair the rights of the Company and the Purchaser to compel specific performance by the other party of its obligations under this Agreement.

                                   ARTICLE IX

                                 Indemnification

     Section 9.1 General Indemnity. (a) Indemnification by the Company. The Company will indemnify and hold harmless the Purchaser and each person, if any, who controls the Purchaser within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act from and against any losses, claims, damages, liabilities and expenses (including reasonable costs of defense and investigation and all reasonable attorney's fees) to which the Purchaser and each person, if any, who controls the Purchaser may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities and expenses (or actions in respect thereof) arise out of or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained, or incorporated by reference, in the Registration Statement or the Prospectus relating to the shares being sold to the Purchaser, or any amendment or supplement to it, or (ii) the omission or alleged omission to state in that Registration Statement or any document incorporated by reference in the Registration Statement, a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that the Company shall not be liable under this Section 9.1(a) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act, undertaken or omitted to be taken by the Purchaser or such person through its bad faith or willful misconduct; provided, however, that the foregoing indemnity shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Purchaser expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     The Company will reimburse the Purchaser and each such controlling person promptly upon demand for any legal or other costs or expenses reasonably incurred by the Purchaser or the controlling person in investigating, defending against, or preparing to defend against any such claim, action, suit or proceeding, except that the Company will not be liable to the extent a claim or action which results in a loss, claim, damage, liability or expense arises out of, or is based upon, an untrue statement, alleged untrue statement, omission or alleged omission, included in the Registration Statement or any Prospectus in reliance upon, and in conformity with, written information furnished by the Purchaser to the Company for inclusion in the Registration Statement or Prospectus.

     (b) Indemnification by the Purchaser. The Purchaser will indemnify and hold harmless the Company, each of its directors and officers, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act from and against any expenses (including reasonable costs of defense and investigation and all reasonable attorneys fees) to which the Company and any director or officer of the Company and each person, if any, who controls the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities and expenses (or actions in respect thereof) arise out of or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus or (ii) the omission or alleged omission to state in the Registration Statement or any Prospectus a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, the untrue statement, alleged untrue statement, omission or alleged omission was made in reliance upon, and in conformity with, written information furnished by the Purchaser to the Company for inclusion in the Registration Statement or Prospectus, and the Purchaser will reimburse the Company and each such director, officer or controlling person promptly upon demand for any legal or other costs or expenses reasonably incurred by the Company or the other person in investigating, defending against, or preparing to defend against any such claim, action, suit or proceeding.

     Section 9.2 Indemnification Procedures. Promptly after a person receives notice of a claim or the commencement of an action for which the person intends to seek indemnification under paragraph (a) or (b) of Section 9.1, the person will notify the indemnifying party in writing of the claim or commencement of the action, suit or proceeding, but failure to notify the indemnifying party will not relieve the indemnifying party from liability under paragraph (a) or
(b) of Section 9.1, except to the extent it has been materially prejudiced by the failure to give notice. The indemnifying party will be entitled to participate in the defense of any claim, action, suit or proceeding as to which indemnification is being sought, and if the indemnifying party acknowledges in writing the obligation to indemnify the party against whom the claim or action is brought, the indemnifying party may (but will not be required to) assume the defense against the claim, action, suit or proceeding with counsel satisfactory to it. After an indemnifying party notifies an indemnified party that the indemnifying party wishes to assume the defense of a claim, action, suit or proceeding the indemnifying party will not be liable for any legal or other expenses incurred by the indemnified party in connection with the defense against the claim, action, suit or proceeding except that if, in the opinion of counsel to the indemnifying party, one or more of the indemnified parties should be separately represented in connection with a claim, action, suit or proceeding the indemnifying party will pay the reasonable fees and expenses of one separate counsel for the indemnified parties. Each indemnified party, as a condition to receiving indemnification as provided in Paragraph (a) or (b) or Section 9.1, will cooperate in all reasonable respects with the indemnifying party in the defense of any action or claim as to which indemnification is sought. No indemnifying party will be liable for any settlement of any action effected without its prior written consent. No indemnifying party will, without the prior written consent of the indemnified party, effect any settlement of a pending or threatened action with respect to which an indemnified party is, or is informed that it may be, made a party and for which it would be entitled to indemnification, unless the settlement includes an unconditional release of the indemnified party from all liability and claims which are the subject matter of the pending or threatened action.

         If for any reason the indemnification provided for in this Agreement is not available to, or is not sufficient to hold harmless, an indemnified party in respect of any loss or liability referred to in paragraph (a) or (b) of Section 9.1, each indemnifying party will, in lieu of indemnifying the indemnified party, contribute to the amount paid or payable by the indemnified party as a result of the loss or liability, (i) in the proportion which is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and by the indemnified party on the other from the sale of stock which is the subject of the claim, action, suit or proceeding which resulted in the loss or liability or (ii) if that allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits of the sale of stock, but also the relative fault of the indemnifying party and the indemnified party with respect to the statements or omissions which are the subject of the claim, action, suit or proceeding that resulted in the loss or liability, as well as any other relevant equitable considerations.

                                   ARTICLE X

                                  Miscellaneous

     Section  10.1 Fees and  Expenses.  Except as set forth in  Article  IX, the
Company shall pay (i) all reasonable fees and expenses related to the transactions contemplated by this Agreement; provided, that the Company shall pay, at the Closing, all reasonable attorneys fees and expenses (exclusive of disbursements and out-of-pocket expenses and reasonably itemized) incurred by the Purchaser up to $50,000 in connection with the preparation, negotiation, execution and delivery of this Agreement, (ii) all reasonable fees and expenses incurred by the Purchaser in connection with any amendments, modifications or waivers of this Agreement or incurred in connection with the enforcement of this Agreement, including, without limitation, all reasonable attorneys fees and expenses, and (iii) all stamp or other similar taxes and duties levied in connection with issuance of the Shares pursuant hereto. In addition, if by the seven (7) month anniversary of the commencement of the Investment Period the Company has not requested Draw Down Amounts in an aggregate of $500,000, the Company in its sole and absolute discretion shall either (x) pay to the Purchaser a fee equal to $24,000 in cash or immediately available funds; or (y) issue warrants to the Purchaser to purchase 24,000 shares of the Company's Common Stock at an exercise price of 110% of the VWAP of the Common Stock on the Closing Date.

     Section 10.2 Specific Enforcement, Consent to Jurisdiction.

     (a) The Company and the Purchaser acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

     (b) Each of the Company and the Purchaser (i) hereby irrevocably submits to the jurisdiction of the United States District Court and other courts of the United States sitting in the State of New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Purchaser consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this
Section 10.2 shall affect or limit any right to serve process in any other manner permitted by law.

     Section 10.3 Entire Agreement; Amendment. This Agreement contains the entire understanding of the parties with respect to the matters covered hereby and, except as specifically set forth herein, neither the Company nor the Purchaser makes any representations, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

     Section 10.4 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery, by telex (with correct answer back received), telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:


If to the Company:                     MAGNITUDE INFORMATION SYSTEMS, INC.
                                       401 Route 24
                                       Chester, NJ 07930
                                       Tel. No.: (908) 879-2722
                                       Fax No.:  (908) 879-7006
                                       Attention:  Steven D. Rudnik

With copies to:                        Joseph J. Tomasek, Esq.
                                       77 North Bridge Street
                                       Somerville, NJ 08876
                                       Tel. No.: (908) 429-0030
                                       Fax No.: (908) 429-0040

If to the Purchaser:                   Torneaux Fund Ltd.
                                       Montague Sterling Street
                                       East Bay Street
                                       P.O. Box SS-6238
                                       Nassau, Bahamas
                                       Tel. No.: (242) 394-2700
                                       Fax No.: (242) 394-8348
                                       Attention: Director

With copies to:                        Parker Chapin LLP
                                       The Chrysler Building
                                       405 Lexington Avenue
                                       New York, New York 10174
                                       Tel. No.: (212) 704-6000
                                       Fax No.: (212) 704-6288

         Any party hereto may from time to time change its address for notices by giving at least ten (10) days prior written notice of such changed address to the other party hereto.

     Section 10.5 Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

     Section 10.6 Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

     Section 10.7 Successors and Assigns. The Purchaser may not assign this Agreement to any person without the prior written consent of the Company, which consent will not be unreasonably withheld. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. After Closing, the assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement.

     Section 10.8 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the choice of law provisions.

     Section 10.9 Survival. The representations and warranties of the Company and the Purchaser contained in Article III and the covenants contained in
Article IV shall survive the execution and delivery hereof and the Closing until the termination of this Agreement, and the agreements and covenants set forth in
Article IX of this Agreement shall survive the execution and delivery hereof and the Closing hereunder. Section 10.14 shall survive the termination of this Agreement.

     Section 10.10 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause four additional executed signature pages to be physically delivered to the other parties within five (5) days of the execution and delivery hereof.

     Section 10.11 Publicity. Except as required by applicable law, the Company shall not issue any press release or otherwise make any public statement or announcement with respect to this Agreement or the transactions contemplated hereby or the existence of this Agreement without the prior consent of the Purchaser.

     Section 10.12 Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement, and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

     Section 10.13 Further Assurances. From and after the date of this Agreement, upon the request of the Purchaser or the Company, each of the Company and the Purchaser shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

     Section 10.14 Confidentiality. Purchaser agrees to maintain the confidentiality of all information about the Company received from any officer, employee or agent of the Company, until such time as that confidential information is released to the public generally other than as a result of any disclosure by Purchaser.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.


                                     MAGNITUDE INFORMATION SYSTEMS, INC.



                                     By: /s/ Steven D. Rudnik
                                           Steven D. Rudnik, President and CEO


                                     TORNEAUX FUND LTD.



                                     By: /s/ Rhonda McDeigan-Eldridge
                                           Name:  Rhonda McDeigan-Eldridge
                                           Title:    President

                                EXHIBIT A TO THE
                         COMMON STOCK PURCHASE AGREEMENT
                               OPINION OF COUNSEL

                                Joseph J. Tomasek
                                 Attorney At Law
                            75-77 North Bridge Street
                          Somerville, New Jersey 08876

                                October 31, 2000


Torneaux Fund Ltd.
Montague Sterling Street
East Bay Street
P. O. Box SS-6238
Nassau, Bahamas

Attn:  Director
                               Re:   Opinion of Counsel
                                     Common Stock Purchase Agreement, Dated
                                     as of October 6, 2000, By and Between
                                     Magnitude Information Systems, Inc. and
                                     Torneaux Fund Ltd.

Dear Mr. Director:

         I have acted as counsel to Magnitude Information Systems, Inc. (the "Company") in connection with its execution and delivery of a certain Common Stock Purchase Agreement, dated as of October 6, 2000 (the "Purchase Agreement"), pursuant to the general terms of which the Company may sell and Torneaux Fund Ltd. (the "Purchaser") may purchase up to 3,579,545 shares of the common stock of the Company (the "Common Stock") through a combination of direct purchases and exercise of certain Company Common Stock warrants (the "Warrants" and the "Warrant Shares", respectively).

         I have examined such corporate records, certificates and other documents as I have considered necessary or appropriate for the purposes of this opinion. In such examination, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as copies. In examining agreements executed by parties other than the Company, I have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and also have assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents, and the validity and binding effect thereof. As to any facts material to the opinion expressed herein which I have not independently verified or established, I have relied upon statements and representations of officers and representatives of the Company and others.

         Based upon such examination, I am of the opinion that:

     1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted. The Company and each such subsidiary is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary.

     2. The Company has the requisite corporate power and authority to enter into and perform its obligations under the Purchase Agreement and to issue and sell the Common Stock, the Warrants and the Common Stock issuable upon exercise of the Warrants (the "Warrant Shares"). The execution, delivery and performance of the Purchase Agreement by the Company and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required. The Purchase Agreement has been duly executed and delivered and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms. The Common Stock is not subject to preemptive rights under the Company's certificate of incorporation or bylaws.

     3. The Common Stock and the Warrants have been duly authorized and the Common Stock, when delivered against payment in full as provided in the Purchase Agreement, will be validly issued, fully paid and nonassessable. The Warrant Shares have been duly authorized and reserved for issuance, and, when delivered upon exercise or against payment in full as provided in the Warrants, will be validly issued, fully paid and nonassessable.

     4. The execution, delivery and performance of and compliance with the terms of the Purchase Agreement and the consummation by the Company of the transactions contemplated thereby (i) do not violate any provision of the Company's certificate of incorporation or bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party, (iii) create or impose a lien, charge or encumbrance on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries are bound or affected, except, in all cases other than violations pursuant to clause (i) above, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect.

     5. There is no action, suit, claim, investigation or proceeding pending or threatened against the Company or any subsidiary which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto or thereto. There is no action, suit, claim, investigation or proceeding pending or, to our knowledge, threatened, against or involving the Company, any subsidiary or any of their respective properties or assets and which, if adversely determined, is reasonably likely to result in a Material Adverse Effect.

     6. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of the Purchase Agreement, or the offer, sale or issuance of the Common Stock and the Warrants or the consummation of any other transaction contemplated by the Purchase Agreement (other than any filings which may be required to be made by the Company with the Commission, or the OTC Bulletin Board or an Alternate Market subsequent to the Closing, and, any registration statement which may be filed pursuant to the Purchase Agreement).

     7. The offer, issuance and sale of the Common Stock and the Warrants pursuant to the Purchase Agreement, and the issuance of the Warrant Shares to the Purchaser under the terms of the Purchase Agreement will be exempt from registration under the Securities Act of 1933, as amended, pursuant to Rule 4(2) thereunder.

     8. The Company is not a "holding company" or a "public utility company" as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. The Company is not, and as a result of and immediately upon Closing will not be, an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     This opinion may be relied upon by you exclusively and no other party without my prior written consent and only in connection with the execution and delivery of the Purchase Agreement.

                                     Very truly yours,


                                      /s/ Joseph J. Tomasek
                                       Joseph J. Tomasek, Esq.

                                    EXHIBIT B

                             COMPLIANCE CERTIFICATE

                  In connection with the issuance of shares of common stock of Magnitude Information Systems, Inc. (the "Company") pursuant to the Draw Dawn Notice, dated ___________ delivered by the Company to Torneaux Fund Ltd. (the "Purchaser") pursuant to Article VI of the Common Stock Purchase Agreement dated October ____, 2000, by and between the Company and the Purchaser (the "Agreement"), the undersigned hereby certifies as follows:

         1. The undersigned is the duly elected Chief Executive Officer of the Company.

         2. The  representations  and  warranties  of the  Company  set forth in
Section 3.1 of the Agreement are true and correct in all material respects as though made on and as of the date hereof, except for representations and warranties that speak as of a particular date.

         3. The Company has performed in all material respects all covenants and agreements to be performed by the Company on or prior to the Draw Down Exercise Date and the Settlement Date related to the Draw Down Notice and has complied in all material respects with all obligations and conditions contained in Section
5.3 of the Agreement.

                  The terms used herein but not defined herein shall have the meanings specified in the Agreement.

                  The undersigned has executed this Certificate this _______ day of _________, 2000.

                                            By:________________________________

                                            Name: Steven D. Rudnik

                                            Title: President and CEO

                                    EXHIBIT C
                     TO THE COMMON STOCK PURCHASE AGREEMENT

                                     FORM OF
                                DRAW DOWN NOTICE

         Reference is made to the Common Stock Purchase Agreement dated as of October 6, 2000 (the "Purchase Agreement ") between Magnitude Information Systems, Inc., a Delaware corporation (the "Company") and Torneaux Fund Ltd. Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement.

         In accordance with and pursuant to Section 6.1 of the Purchase Agreement, the Company hereby issues this Draw Down Notice to exercise a Draw Down request for the Draw Down Amount indicated below.

         Draw Down Amount:

         Draw Down Pricing Period start date:

         Draw Down Pricing Period end date:

         Settlement Date No. 1:

         Settlement Date No. 2:

         Threshold Price:

         Minimum Threshold Price: $1.00

Dated:

                        --------------------------------

                        By:______________________________
                       Steven D. Rudnik, President and CEO


                           Address:
                           Facsimile No.:
                           Wire Instructions:__________________
                           Contact Name:              _________

                              DISCLOSURE SCHEDULES
                          RELATING TO THE COMMON STOCK
             PURCHASE AGREEMENT, DATED AS OF OCTOBER 6, 2000 BETWEEN
                     MAGNITUDE INFORMATION SYSTEMS, INC. AND
                               TORNEAUX FUND LTD.

         ALL SECTION AND SUBSECTION NUMBERS AND LETTERS RELATE AND COINCIDE TO SUCH NUMBERS AND LETTERS AS SET FORTH IN THE COMMON STOCK PURCHASE AGREEMENT (THE "AGREEMENT"). ANY TERMS REQUIRING DEFINITION HEREIN ARE DEFINED IN THE AGREEMENT.

         ALL REPRESENTATIONS AND WARRANTIES SET FORTH IN THE AGREEMENT ARE MODIFIED IN THEIR ENTIRETY BY THESE DISCLOSURE SCHEDULES. THE DISCLOSURES CONTAINED IN THESE DISCLOSURE SCHEDULES SHALL BE READ IN THEIR ENTIRETY, AND ALL THE DISCLOSURES SHALL BE READ TOGETHER.

                                 SCHEDULE 3.1(c)

                                 Capitalization

Authorized and Issued Stock as of October 24, 2000: Preferred Stock 3,000,000 shares authorized, $0.001 par value.
         2,500 shares are designated Cumulative Preferred Stock, of which 1 share is issued and outstanding; 300,000 shares are designated Series A Senior Convertible Preferred Stock, of which 29,300 shares are issued and outstanding; 350,000 shares are designated Series B Senior Convertible Preferred Stock, of which 305,592 shares are issued and outstanding; 120,000 shares are designated Series C Senior Convertible Preferred Stock, of which 100,000 shares are issued and outstanding. 500,000 shares are designated Series D Senior Convertible Preferred Stock, of which 55,556 shares are issued and outstanding.

Common Stock
100,000,000 shares authorized, $0.0001 par value.
         16,315,240 shares are issued and outstanding.

Common Stock Shares registered with SB-2 Filing 8/24/00 (exclusive of common shares already issued which are included in above figure):
         Common shares, to be issued under existing agreements - 150,000 shares Common shares underlying convertible notes - 749,780 shares
         Common shares underlying Series B Convertible Preferred Stock already issued -3,055,920 shares Common shares underlying Series C Convertible Preferred Stock already issued -1,000,000 shares Common shares underlying stock options - 3,324,866 shares Common shares underlying warrants - 6,189,356 shares

Other Common Stock Issuable (exclusive of those registered with SB-2 of 8/24/00 above): Common shares to be issued under existing agreements - 341,166 shares Common shares underlying stock options already issued - 1,709,000 shares Common shares underlying warrants already issued - 1,016,486 shares Common shares underlying Series A Convertible
         Preferred Stock already issued - 118,298 shares Common shares underlying Series D Convertible Preferred Stock already issued - 555,560 shares Common shares underlying Series D Convertible Preferred Stock to be issued under the current round of financing - 1,666,672 shares
         Common shares underlying  warrants to be issued under the current round of financing - 1,666,672 shares
         Common shares underlying 2000 Stock Incentive Plan (to be registered) - 5,000,000 shares Common Shares issuable under Sales Representation
         Agreement with Pacific Basin Marketing Company (estimated during "Investment Period" for services rendered, To be in the 100,000 to 250,000 share range).

                                 SCHEDULE 3.1(g)

                                  Subsidiaries

Name of Entity             State of Incorporation             Ownership



Magnitude, Inc.            Delaware                  99.1% owned by the Company



Magnitude Software, Inc.   Delaware                  100% owned by the Company

                                SCHEDULE 3.1.(k)

                              Certain Indebtedness



    Promissory note for $75,000 issued on December 4, 1996, with a due date of December 4, 1998. The payee has not been located by the Company. The indebtedness is carried on the Company's books as a current liability.

    Promissory note for $25,000 issued in June 1995, with due date of 12 months after issuance. The payee has not been located by the Company. The indebtedness is carried on the Company's books as a current liability.

                                 SCHEDULE 3.1(w)

                                    Employees




                           State of Incorporation
Subsidiary                  or Organization                          Ownership

                                    EXHIBIT D
                           TRANSFER AGENT INSTRUCTIONS



                                                        ________________, 2000


Securities Transfer Company
16910 Dallas Parkway, Suite 10
Dallas, TX 75248


Ladies & Gentlemen:

         Reference is made to that certain Common Stock Purchase Agreement (the "Agreement") between MAGNITUDE INFORMATION SYSTEMS, INC., a Delaware corporation (the "Company"), and the buyer named therein (the "Purchaser") pursuant to which the Company is issuing to the Purchaser shares (the "Shares") of the Company's common stock, $0.0001 par value per share (the "Common Stock") and certain warrants (the "Warrants") which shall be exercisable into shares of Common
Stock. The shares of Common Stock issuable upon exercise of the Warrants are referred to herein as "Warrant Shares." The Shares and Warrant Shares are collectively referred to herein as "Underlying Shares."

         This letter shall serve as our irrevocable authorization and direction to you (provided that you are the transfer agent for the Company with respect to its Common Stock at such time) to issue Underlying Shares from time to time upon notice from the Company to issue such Underlying Shares. So long as you have previously received (x) a written confirmation from the Company's outside counsel substantially in the form of Exhibit I attached hereto (which the Company shall direct be delivered to you by such outside counsel upon the effectiveness of the registration statement covering resales of Underlying Shares) stating that a registration statement covering resales of Underlying Shares has been declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended, and that Underlying Shares may be issued (or reissued if they have been issued at a time when there was not such an effective registration statement) or resold without any restrictive legend (the "Notice of Effectiveness"), (y) a copy of such registration statement and
(z) an appropriate representation that the resale prospectus contained in the registration statement has been delivered in compliance with applicable rules and regulations, then certificates representing Underlying Shares shall not bear any legend restricting transfer of Underlying Shares thereby and should not be subject to any stop-transfer restriction. Provided, however, that if you have not previously received a copy of the Notice of Effectiveness, such registration statement and such representation, then certificates representing Underlying Shares shall bear the following legend:

       THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

and, provided, further, that the Company may, from time to time, notify you to place stop-transfer restrictions on the certificates for Underlying Shares in the event, but only in the event, a registration statement covering Underlying Shares is subject to amendment for events then current.

     Please be advised that the Purchaser has relied upon this instruction letter as an inducement to enter into the Agreement and, accordingly, the Purchaser is a third party beneficiary to these instructions.

     Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions. Should you have any questions concerning this matter, please contact me at ______________________.

                                                              Very truly yours,

                  MAGNITUDE INFORMATION SYSTEMS, INC.

                                       By: ________________________________
                                             Name: ________________________
                                             Title: _______________________

ACKNOWLEDGED AND AGREED:

______[TRANSFER AGENT]_________

By: _________________________________
      Name: _________________________
      Title: __________________________
      Tel.: ___________________________

                                                                  Exhibit I

              [FORM OF NOTICE OF EFFECTIVENESS OF OUTSIDE COUNSEL]




[Addressee]
[Address]



TO WHOM IT MAY CONCERN:

         We are counsel to Magnitude Information Systems, Inc., a Delaware corporation (the "Company"), and have represented the Company in connection with that certain Common Stock Purchase Agreement (the "Agreement") between the Company and the Purchaser named therein, pursuant to which the Company agreed to issue shares of its common stock (the "Common Stock") and warrants to purchase shares of the Common Stock (the "Warrant Shares"). Pursuant to the Agreement, the Company agreed to register the Common Stock and the Warrant Shares.

         In connection with the foregoing, we advise you that the Registration Statement on Form ____ (File No. 333-______________) of the Company (the "Registration Statement"), a copy of which is enclosed, was declared effective at ____________M. Eastern Time on ____________, 2000. Upon issuance of the Underlying Shares referred to in the Company's instruction letter attached, and provided that you have received a copy of the representation pursuant to item
(z) in the second paragraph of such instruction letter, you are authorized to issue certificates for the Company's common stock without restrictive legends. No stop order suspending the effectiveness of the Registration Statement covering any or _________ ________________________.

                                                              Very truly yours,

Exhibit 4.26

                                 FORM OF WARRANT

         THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR MAGNITUDE INFORMATION SYSTEMS, INC., A DELAWARE CORPORATION (THE "COMPANY"), SHALL HAVE RECEIVED AN OPINION, IN FORM, SCOPE AND SUBSTANCE REASONABLY ACCEPTABLE TO THE COMPANY, OF COUNSEL WHO IS REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.


                               WARRANT TO PURCHASE


                             SHARES OF COMMON STOCK


                                       OF


                       MAGNITUDE INFORMATION SYSTEMS, INC.


                           Expires: November __, 2003

No.: W-__                                              Number of Shares: _____
Date of Issuance:  November __, 2000

         FOR VALUE RECEIVED, subject to the provisions hereinafter set forth, the undersigned, Magnitude Information Systems, Inc., a Delaware corporation (together with its successors and assigns, the "Issuer"), hereby certifies that Torneaux Ltd. or its registered assigns is entitled to subscribe for and purchase, during the period specified in this Warrant, up to 1,193,181 shares (subject to adjustment as hereinafter provided) of the duly authorized, validly issued, fully paid and non-assessable Common Stock of the Issuer, at an exercise price per share equal to the Warrant Price then in effect, subject, however, to the provisions and upon the terms and conditions hereinafter set forth. Capitalized terms used in this Warrant and not otherwise defined herein shall have the respective meanings specified in Section 7 hereof.

     1. Term. The right to subscribe for and purchase shares of Warrant Stock represented hereby shall commence on the date of issuance of this Warrant and shall expire at 5:00 p.m., eastern time, on [November __], 2003 (such period being the "Term"); provided, however, that the exercise of this Warrant shall be subject to the following limitations:

         (i) the right to subscribe for and purchase the first [_______] shares (subject to adjustment as hereinafter provided) of Warrant Stock pursuant to the exercise of a portion of this Warrant shall be immediately granted to the Holder as of the date of this Warrant, subject to the exercise of all prior Warrants and the sale of the shares of Common Stock underlying such Warrants (the "First Exercise");

         (ii) the right to subscribe for and purchase the next [_______] shares (subject to adjustment as hereinafter provided) of Warrant Stock pursuant to the exercise of a portion of this Warrant shall be immediately granted to the Holder upon the sale of that number of shares of Common Stock purchased pursuant to the First Exercise (the "Second Exercise");

         (iii) the right to subscribe for and purchase the next [_______] shares (subject to adjustment as hereinafter provided) of Warrant Stock pursuant to the exercise of a portion of this Warrant shall be immediately granted to the Holder upon the sale of that number of shares of Common Stock purchased pursuant to the Second Exercise (the "Third Exercise"); and

         (iv) the right to subscribe for and purchase the final [_______] shares (subject to adjustment as hereinafter provided) of Warrant Stock pursuant to the exercise of the remaining portion of this Warrant shall be immediately granted to the Holder upon the sale of that number of shares of Common Stock purchased pursuant to the Third Exercise.

     2. Method of Exercise Payment; Issuance of New Warrant; Transfer and Exchange.

     (a) Time of Exercise. The purchase rights represented by this Warrant may be exercised in whole or in part at any time and from time to time during the Term.

     (b) Method of Exercise. The Holder hereof may exercise this Warrant, in whole or in part, by the surrender of this Warrant (with the exercise form attached hereto duly executed) at the principal office of the Issuer, and by the payment to the Issuer of an amount of consideration therefor equal to the Warrant Price in effect on the date of such exercise multiplied by the number of shares of Warrant Stock with respect to which this Warrant is then being exercised, payable at such Holder's election (i) by certified or official bank check or (ii) by surrender to the Issuer for cancellation of a portion of this Warrant representing that number of unissued shares of Warrant Stock which is equal to the quotient obtained by dividing (A) the product obtained by multiplying the Warrant Price by the number of shares of Warrant Stock being purchased upon such exercise by (B) the difference obtained by subtracting the Warrant Price from the Per Share Market Value as of the date of such exercise, or (iii) by a combination of the foregoing methods of payment selected by the Holder of this Warrant. In any case where the consideration payable upon such exercise is being paid in whole or in part pursuant to the provisions of clause
(ii) of this subsection (b), such exercise shall be accompanied by written notice from the Holder of this Warrant specifying the manner of payment thereof and containing a calculation showing the number of shares of Warrant Stock with respect to which rights are being surrendered thereunder and the net number of shares of Common Stock to be issued after giving effect to such surrender.

     (c) Issuance of Stock Certificates. In the event of any exercise of the rights represented by this Warrant in accordance with and subject to the terms and conditions hereof, (i) certificates for the shares of Warrant Stock so purchased shall be dated the date of such exercise and delivered to the Holder hereof within a reasonable time, not exceeding three (3) Trading Days after such exercise, and the Holder hereof shall be deemed for all purposes to be the Holder of the shares of Warrant Stock so purchased as of the date of such exercise, and (ii) unless this Warrant has expired, a new Warrant representing the number of shares of Warrant Stock, if any, with respect to which this Warrant shall not then have been exercised (less any amount thereof which shall have been canceled in payment or partial payment of the Warrant Price as hereinabove provided) shall also be issued to the Holder hereof at the Issuer's expense within such time.

     (d) Transferability of Warrant. Subject to Section 2(e), this Warrant may be transferred by a Holder without the consent of the Issuer. If transferred pursuant to this subsection and subject to the provisions of subsection (e) of this Section 2, this Warrant may be transferred on the books of the Issuer by the Holder hereof in person or by duly authorized attorney, upon surrender of this Warrant at the principal office of the Issuer, properly endorsed (by the Holder executing an assignment in the form attached hereto) and upon payment of any necessary transfer tax imposed upon such transfer. This Warrant is exchangeable at the principal office of the Issuer for Warrants for the purchase of the same aggregate number of shares of Warrant Stock, each new Warrant to represent the right to purchase such number of shares of Warrant Stock as the Holder hereof shall designate at the time of such exchange. All Warrants issued on transfers or exchanges shall be dated the Original Issue Date and shall be identical with this Warrant except as to the number of shares of Warrant Stock issuable pursuant hereto.

(e)      Compliance with Securities Laws.

     (i) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant or the shares of Warrant Stock to be issued upon exercise hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Warrant Stock to be issued upon exercise hereof except pursuant to an effective registration statement, or an exemption from registration, under the Securities Act and any applicable state securities laws.

     (ii) Except as provided in paragraph (iii) below, this Warrant and all certificates representing shares of Warrant Stock issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form:

         THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR MAGNITUDE

         INFORMATION SYSTEMS, INC., A DELAWARE CORPORATION (THE "COMPANY"), SHALL HAVE RECEIVED AN OPINION, IN FORM, SCOPE AND SUBSTANCE REASONABLY ACCEPTABLE TO THE COMPANY, OF COUNSEL WHO IS REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

     (iii) The restrictions imposed by this subsection (e) upon the transfer of this Warrant or the shares of Warrant Stock to be purchased upon exercise hereof shall terminate (A) when such securities shall have been resold pursuant to an effective registration statement under the Securities Act, (B) upon the Issuer's receipt of an opinion of counsel, in form and substance reasonably satisfactory to the Issuer, addressed to the Issuer to the effect that such restrictions are no longer required to ensure compliance with the Securities Act and state securities laws or (C) upon the Issuer's receipt of other evidence reasonably satisfactory to the Issuer that such registration and qualification under the Securities Act and state securities laws are not required. Whenever such restrictions shall cease and terminate as to any such securities, the Holder thereof shall be entitled to receive from the Issuer (or its transfer agent and registrar), without expense (other than applicable transfer taxes, if any), new Warrants (or, in the case of shares of Warrant Stock, new stock certificates) of like tenor not bearing the applicable legend required by paragraph (ii) above relating to the Securities Act and applicable state securities laws.

     (f) Continuing Rights of Holder. The Issuer will, at the time of or at any time after each exercise of this Warrant, upon the request of the Holder hereof, acknowledge in writing the extent, if any, of its continuing obligation to afford to such Holder all rights to which such Holder shall continue to be entitled after such exercise in accordance with the terms of this Warrant;
provided that if any such Holder shall fail to make any such request, the failure shall not affect the continuing obligation of the Issuer to afford such rights to such Holder.

     3. Stock Fully Paid; Reservation and Listing of Shares; Covenants.

     (a) Stock Fully Paid. The Issuer represents, warrants, covenants and agrees that all shares of Warrant Stock which may be issued upon the exercise of this Warrant or otherwise hereunder will, upon issuance, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes and liens, security interest, charges and encumbrances of any nature whatsoever created by or through the Issuer. The Issuer further represents, warrants, covenants and agrees that during the period within which this Warrant may be exercised, the Issuer will at all times have authorized and reserved for the purpose of the issue upon exercise of this Warrant a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.

(b) Reservation. If any shares of Common Stock required to be reserved for issuance upon exercise of this Warrant or as otherwise provided hereunder require registration or qualification with any governmental authority under any federal or state law before such shares may be so issued, the Issuer will in good faith use its best efforts as expeditiously as possible at its expense to cause such shares to be duly registered or qualified. If the Issuer shall list any shares of Common Stock on any securities exchange or market it will, at its expense, list thereon, maintain and increase when necessary such listing, of, all shares of Warrant Stock from time to time issued upon exercise of this Warrant or as otherwise provided hereunder, and, to the extent permissible under the applicable securities exchange rules, all unissued shares of Warrant Stock which are at any time issuable hereunder, so long as any shares of Common Stock shall be so listed. The Issuer will also so list on each securities exchange or market, and will maintain such listing of, any other securities which the Holder of this Warrant shall be entitled to receive upon the exercise of this Warrant if at the time any securities of the same class shall be listed on such securities exchange or market by the Issuer.

     (c) Covenants. The Issuer shall not by any action including, without limitation, amending the Certificate of Incorporation or the by-laws of the Issuer, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms or provisions of this Warrant, but will at all times in good faith carry out all such terms or provisions and take all such actions as may be necessary or appropriate to protect the rights of the Holder hereof against dilution (to the extent specifically provided herein) or impairment. Without limiting the generality of the foregoing, the Issuer will (i) not permit the par value, if any, of its Common Stock to exceed the then effective Warrant Price, (ii) not amend or modify any provision of the Certificate of Incorporation or by-laws of the Issuer in any manner that would adversely affect in any way the powers, preferences or relative participating, optional or other special rights of the Common Stock or which would adversely affect the rights of the Holders of the Warrants, (iii) take all such action as may be reasonably necessary in order that the Issuer may validly and legally issue fully paid and nonassessable shares of Common Stock, free and clear of any liens, security interests, charges, claims, encumbrances and restrictions (other than as provided herein) upon the exercise of this Warrant, and (iv) obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Issuer to perform its obligations under this Warrant.

     (d) Ten Percent Rule. This Warrant shall not be exercisable to the extent that the shares of Common Stock issuable upon any exercise of hereof, when aggregated with all other shares of Common Stock then owned by the Holder (as defined in the Purchase Agreement), would result in the Holder owning more than 9.99% of all of such Common Stock as would be outstanding on such date of exercise, as determined in accordance with Section 16 of the Securities Exchange Act of 1934 and the regulations promulgated thereunder.

     (e) Loss, Theft, Destruction of Warrants. Upon receipt of evidence satisfactory to the Issuer of the ownership of and the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to the Issuer or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Issuer will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same number of shares of Common Stock.

     4. Adjustment of Warrant Price and Warrant Share Number. The number and kind of Securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events as follows:

     (a)  Recapitalization,   Reorganization,  Reclassification,  Consolidation,
Merger or Sale.

     (i) In case the Issuer after the Original Issue Date shall do any of the following (each, a "Triggering Event"): (a) consolidate with or merge into any other Person and the Issuer shall not be the continuing or surviving Person of such consolidation or merger, or (b) permit any other Person to consolidate with or merge into the Issuer and the Issuer shall be the continuing or surviving Person but, in connection with such consolidation or merger, any Capital Stock of the Issuer shall be changed into or exchanged for Securities of any other Person or cash or any other property, or (c) transfer all or substantially all of its properties or assets to any other Person, or (d) effect a capital reorganization or reclassification of its Capital Stock, then, and in the case of each such Triggering Event, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the Holder of this Warrant shall be entitled, at the option of such Holder, (x) upon the exercise hereof at any time after the consummation of such Triggering Event, to the extent this Warrant is not exercised prior to such Triggering Event, to receive at the Warrant Price in effect at the time immediately prior to the consummation of such Triggering Event in lieu of the Common Stock issuable upon such exercise of this Warrant prior to such Triggering Event, the Securities, cash and property to which such Holder would have been entitled upon the consummation of such Triggering Event if such Holder had exercised the rights represented by this Warrant immediately prior thereto, subject to adjustments (subsequent to such corporate action) as nearly equivalent as possible to the adjustments provided for in Section 4 hereof or (y) to sell this Warrant (or, at such Holder's election, a portion hereof) concurrently with the Triggering Event to the Person continuing after or surviving such Triggering Event, or to the Issuer (if Issuer is the continuing or surviving Person) at a sales price equal to the amount of cash, property and/or Securities to which a holder of the number of shares of Common Stock which would otherwise have been delivered upon the exercise of this Warrant would have been entitled upon the effective date or closing of any such Triggering Event (the "Event Consideration"), less the amount or portion of such Event Consideration having a fair value equal to the aggregate Warrant Price applicable to this Warrant or the portion hereof so sold.

     (ii) Notwithstanding anything contained in this Warrant to the contrary, the Issuer will not effect any Triggering Event unless, prior to the consummation thereof, each Person (other than the Issuer) which may be required to deliver any Securities, cash or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holder of this Warrant, (A) the obligations of the Issuer under this Warrant (and if the Issuer shall survive the consummation of such Triggering Event, such assumption shall be in addition to, and shall not release the Issuer from, any continuing obligations of the Issuer under this Warrant) and (B) the obligation to deliver to such Holder such shares of Securities, cash or property as, in accordance with the foregoing provisions of this subsection
(a), such Holder shall be entitled to receive, and such Person shall have similarly delivered to such Holder an opinion of counsel for such Person, which counsel shall be reasonably satisfactory to such Holder, stating that this Warrant shall thereafter continue in full force and effect and the terms hereof (including, without limitation, all of the provisions of this subsection (a)) shall be applicable to the Securities, cash or property which such Person may be required to deliver upon any exercise of this Warrant or the exercise of any rights pursuant hereto.

     (iii) If with respect to any Triggering Event, the Holder of this Warrant has exercised its right as provided in clause (y) of subparagraph (i) of this subsection (a) to sell this Warrant or a portion thereof, the Issuer agrees that as a condition to the consummation of any such Triggering Event the Issuer shall secure such right of Holder to sell this Warrant to the Person continuing after or surviving such Triggering Event and the Issuer shall not effect any such Triggering Event unless upon or prior to the consummation thereof the amounts of cash, property and/or Securities required under such clause (y) are delivered to the Holder of this Warrant. The obligation of the Issuer to secure such right of the Holder to sell this Warrant shall be subject to such Holder's cooperation with the Issuer, including, without limitation, the giving of reasonable and customary representations and warranties to the purchaser in connection with any such sale. Prior notice of any Triggering Event shall be given to the Holder of this Warrant in accordance with Section 11 hereof.

     (b) Subdivision or Combination of Shares. If the Issuer, at any time while this Warrant is outstanding, shall subdivide or combine any shares of Common Stock, (i) in case of subdivision of shares, the Warrant Price shall be proportionately reduced (as at the effective date of such subdivision or, if the Issuer shall take a record of holders of its Common Stock for the purpose of so subdividing, as at the applicable record date, whichever is earlier) to reflect the increase in the total number of shares of Common Stock outstanding as a result of such subdivision, or (ii) in the case of a combination of shares, the Warrant Price shall be proportionately increased (as at the effective date of such combination or, if the Issuer shall take a record of holders of its Common Stock for the purpose of so combining, as at the applicable record date, whichever is earlier) to reflect the reduction in the total number of shares of Common Stock outstanding as a result of such combination.

     (c) Certain Dividends and Distributions. If the Issuer, at any time while this Warrant is outstanding, shall:

     (i) Stock Dividends. Pay a dividend in, or make any other distribution to its stockholders (without consideration therefor) of, shares of Common Stock, the Warrant Price shall be adjusted, as at the date the Issuer shall take a record of the holders of the Issuer's Capital Stock for the purpose of receiving such dividend or other distribution (or if no such record is taken, as at the date of such payment or other distribution), to that price determined by multiplying the Warrant Price in effect immediately prior to such record date (or if no such record is taken, then immediately prior to such payment or other distribution), by a fraction (1) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (2) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution (plus in the event that the Issuer paid cash for fractional shares, the number of additional shares which would have been outstanding had the Issuer issued fractional shares in connection with said dividends); or

     (ii) Other Dividends. Pay a dividend on, or make any distribution of its assets upon or with respect to (including, but not limited to, a distribution of its property as a dividend in liquidation or partial liquidation or by way of return of capital), the Common Stock (other than as described in clause (i) of this subsection (c)), or in the event that the Company shall offer options or rights to subscribe for shares of Common Stock, or issue any Common Stock

Equivalents, to all of its holders of Common Stock, then on the record date for such payment, distribution or offer or, in the absence of a record date, on the date of such payment, distribution or offer, the Holder shall receive what the Holder would have received had it exercised this Warrant in full immediately prior to the record date of such payment, distribution or offer or, in the absence of a record date, immediately prior to the date of such payment, distribution or offer.

     (d) Issuance of Additional Shares of Common Stock. If the Issuer, at any time while this Warrant is outstanding, shall issue any Additional Shares of Common Stock (otherwise than as provided in the foregoing subsections (a) through (c) of this Section 4), at a price per share less than the Warrant Price then in effect or less than the Per Share Market Value then in effect or without consideration, then the Warrant Price upon each such issuance shall be adjusted to that price (rounded to the nearest cent) determined by multiplying the Warrant Price then in effect by a fraction:

     (i) the numerator of which shall be equal to the sum of (A) the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock plus (B) the number of shares of Common Stock (rounded to the nearest whole share) which the aggregate consideration for the total number of such Additional Shares of Common Stock so issued would purchase at a price per share equal to the greater of the Per Share Market Value then in effect and the Warrant Price then in effect, and

     (ii) the denominator of which shall be equal to the number of shares of Common Stock outstanding immediately after the issuance of such Additional Shares of Common Stock.

         The provisions of this subsection (d) shall not apply under any of the circumstances for which an adjustment is provided in subsections (a), (b) or (c) of this Section 4. No adjustment of the Warrant Price shall be made under this subsection (d) upon the issuance of any Additional Shares of Common Stock which are issued pursuant to any Common Stock Equivalent if upon the issuance of such Common Stock Equivalent (x) any adjustment shall have been made pursuant to subsection (e) of this Section 4 or (y) no adjustment was required pursuant to subsection (e) of this Section 4. No adjustment of the Warrant Price shall be made under this subsection (d) in an amount less than $.01 per share, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment, if any, which together with any adjustments so carried forward shall amount to $.01 per share or more; provided that upon any adjustment of the Warrant Price as a result of any dividend or distribution payable in Common Stock or Convertible Securities or the reclassification, subdivision or combination of Common Stock into a greater or smaller number of shares, the foregoing figure of $.01 per share (or such figure as last adjusted) shall be adjusted (to the nearest one-half cent) in proportion to the adjustment in the Warrant Price.

     (e) Issuance of Common Stock Equivalents. If the Issuer, at any time while this Warrant is outstanding, shall issue any Common Stock Equivalent and the price per share for which Additional Shares of Common Stock may be issuable thereafter pursuant to such Common Stock Equivalent shall be less than the Warrant Price then in effect or less than the Per Share Market Value then in effect, or if, after any such issuance of Common Stock Equivalents, the price per share for which Additional Shares of Common Stock may be issuable thereafter is amended or adjusted, and such price as so amended shall be less than the

Warrant Price or less than the Per Share Market Value in effect at the time of such amendment, then the Warrant Price upon each such issuance or amendment shall be adjusted as provided in the first sentence of subsection (d) of this
Section 4 on the basis that (1) the maximum number of Additional Shares of Common Stock issuable pursuant to all such Common Stock Equivalents shall be deemed to have been issued (whether or not such Common Stock Equivalents are actually then exercisable, convertible or exchangeable in whole or in part) as of the earlier of (A) the date on which the Issuer shall enter into a firm contract for the issuance of such Common Stock Equivalent, or (B) the date of actual issuance of such Common Stock Equivalent, and (2) the aggregate consideration for such maximum number of Additional Shares of Common Stock shall be deemed to be the minimum consideration received or receivable by the Issuer for the issuance of such Additional Shares of Common Stock pursuant to such Common Stock Equivalent. No adjustment of the Warrant Price shall be made under this subsection (e) upon the issuance of any Convertible Security which is issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any adjustment shall previously have been made in the Warrant Price then in effect upon the issuance of such warrants or other rights pursuant to this subsection (e). If no adjustment is required under this subsection (e) upon issuance of any Common Stock Equivalent or once an adjustment is made under this subsection (e) based upon the Per Share Market Value in effect on the date of such adjustment, no further adjustment shall be made under this subsection (e) based solely upon a change in the Per Share Market Value after such date.

     (f) Purchase of Common Stock by the Issuer. If the Issuer at any time while this Warrant is outstanding shall, directly or indirectly through a Subsidiary or otherwise, purchase, redeem or otherwise acquire any shares of Common Stock at a price per share greater than the Per Share Market Value then in effect, then the Warrant Price upon each such purchase, redemption or acquisition shall be adjusted to that price determined by multiplying such Warrant Price by a fraction (i) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such purchase, redemption or acquisition minus the number of shares of Common Stock which the aggregate consideration for the total number of such shares of Common Stock so purchased, redeemed or acquired would purchase at the Per Share Market Value; and (ii) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such purchase, redemption or acquisition. For the purposes of this subsection (f), the date as of which the Per Share Market Value shall be computed shall be the earlier of (x) the date on which the Issuer shall enter into a firm contract for the purchase, redemption or acquisition of such Common Stock, or (y) the date of actual purchase, redemption or acquisition of such Common Stock. For the purposes of this subsection (f), a purchase, redemption or acquisition of a Common Stock Equivalent shall be deemed to be a purchase of the underlying Common Stock, and the computation herein required shall be made on the basis of the full exercise, conversion or exchange of such Common Stock Equivalent on the date as of which such computation is required hereby to be made, whether or not such Common Stock Equivalent is actually exercisable, convertible or exchangeable on such date.

(g) Other Provisions Applicable to Adjustments Under this Section 4. The following provisions shall be applicable to the making of adjustments in the Warrant Price hereinbefore provided in Section 4:

     (i) Computation of Consideration. The consideration received by the Issuer shall be deemed to be the following: to the extent that any Additional Shares of Common Stock or any Common Stock Equivalents shall be issued for a cash consideration, the consideration received by the Issuer therefor, or if such Additional Shares of Common Stock or Common Stock Equivalents are offered by the Issuer for subscription, the subscription price, or, if such Additional Shares of Common Stock or Common Stock Equivalents are sold to underwriters or dealers for public offering without a subscription offering, the public offering price, in any such case excluding any amounts paid or receivable for accrued interest or accrued dividends and without deduction of any compensation, discounts, commissions, or expenses paid or incurred by the Issuer for or in connection with the underwriting thereof or otherwise in connection with the issue thereof; to the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the fair market value of such consideration at the, time of such issuance as determined in good faith by the Board. The consideration for any Additional Shares of Common Stock issuable pursuant to any Common Stock Equivalents shall be the consideration received by the Issuer for issuing such Common Stock Equivalents, plus the additional consideration payable to the Issuer upon the exercise, conversion or exchange of such Common Stock Equivalents. In case of the issuance at any time of any Additional Shares of Common Stock or Common Stock Equivalents in payment or satisfaction of any dividend upon any class of Capital Stock of the Issuer other than Common Stock, the Issuer shall be deemed to have received for such Additional Shares of Common Stock or Common Stock Equivalents a consideration equal to the amount of such dividend so paid or satisfied. In any case in which the consideration to be received or paid shall be other than cash, the Board shall notify the Holder of this Warrant of its determination of the fair market value of such consideration prior to payment or accepting receipt thereof. If, within thirty (30) days after receipt of said notice, the Majority Holders shall notify the Board in writing of their objection to such determination, a determination of the fair market value of such consideration shall be made by an Independent Appraiser selected by the Majority Holders with the approval of the Board (which approval shall not be unreasonably withheld), whose fees and expenses shall be paid by the Issuer.

     (ii) Readjustment of Warrant Price. Upon the expiration or termination of the right to convert, exchange or exercise any Common Stock Equivalent the issuance of which effected an adjustment in the Warrant Price, if such Common Stock Equivalent shall not have been converted, exercised or exchanged in its entirety, the number of shares of Common Stock deemed to be issued and outstanding by reason of the fact that they were issuable upon conversion, exchange or exercise of any such Common Stock Equivalent shall no longer be computed as set forth above, and the Warrant Price shall forthwith be readjusted and thereafter be the price which it would have been (but reflecting any other adjustments in the Warrant Price made pursuant to the provisions of this Section 4 after the issuance of such Common Stock Equivalent) had the adjustment of the Warrant Price been made in accordance with the issuance or sale of the number of Additional Shares of Common Stock actually issued upon conversion, exchange or issuance of such Common Stock Equivalent and thereupon only the number of Additional Shares of Common Stock actually so issued shall be deemed to have been issued and only the consideration actually received by the Issuer (computed as in clause (i) of this subsection (g)) shall be deemed to have been received by the Issuer.

     (iii) Outstanding Common Stock. The number of shares of Common Stock at any time outstanding shall (A) not include any shares thereof then directly or indirectly owned or held by or for the account of the Issuer or any of its Subsidiaries, and (B) be deemed to include all shares of Common Stock then issuable upon conversion, exercise or exchange of any then outstanding Common Stock Equivalents or any other evidences of Indebtedness, shares of Capital Stock or other Securities which are or may be at any time convertible into or exchangeable for shares of Common Stock or Other Common Stock.

     (h) Other Action Affecting Common Stock. In case after the Original Issue Date the Issuer shall take any action affecting its Common Stock, other than an action described in any of the foregoing subsections (a) through (g) of this
Section 4, inclusive, and the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principle of this Section 4, then the Warrant Price shall be adjusted in such manner and at such time as the Board may in good faith determine to be equitable in the circumstances.

     (i) Adjustment of Warrant Share Number. Upon each adjustment in the Warrant Price pursuant to any of the foregoing provisions of this Section 4, the Warrant Share Number shall be adjusted, to the nearest one hundredth of a whole share, to the product obtained by multiplying the Warrant Share Number immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately before giving effect to such adjustment and the denominator of which shall be the Warrant Price immediately after giving effect to such adjustment. If the Issuer shall be in default under any provision contained in Section 3 of this Warrant so that shares issued at the Warrant Price adjusted in accordance with this Section 4 would not be validly issued, the adjustment of the Warrant Share Number provided for in the foregoing sentence shall nonetheless be made and the Holder of this Warrant shall be entitled to purchase such greater number of shares at the lowest price at which such shares may then be validly issued under applicable law. Such exercise shall not constitute a waiver of any claim arising against the Issuer by reason of its default under Section 3 of this Warrant.

     (j) Form of Warrant after Adjustments. The form of this Warrant need not be changed because of any adjustments in the Warrant Price or the number and kind of Securities purchasable upon the exercise of this Warrant.

     5. Notice of Adjustments. Whenever the Warrant Price or Warrant Share Number shall be adjusted pursuant to Section 4 hereof (for purposes of this Section 5, each an "adjustment"), the Issuer shall cause its Chief Financial
Officer to prepare and execute a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board made any determination hereunder), and the Warrant Price and Warrant Share Number after giving effect to such adjustment, and shall cause copies of such certificate to be delivered to the Holder of this Warrant promptly after each adjustment. Any dispute between the Issuer and the Holder of this Warrant with respect to the matters set forth in such certificate may at the option of the Holder of this Warrant be submitted to one of the national accounting firms currently known as the "big five" selected by the Holder, provided that the Issuer shall have ten (10) days after receipt of notice from such Holder of its selection of such firm to object thereto, in which case such Holder shall select another such firm and the Issuer shall have no such right of objection. The firm selected by the Holder of this Warrant as provided in the preceding sentence shall be instructed to deliver a written opinion as to such matters to the Issuer and such Holder within thirty (30) days after submission to it of such dispute. Such opinion shall be final and binding on the parties hereto. The fees and expenses of such accounting firm shall be paid by the Issuer.

     6. Fractional Shares. No fractional shares of Warrant Stock will be issued in connection with and exercise hereof, but in lieu of such fractional shares, the Issuer shall make a cash payment therefor equal in amount to the product of the applicable fraction multiplied by the Per Share Market Value then in effect.

     7. Definitions. For the purposes of this Warrant, the following terms have the following meanings:

                  "Additional Shares of Common Stock" means all shares of Common Stock issued by the Issuer after the Original Issue Date, and all shares of Other Common, if any, issued by the Issuer after the Original Issue Date, except
(i) the Warrant Stock, (ii) any shares of Common Stock issued to pursuant to the Purchase Agreement, (iii) any shares of Common Stock issued pursuant to the stock options, stock warrants, the Series A Senior Convertible Preferred Stock, the Series B Senior Convertible Preferred Stock and the Series C Senior Convertible Preferred Stock of the Issuer as well as the convertible debt of the Issuer and Common Stock issued pursuant to the Issuer's 2000 Incentive Stock Plan and the securities of the Issuer that may be placed in one or more private placement transactions, all of which securities of the Issuer are set forth on
Schedule 3.1(c) of the Purchase Agreement.

                  "Board" shall mean the Board of Directors of the Issuer.

                  "Capital Stock" means and includes (i) any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate stock, including, without limitation, shares of preferred or preference stock, (ii) all partnership interests (whether general or limited) in any Person which is a partnership, (iii) all membership interests or limited liability company interests in any limited liability company, and (iv) all equity or ownership interests in any Person of any other type.

                  "Certificate of Incorporation" means the Certificate of Incorporation, as amended, of the Issuer as in effect on the Original Issue Date, and as hereafter from time to time amended, modified, supplemented or restated in accordance with the terms hereof and thereof and pursuant to applicable law.

                  "Common Stock" means the Common Stock, $.0001 par value, of the Issuer and any other Capital Stock into which such stock may hereafter be changed.

                  "Common Stock Equivalent" means any Convertible Security or warrant, option or other right to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Security.

                  "Convertible Securities" means evidences of Indebtedness, shares of Capital Stock or other Securities which are or may be at any time convertible into or exchangeable for Additional Shares of Common Stock. The term "Convertible Security" means one of the Convertible Securities.


                  "Governmental Authority" means any governmental, regulatory or self-regulatory entity, department, body, official, authority, commission, board, agency or instrumentality, whether federal, state or local, and whether domestic or foreign.

                  "Holders" mean the Persons who shall from time to time own any Warrant. The term "Holder" means one of the Holders.

                  "Independent Appraiser" means a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Issuer) that is regularly engaged in the business of appraising the Capital Stock or assets of corporations or other entities as going concerns, and which is not affiliated with either the Issuer or the Holder of any Warrant.

                  "Issuer" means Magnitude Information Systems, Inc., a Delaware corporation, and its successors.

                  "Majority Holders" means at any time the Holders of Warrants exercisable for a majority of the shares of Warrant Stock issuable under the Warrants at the time outstanding.

                  "Original Issue Date" means [November __], 2000.

                  "Other Common" means any other Capital Stock of the Issuer of any class which shall be authorized at any time after the date of this Warrant (other than Common Stock) and which shall have the right to participate in the distribution of earnings and assets of the Issuer without limitation as to amount.

                  "Person" means an individual, corporation, limited liability company, partnership, joint stock company, trust, unincorporated organization, joint venture, Governmental Authority or other entity of whatever nature.

                  "Per Share Market Value" means on any particular date (a) the closing bid price per share of the Common Stock on such date the Nasdaq SmallCap Market, Nasdaq National Market or other registered national stock exchange on which the Common Stock is then listed or if there is no such price on such date, then the closing bid price on such exchange or quotation system on the date nearest preceding such date, or (b) if the Common Stock is not listed then on the Nasdaq SmallCap Market, Nasdaq National Market or any registered national stock exchange, the closing bid price for a share of Common Stock in the over-the-counter market, as reported by NASDAQ or in the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (c) if the Common Stock is not then reported by NASDAQ the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the "Pink Sheet" quotes for the relevant conversion period, as determined in good faith by the holder, or (d) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by an Independent Appraiser selected in good faith by the Majority Holders; provided, however, that the Issuer, after receipt of the determination by such Independent Appraiser, shall have the right to select an additional Independent Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Independent Appraiser; and provided, further that all determinations of the Per Share Market Value shall be appropriately adjusted for any stock dividends, stock splits or other similar transactions during such period. The determination of fair market value by an Independent Appraiser shall be based upon the fair market value of the Issuer determined on a going concern basis as between a willing buyer and a willing seller and taking into account all relevant factors determinative of value, and shall be final and binding on all parties. In determining the fair market value of any shares of Common Stock, no consideration shall be given to any restrictions on transfer of the Common Stock imposed by agreement or by federal or state securities laws, or to the existence or absence of, or any limitations on, voting rights.

                  "Purchase Agreement" means the Common Stock Purchase Agreement dated as of October 6, 2000 between the Issuer and the Holder.

                  "Securities" means any debt or equity securities of the Issuer, whether now or hereafter authorized, any instrument convertible into or exchangeable for securities or a security, and any option, warrant or other right to purchase or acquire any security. "Security" means one of the Securities.

                  "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute then in effect.

                  "Subsidiary" means any corporation at least 50% of whose outstanding Voting Stock shall at the time be owned directly or indirectly by the Issuer or by one or more of its Subsidiaries, or by the Issuer and one or more of its Subsidiaries.

                  "Term" has the meaning specified in Section 1 hereof.

                  "Trading Day" means (a) a day on which the Common Stock is traded on the Nasdaq SmallCap Market, Nasdaq National Market or other registered national stock exchange on which the Common Stock has been listed, or (b) if the Common Stock is not listed on the Nasdaq SmallCap Market, Nasdaq National Market or other registered national stock exchange on which the Common Stock has been listed, a day on which the Common Stock is quoted in the over-the-counter market, as reported by the OTC Bulletin Board, or (c) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a), (b) and (c) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

                  "Voting Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) having ordinary voting power for the election of a majority of the members of the Board of Directors (or other governing body) of such corporation, other than Capital Stock having such power only by reason of the happening of a contingency.

                  "Warrants" means the Warrants issued and sold pursuant to the Purchase Agreement, including, without limitation, this Warrant, and any other warrants of like tenor issued in substitution or exchange for any thereof pursuant to the provisions of Section 2(c), 2(d) or 2(e) hereof or of any of such other Warrants.

                  "Warrant Price" means $______________, as such price may be adjusted from time to time as shall result from the adjustments specified in
Section 4 herein.

                  "Warrant Share Number" means at any time the aggregate number of shares of Warrant Stock which may at such time be purchased upon exercise of this Warrant, after giving effect to all prior adjustments and increases to such number made or required to be made under the terms hereof.

                  "Warrant Stock" means Common Stock issuable upon exercise of any Warrant or Warrants or otherwise issuable pursuant to any Warrant or Warrants.
8.       Other Notices.  In case at any time:

(A)      the Issuer shall make any distributions to the holders of Common
Stock; or

(B) the Issuer shall authorize the granting to all holders of its Common Stock of rights to subscribe for or purchase any shares of Capital Stock of any class or of any Common Stock Equivalents or Convertible Securities or other rights; or

(C) there shall be any reclassification of the Capital Stock of the Issuer; or

(D)      there shall be any capital reorganization by the Issuer; or

(E) there shall be any (i) consolidation or merger involving the Issuer or (ii) sale, transfer or other disposition of all or substantially all of the Issuer's property, assets or business (except a merger or other reorganization in which the Issuer shall be the surviving corporation and its shares of Capital Stock shall continue to be outstanding and unchanged and except a consolidation, merger, sale, transfer or other disposition involving a wholly-owned Subsidiary); or

(F) there  shall be a  voluntary  or  involuntary  dissolution,  liquidation  or
winding-up  of  the  Issuer  or  any  partial   liquidation  of  the  Issuer  or
distribution to holders of Common Stock;

then, in each of such cases, the Issuer shall give written notice to the Holder of the date on which (i) the books of the Issuer shall close or a record shall be taken for such dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be, shall take place. Such notice also shall specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their certificates for Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be. Such notice shall be given at least twenty
(20) days prior to the action in question and not less than twenty (20) days prior to the record date or the date on which the Issuer's transfer books are closed in respect thereto. The Issuer shall give to the Holder notice of all meetings and actions by written consent of its stockholders, at the same time in the same manner as notice of any meetings of stockholders is required to be given to stockholders who do not waive such notice (or, if such actions require no notice, then two (2) Trading Days written notice thereof describing the matters upon which action is to be taken). The Holder shall have the right to send two representatives selected by it to each meeting, who shall be permitted to attend, but not vote at, such meeting and any adjournments thereof. This Warrant entitles the Holder to receive copies of all financial and other information distributed or required to be distributed to the holders of the Common Stock.

     9. Amendment and Waiver. Any term, covenant, agreement or condition in this Warrant may be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by a written instrument or written instruments executed by the Issuer and the Majority Holders; provided, however, that no such amendment or waiver shall reduce the Warrant Share Number, increase the Warrant Price, shorten the period during which this Warrant may be exercised or modify any provision of this
Section 9 without the consent of the Holder of this Warrant.

     10. Governing Law. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. THIS WARRANT SHALL NOT BE INTERPRETED OR CONSTRUED WITH ANY PRESUMPTION AGAINST THE PARTY CAUSING THIS WARRANT TO BE DRAFTED.

     11. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earlier of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice prior to 5:00 p.m., eastern standard time, on a Trading Day, (ii) the Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice later than 5:00 p.m., eastern standard time, on any date and earlier than 11:59 p.m., eastern standard time, on such date, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service or (iv) actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be with respect to the Holder of this Warrant or of Warrant Stock issued pursuant hereto, addressed to such Holder at its last known address or facsimile number appearing on the books of the Issuer maintained for such purposes, or with respect to the Issuer, addressed to:

                  Magnitude Information Systems, Inc.
                  401 Route 24
                  Chester, NJ 07930
                  Tel. No.: (908) 879-2722
                  Fax No.:  (908) 879-7006
                  Attention:  [__]

or to such other address or addresses or facsimile number or numbers as any such party may most recently have designated in writing to the other parties hereto by such notice. Copies of notices to the Issuer shall be sent to Joseph J. Tomasek, Esq., 77 North Bridge Street, Somerville, NJ 08876, Facsimile no.:
(908) 429-0040. Copies of notices to the Holder shall be sent to Parker Chapin LLP, 405 Lexington Avenue, New York, New York 10174, Attention: Christopher S. Auguste, Esq., Facsimile no.: (212) 704-6288.

     12. Warrant Agent. The Issuer may, by written notice to each Holder of this Warrant, appoint an agent having an office in New York, New York for the purpose of issuing shares of Warrant Stock on the exercise of this Warrant pursuant to subsection (b) of Section 2 hereof, exchanging this Warrant pursuant to subsection (d) of Section 2 hereof or replacing this Warrant pursuant to subsection (d) of Section 3 hereof, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

     13. Remedies. The Issuer stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Issuer in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

     14. Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Issuer, the Holder hereof and (to the extent provided herein) the Holders of Warrant Stock issued pursuant hereto, and shall be enforceable by any such party.

     15. Modification and Severability. If, in any action before any court or agency legally empowered to enforce any provision contained herein, any provision hereof is found to be unenforceable, then such provision shall be deemed modified to the extent necessary to make it enforceable by such court or agency. If any such provision is not enforceable as set forth in the preceding sentence, the unenforceability of such provision shall not affect the other provisions of this Warrant, but this Warrant shall be construed as if such unenforceable provision had never been contained herein.

     16. Headings. The headings of the Sections of this Warrant are for convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Issuer has executed this Warrant as of the day and year first above written.


                                       MAGNITUDE INFORMATION SYSTEMS, INC.



                                       By:
                                            Name:
                                            Title:

                                  EXERCISE FORM


         [NAME OF ISSUER]


         The undersigned _______________, pursuant to the provisions of the within Warrant, hereby elects to purchase _____ shares of Common Stock of ___________________ covered by the within Warrant.


         Dated: _________________    Signature  ___________________________


                                     Address _____________________


                              ---------------------


                                   ASSIGNMENT


         FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint _____________, attorney, to transfer the said Warrant on the books of the within named corporation.


         Dated: _________________    Signature  ___________________________


                                     Address _____________________


                              ---------------------


                               PARTIAL ASSIGNMENT


         FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the right to purchase _________ shares of Warrant Stock evidenced by the within Warrant together with all rights therein, and does irrevocably constitute and appoint ___________________, attorney, to transfer that part of the said Warrant on the books of the within named corporation.




         Dated: _________________     Signature  ___________________________

                                      Address _____________________

                              --------------------


                           FOR USE BY THE ISSUER ONLY:


         This Warrant No. W-__ canceled (or transferred or exchanged) this _____ day of ___________, _____, shares of Common Stock issued therefor in the name of _______________, Warrant No. W-__ issued for ____ shares of Common Stock in the name of _______________.
































                                                      Exhibit 5.1


                             Joseph J. Tomasek, Esq.
                            75-77 North Bridge Street
                          Somerville, New Jersey 08876


                                October 30, 2000


Board of Directors
Magnitude Information Systems, Inc.
401 State Route 24
Chester, New Jersey 07930


                  Re:  Common Stock of Magnitude Information Systems, Inc.

Gentlemen:

         We act as counwel to Magnitude Information Systems, Inc. (the "Company"), a Delaware corporation, in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 3,579,545 shares of the Company's Common Stock (the "Shares"), including shares underlying warrants, which may be resold by Torneaux Fund Ltd., the selling stocholder, all as further described in a registration statement on Form SB-2 filed under the Securities Act (the "Registration Statement").

         For the purpose of rendering this opinion, we examined originals or photostatic copies of such documents as we deemed to be relevant. In conducting our examination, we assumed, without investigation, the genuineness of all signatures, the correctness of all certificates, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies, and the accuracy and completeness of all records made available to us by the Company. In addition, in rendering this opinion, we assumed that the Shares will be offered in the manner and on the terms identified or referred to in the prospectus, including all amendments thereto.

         Our opinion is limited solely to matters set forth herein. We are admitted to practice in the State of New Jersey and we express no opinion as to the laws of any other jurisdiction other than the laws of the State of Delaware and the laws of the United States.

         Based upon and submect to the foregoing, after giving due regard to such issues of law as we deemed relevant, and assuming that (i) the Registration Statement becomes and remains effective, and the prospectus which is part thereof (the "Prospectus"), and the Prospectus delivery procedures with respect thereto, fulfill all of the requirements of the Securities Act, throughout all periods relevant to the opinion, and (ii) all offers and sales of the Shares have been and will be made in compliance with the securities laws of the states, having jurisdiction thereof, we are of the opinion that the Shares offered by the Selling Stockholder has been, and the Shares to be issued upon the exercise of warrants for adequate consideration will be, validly issued, fully paid, and nonassessable.

         We hereby consent in writing to the use of our opinion as an exhibit to the Registration Statement and any amendment thereto.

                                                    Very truly yours,


                                                    /s/ Joseph J. Tomasek,
                                                     Joseph J. Tomasek, Esq.

                      Rosenberg Rich Baker Berman & Company
                                380 Foothill Road
                              Bridgewater, NJ 08807


                                  Exhibit 23.1





                         CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Magnitude Information Systems, Inc. and Subsidiaries

As independent public accountants, we hereby consent to the inclusion in the Prospectus forming a part of Form SB-2 Registration Statement of Magnitude Information Systems, Inc. and Subsidiaries to be filed with the Commission on or about October 30, 2000 of (1) our report dated March 24, 2000 on the consolidated financial statements of Magnitude Information Systems, Inc. and Subsidiaries for the fiscal years ended December 31, 1999 and 1998 and (2) our report dated April 7, 1999 on the consolidated financial statements of Magnitude Information Systems, Inc. and Subsidiaries for the fiscal years ended December 31, 1998 and 1997, and to all references to our Firm included in this Registration Statement.






/s/Rosenberg Rich Baker Berman & Company
Rosenberg Rich Baker Berman & Company
Bridgewater, New Jersey
August 30, 2000